UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g)
OF THE SECURITIES EXCHANGE ACT OF 1934

Stellus Private Credit BDC
(Exact name of registrant as specified in its charter)

Delaware	87-6878660
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4400 Post Oak Parkway, Suite 2200, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 292-5400 with copies to:

Harry S. Pangas
Dechert LLP
1900 K Street NW
Washington, DC 20006

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Shares of Beneficial Interest, par value $0.01 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

-i-

Explanatory Note

Stellus Private Credit BDC is filing this registration statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on a voluntary basis to permit it to file an election to be regulated as a business development company (a “BDC”), under the Investment Company Act of 1940, as amended (the “1940 Act”), to provide current public information to the investment community and to comply with applicable requirements for possible future quotations or listing of its securities on a national securities exchange or other public trading market.

Unless indicated otherwise in this Registration Statement or the context requires otherwise, the terms:

•	the terms, “we,” “us,” “our” and the “Company” refer to Stellus Private Credit BDC;

•	“Stellus Capital” refers to Stellus Capital Management, LLC; and

•	“Advisor” refers to Stellus Private BDC Advisor, LLC.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, the Company is eligible to take advantage of certain reduced disclosure and other requirements that are otherwise applicable to public companies including, but not limited to, not being subject to the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. See “Item 1. Business – JOBS Act.”

Upon the effective date of this Registration Statement, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. We will also be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. The SEC maintains a website (http://www.sec.gov) that contains the reports mentioned in this section.

Investing in our common shares of beneficial interest (the “Common Shares”) may be considered speculative and involves a high degree of risk, including the following:

•	An investment in our Common Shares is not suitable for you if you might need access to the money you invest in the foreseeable future.

•	You should not expect to be able to sell your Common Shares regardless of how we perform.

•	If you are unable to sell your Common Shares, you will be unable to reduce your exposure on any market downturn.

•	Our Common Shares are not currently listed on an exchange and given that we have no current intention of pursuing any such listing, it is unlikely that a secondary trading market will develop for our Common Shares. The purchase of our Common Shares is intended to be a long-term investment. We do not intend to complete a liquidity event within any specific time period, if at all. We do not intend to list our Common Shares on a national securities exchange.

•	Our distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to us for investment. Any capital returned to you through distributions will be distributed after payment of fees and expenses.

Forward-Looking Statements

This Registration Statement contains forward-looking statements regarding the plans and objectives of management for future operations. Any such forward-looking statements may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “target,” “goals,” “plan,” “forecast,” “project,” other variations on these words or comparable terminology, or the negative of these words. These forward-looking statements are based on assumptions that may be incorrect, and we cannot assure you that the projections included in these forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors, including the factors discussed in Item 1A entitled “Risk Factors” in Part I of this Registration Statement and elsewhere in this Registration Statement. Other factors that could cause our actual results and financial condition to differ materially include, but are not limited to, changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets, including with respect to changes from the impact of the COVID-19 pandemic; the length and duration of the COVID-19 outbreak in the United States as well as worldwide and the magnitude of the economic impact of that outbreak; the effect of the COVID-19 pandemic on our business prospects and the prospects of our portfolio companies, including our and their ability to achieve our respective objectives; the effect of the disruptions caused by the COVID-19 pandemic on our ability to effectively manage our business and on the availability of equity and debt capital and our use of borrowed money to finance a portion of our investments; risks associated with possible disruption due to terrorism in our operations or the economy generally; and future changes in laws or regulations and conditions in our operating areas.

We have based the forward-looking statements included in this Registration Statement on information available to us on the date of this Registration Statement, and we assume no obligation to update any such forward-looking statements, unless we are required to do so by applicable law. However, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the Securities and Exchange Commission, including subsequent amendments to this Registration Statement, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Item 1. Business.

The Company

Stellus Private Credit BDC, a Delaware statutory trust (the “Company”), has been established to provide financing, primarily senior secured loans to lower middle market (“LMM”) companies in the U.S. LMM companies are generally defined as having EBITDA (earnings before interest, taxes, depreciation, and amortization) between $5 million and $50 million. The Company’s investment objectives are to maximize the total return to its holders of Common Shares (each a “shareholder”) in the form of current income and capital appreciation. The Company will employ a strategy to provide capital to profitable, growth-oriented companies, many of which are expected to be portfolio companies of private equity firms. The Company expects to generate returns primarily from interest income and fees from senior secured loans, with some capital appreciation through nominal equity co-investments.

The Company is externally managed by Stellus Private BDC Advisor, LLC, a Delaware limited liability company (the “Advisor”), a majority-owned subsidiary of Stellus Capital Management, LLC (“Stellus Capital”) and an investment adviser that is registered with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940 (the “Advisers Act”). Stellus Capital serves as the Company’s administrator (the “Administrator”) pursuant to an administration agreement (the “Administration Agreement”). The Administrator may retain a sub-administrator to perform any or all of its obligations under the Administration Agreement.

The Company is a Delaware statutory trust structured as an externally managed, non-diversified closed-end management investment company. The Company will elect to be treated as a business development company (a “BDC”) under the U.S. Investment Company Act of 1940 (the “1940 Act”). In addition, the Company intends to elect to be treated as a regulated investment company (a “RIC”) for U.S. federal income tax purposes under Subchapter M of the Internal Revenue Code of 1986 (the “Code”).

Subject to the supervision of the Company’s Board of Trustees (the “Board”), a majority of which is made up of trustees who are not “interested persons” as defined in Section 2(a)(19) of the 1940 Act (“Independent Trustees”), the Advisor manages the Company’s day-to-day operations and provides the Company with investment advisory and management services. Trustees who are “interested persons” as defined in Section 2(a)(19) of the 1940 Act are referred to herein as “Interested Trustees.”

The Investment Team

The Advisor’s investment team (the “Investment Team”) has an extensive track record demonstrating their ability to originate, structure, execute and realize private credit investments. Senior members of the Investment Team have invested over $7 billion of capital across over 280 portfolio companies since 2004. The Investment Team has managed LMM credit portfolios through multiple financial market cycles including the COVID-19 pandemic and the 2008 financial crisis. The Investment Team manages Stellus Capital Investment Corporation (“SCIC”), a publicly traded BDC listed on the New York Stock Exchange (NYSE: SCM), as well as a series of commingled institutional private credit funds, and certain investor-specific private credit vehicles.

Stellus Capital

Stellus Capital is a Houston, Texas-based independent investment management firm formed in January 2012 in connection with the spin-out of the Direct Capital Unit from D. E. Shaw & Co., L.P. and its associated investment funds, (the “D. E. Shaw group”), a global investment and technology development firm. Stellus Capital manages approximately $2.1 billion in assets as of September 30, 2021.

The history of the Stellus Capital team dates to 2004 when Robert T. Ladd, Joshua T. Davis, and Todd A. Overbergen joined the D. E. Shaw group and participated in the launch of its direct investing practice, Laminar Direct Capital (“Laminar”). The following year, Dean A. D’Angelo and W. Todd Huskinson also joined the Laminar team. Messrs. Ladd, D’Angelo, Davis and Huskinson (the “Partners”) led the deployment of approximately $2.8 billion out of the D. E. Shaw Composite Fund across 105 LMM companies consistent with the Company’s LMM lending strategy. In 2008, the Partners led the fundraising for a $980 million direct investing fund, the D. E. Shaw Direct Capital Fund (“Direct Capital Fund”) and re-branded the Laminar business as the Direct Capital Unit. The Partners led the deployment of $959 million of capital out of the Direct Capital Fund in 48 LMM companies consistent with the Company’s LMM lending strategy.

Following the spin-out from the D. E. Shaw group, Stellus Capital completed SCIC’s initial public offering in 2012. As of September 30, 2021, SCIC had deployed over $1.8 billion of capital across 146 investments since inception and the current portfolio is $796 million across 74 companies. SCIC has paid dividends for 37 straight quarters since its initial public offering.

After SCIC’s initial public offering, Stellus Capital raised $360 million of capital commitments for Stellus Credit Fund I (“Fund I”) with a final close date in March 2015 and has deployed approximately $532 million of capital out of Fund I as of September 30, 2021. Stellus Capital raised $477 million of capital commitments for Stellus Credit Fund II (“Fund II”), with a final close date in September 2018 and has deployed approximately $765 million of capital as of September 30, 2021. Stellus Capital has raised $334 million of capital commitments for Stellus Credit Fund III (“Fund III”) to date as of September 30, 2021, with a final close targeted for early 2022, and has deployed approximately $175 million of capital out of Fund III as of September 30, 2021. Stellus Capital has raised $207 million of capital commitments for investor specific private credit vehicles as of September 30, 2021.

The Partners average more than 30 years of principal investing and restructuring experience and the majority have worked together at Stellus Capital and at prior firms for over 20 years. The majority of the Direct Capital Unit, including both the investment and finance and operations professionals, transitioned to Stellus Capital with the Partners at the time of the spin-out from D. E. Shaw. Since Stellus Capital’s formation, the Partners have carefully added to the former members of the Direct Capital Unit and assembled an experienced team of 27 professionals with the requisite balance of investment and portfolio management and finance and operations capabilities. Stellus Capital’s 17 credit investment professionals, who serve as the Investment Team, have over 300 years of collective experience in principal investing, corporate finance, restructuring and accounting that enables them to successfully execute Stellus Capital’s LMM lending strategy. Stellus Capital also has a robust direct lending infrastructure platform, including portfolio management and investment administration capabilities. Mr. Huskinson, Chief Financial Officer and Chief Compliance Officer of the Administrator, leads the finance and operations team comprised of eight team members who have in the aggregate over 110 years of total experience in accounting, finance and fund administration.

The Private Offering

We are offering on a continuous basis our Common Shares (the “Private Offering”), pursuant to the terms set forth in subscription agreements that we will enter into with investors in connection with the Private Offering (each, a “Subscription Agreement”). Although the Common Shares in the Private Offering are being sold under the exemption provided by Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”) only to investors that are “accredited investors” in accordance with Rule 506 of Regulation D promulgated under the Securities Act, and other exemptions of similar import in the laws of the states and jurisdictions where the offering will be made, there can be no assurance that we will not need to suspend our continuous offering for various reasons, including but not limited to regulatory review from the SEC and various state regulators, to the extent applicable.

We intend to issue our Common Shares in the Private Offering on a quarterly basis at a price per share generally equal to the net asset value per share for our Common Shares; provided that the Company shall retain the right, if determined by the Company in its sole discretion, to accept subscriptions and issue Common Shares, in amounts to be determined by the Company, more or less frequently to one or more investors for regulatory, tax or other reasons as may be determined to be appropriate by the Company. The per share purchase price for Common Shares in the initial sale of our Common Shares to third-party investors (“Initial Closing”) will be $15 per share. Thereafter, the purchase price per share will equal the then current net asset value per share of our Common Shares. In connection with each issuance of shares in the Private Offering, our Board or a committee thereof is required to make the determination that we are not selling our Common Shares at a price below the then-current net asset value of our Common Shares at the time at which the sale is made.

The purchase of our Common Shares is intended to be a long-term investment. We do not intend to complete a liquidity event within any specific time period, if at all. We do not intend to list our shares on a national securities exchange, except as noted in “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters – Market Information.”

Beginning no later than the first full calendar quarter after the two-year anniversary of the initial sale of our Common Shares to third-party investors (the “Initial Closing Date”), and at the discretion of the Company, the Company intends to commence a share repurchase program in which it would repurchase, in each quarter, in an amount not to exceed 5% of its outstanding Common Shares as of the close of the previous calendar quarter. The precise amount of such repurchase, if any, will be determined by the Board at its discretion. The Company may amend, suspend, or terminate the share repurchase program if it deems such action to be in its best interest and the best interest of its stockholders. As a result, share repurchases may not be available each quarter. The Company intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act and the 1940 Act. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters – Discretionary Repurchase of Shares.”

Investment Approach

The primary goal of the Company’s LMM lending strategy is to generate stable cash flow and preserve capital through superior credit selection and risk mitigation. The Investment Team has continuously refined this strategy since 2004 while maintaining a consistent focus on the LMM, providing flexible financing solutions with an emphasis on senior secured loans. The Company will focus on investing in LMM companies that generate between $5 million and $50 million of EBITDA. The Company will seek to invest in businesses with strong operating and financial fundamentals, high quality management teams, sustainable competitive advantages and the ability to deleverage over the investment hold period through high levels of free cash flow generation. The Company expects to build a diversified portfolio across a multitude of industry sectors, geographies within its target market, and financial sponsors. The Investment Team has historically led or co-led most of its investments and has not actively participated in broadly syndicated transactions.

The Company intends to invest mainly in sectors where the Investment Team has built an expertise. These industries may include, but are not limited to: business services; healthcare & pharmaceuticals; aerospace & defense; beverage & food; media; software; consumer goods; finance; education; high tech industries; capital equipment; retail; transportation & logistics; containers, packaging & glass; software; environmental industries; construction & building; consumer services; industrial services; and chemicals, plastics & rubber. The Company expects to generate returns through a combination of: (i) contractual interest payments; (ii) origination fees; (iii) pre-payment penalties; and (iv) in certain situations, capital gains corresponding to equity co-investments. The typical term of the loans is expected to be five years with an average duration of two to three years. The Investment Team will focus on directly originated and highly negotiated transactions with a primary focus on financial sponsor-backed LMM companies. The Company believes these investments typically exhibit attractive risk-reward characteristics with favorable terms and tighter covenants. Although a significant portion of loans are expected to be for acquisition financing in support of leveraged buyouts by well-established, high quality sponsors, the Company may also seek to provide loans to fund growth initiatives and/or re-financings.

The Company believes LMM companies have been and continue to be underserved by credit providers due to their relatively small size and the corresponding illiquidity of their debt. This segment is one of the most active for M&A deal flow, driven primarily by significant amounts of dry powder in private equity funds that target LMM companies. Regulatory changes enacted since the 2008 financial crisis have exacerbated the supply-demand credit shortfall with traditional capital providers such as commercial banks reducing their LMM lending activity or exiting the market altogether at an accelerated rate. The Company believes it is well-positioned to capitalize on the current market dynamics with the Advisor’s seasoned and cohesive team of investment and portfolio management professionals and its ability to act as a flexible capital provider.

The Company believes it has a competitive advantage over many other sources of LMM financing given that the Investment Team has earned a reputation as a thoughtful and disciplined provider of solutions in addition to capital. The Investment Team will seek to select investments that have the most attractive risk-reward characteristics through a well-established origination and sourcing process. During the course of deploying over $7.0 billion over the past 17 years, the senior members of the Investment Team have developed a broad network of contacts diversified by geography and industry. The senior members of the Investment Team have dedicated geographic marketing responsibilities, and the majority have focused on their respective regions for over 10 years.

Once an opportunity is identified, the Investment Team adheres to a disciplined investment process that has been continually refined since 2004. The Investment Team assesses each opportunity independently, often leveraging a sponsor’s expertise and resources, to gain a complete understanding of the investment merits and potential downside risks. This intensive and highly iterative due diligence process has led to strong risk-adjusted returns with low historical default rates and strong recovery rates.

After closing a transaction, the members of the Investment Team responsible for originating and closing the transaction will typically remain responsible for managing the investment through realization and work with the finance and operations team to closely monitor performance. This active approach enables the Company to react quickly when a portfolio company is underperforming. The Investment Team has extensive restructuring experience to resolve potential issues and has demonstrated their ability to take a proactive, hands-on approach in work-out situations.

Our Business Strategy

Investment Objective

Overview

The Company’s investment objectives are to maximize the total return to its stockholders in the form of current income and capital appreciation. The Company will aim to achieve its investment objectives by providing loans to LMM companies in the U.S. The Investment Team has demonstrated an extensive track record of executing transactions in the LMM over the past 17 years. Their ability to successfully invest through different market cycles is attributable to a strict adherence to the strategic principles that they employ. The Investment Team’s investment philosophy emphasizes stable cash flow generation and capital preservation through superior credit selection and risk mitigation. This approach has been continuously refined and improved by the Investment Team since 2004, while investing over $7.0 billion of capital during their tenure at the D. E. Shaw group and Stellus Capital. These investments are consistent with the Company’s strategy. The Company expects its targeted portfolio to provide downside protection through conservative cash flow and asset coverage requirements, priority in the capital structure, information requirements, board observation rights and strong financial covenant packages.

The Company expects to invest, under normal circumstances, at least 80% of its net assets (plus any borrowings for investment purposes), directly or indirectly in private credit obligations and related instruments. The Company defines “credit obligations and related instruments” for this purpose as any fixed-income instrument, including loans to, and bonds and preferred stock of, portfolio companies and other instruments that provide exposure to such fixed-income instruments. Derivative instruments will be counted towards the Company’s 80% policy to the extent they have economic characteristics similar to private credit obligations. To the extent we determine to invest indirectly in private credit obligations and related instruments, we may invest through certain synthetic instruments, which we will value at market value or, if no market value is ascertainable, at fair value for the purpose of complying with the above mentioned policy. We will notify shareholders of the Company at least 60 days prior to any change to the 80% investment policy described above.

The Investment Team will seek to invest in businesses with strong operating and financial fundamentals, high quality management teams, sustainable competitive advantages and the ability to deleverage over the investment hold period through high levels of free cash flow generation. The Company expects to target LMM companies with between $5 million and $50 million of EBITDA with leverage ratios generally ranging between 2.0x and 5.0x. The Investment Team will seek to structure the loans primarily with a floating interest rate tied to the London Interbank Offer Rate (“LIBOR”) or replacement index along with an up-front fee and prepayment penalties. The interest generated from these investments primarily takes the form of cash and the Company intends to distribute quarterly cash income to its shareholders. The typical term of the loans will be five years with an average realized duration of two to three years.

The Company will primarily invest in sectors where the Investment Team has built extensive expertise and long-standing relationships with management teams, sponsors and service providers. These industries may include, but are not limited to: business services; healthcare & pharmaceuticals; aerospace & defense; beverage & food; media; software; consumer goods; finance; education; high tech industries; capital equipment; retail; transportation & logistics; containers, packaging & glass; software; environmental industries; construction & building; consumer services; industrial services; and chemicals, plastics & rubber. Although a significant portion of loans are expected to be for acquisition financing in support of leveraged buyouts by well-established, high quality sponsors, the Company may also seek to provide loans to fund growth initiatives and/or re-financings.

Highlights of the Company’s investment strategy are as follows:

•	Focus on the U.S. Lower Middle Market. The Company will invest in the LMM, where the Investment Team has focused since 2004 at the D. E. Shaw group and continuing at Stellus Capital. The Company believes that the Investment Team’s consistent participation as a middle market lender differentiates it from recent entrants who may be regarded by borrowers as untested and potentially unpredictable through a market downturn. The Company also believes that businesses in the LMM often have limited access to public markets and will benefit from reliable lending partnerships. Based on the Investment Team’s experience, fewer capital providers and less aggregate capital is available for financing LMM companies today, as compared to the time period prior to the 2008 financial crisis. Due to an increasingly stringent regulatory environment, many financing providers have chosen to focus on large, liquid corporate loans and managing capital markets transactions, rather than lending to LMM businesses.

•	Relationship Based Sourcing Approach. With an average of over 30 years of principal investing, corporate finance, restructuring and accounting experience, the senior members of the Investment Team have demonstrated investment expertise throughout the balance sheet and in a variety of situations, including financial sponsor buyouts, growth capital, debt re-financings, balance sheet recapitalizations and acquisition financings. The Investment Team has developed a reputation as a thoughtful and proactive partner to sponsors and has executed transactions with more than 140 different private equity firms since 2004. We are often a preferred partner for transactions having cultivated many longstanding relationships with private equity sponsors and providing creative input and solutions throughout the investment process. These relationships are the result of a long history of working together and crafting solutions to meet the needs of the sponsors and their portfolio companies.

The Investment Team is able to identify attractive investments through a proactive, relationship-driven sourcing effort. Sponsored investments are sourced from long-standing relationships and new interactions with referral sources and equity sponsors who view the Investment Team as a collaborative partner in the transaction. The senior members of the Investment Team are assigned dedicated geographic regions to develop and cultivate deep relationships with private equity firms. The majority have covered their respective regions for over 10 years and have focused on extensive calling and marketing efforts via speaking engagements, sponsorships, industry events, and referrals to broaden their relationship network. Existing relationships are constantly cultivated through transactional work and other personal contact. The Company believes that the combination of the deep relationships and focused geographical coverage is highly valuable as it provides the Investment Team with a strong competitive advantage.

The charts below show the regional responsibilities of various Investment Team members, as well as their various financial sponsor relationships.

Lastly, the Investment Team has also developed a network of relationships beyond private equity firms including: (i) portfolio companies of private equity firms; (ii) management teams and entrepreneurs; (iii) other lending firms with complementary strategies; (iv) investment banks; (v) corporate operating advisers and other financial advisers; and (vi) various other intermediaries, including consultants, attorneys and other service providers.

•	Maintain Disciplined Underwriting Standards. The Investment Team employs a highly involved and iterative underwriting process with an intense focus on risk management. The Investment Team includes a detailed qualitative analysis of each opportunity with investments ultimately made in businesses with strong fundamentals that can be verified in a thorough, hands-on diligence process. A credit metrics evaluation and extensive risk-reward analysis is performed on each investment. The Investment Team also recognizes that seniority in the capital structure influences investment risk and seeks to structure its loans accordingly. These highly negotiated terms include appropriate interest rates, amortization terms and financial covenants. These protections enable the Company to take action in the event that a portfolio company’s results deviate negatively from expectations.

The Investment Team’s disciplined underwriting process has been refined by decades of private lending, workout and restructuring experience across multiple credit cycles. The Investment Team has also successfully leveraged its extensive track record to continuously refine its risk management and work out processes through in-depth analysis of prior investments, particularly underperforming transactions.

•	Utilize Extensive In-House Loan Administration, Risk Management and Portfolio Management Infrastructure. The Company will rely on the Advisor’s compliance-oriented culture and robust infrastructure and risk management processes to structure, execute, monitor and manage its loan portfolio. Members of the finance and operations team led by Mr. Huskinson were responsible for building out and maintaining oversight of the loan administration platform at the D. E. Shaw group for seven years prior to the Stellus Capital spin-out and the aggregate team has more than 110 years of combined relevant industry experience.

Further, the Investment Team applies a rigorous and hands-on approach to post-investment monitoring and risk management of borrowers in the portfolio. The Investment Team reviews the financial performance of the portfolio companies on a monthly basis for the majority of its investments and maintains an ongoing dialogue with management. The Investment Team believes that once an investment is made, continuous monitoring of the underlying business is essential. In general, the original deal team remains with an investment from origination through its full life cycle and work closely with the finance and operations team to closely monitor business performance through a variety of means, including formal reporting requirements and quarterly portfolio reviews. The Investment Team believes active participation will keep the Company appraised of the activities of its portfolio companies. Through this approach, when a portfolio company is underperforming or varies negatively from plan, investment professionals have restructuring experience to work to resolve any issues and preserve the investment.

Investment Process

The Investment Team has a highly involved and iterative investment process that is core to its culture and the basis for its historically strong returns. The senior members of the Investment Team have invested and managed principal investments together for more than a decade and have refined this process through multiple industry and financial market cycles. This rigorous approach begins with a significant network of relationships to source investment opportunities and extends into a proven, repeatable process for the analysis, approval, documentation and monitoring of investments. The following chart outlines the Investment Team’s proven investment process.

Sourcing

The senior members of the Investment Team have been actively lending to the LMM for over a decade giving it a competitive advantage in sourcing opportunities. This commitment to LMM differentiates the Investment Team from other participants. The Investment Team utilizes a comprehensive process to originate loans and has developed a broad network of contacts diversified by geography and industry. The Investment Team believes a central part of its successful approach has been to form and cultivate long-term relationships with key deal sources, including private equity firms, investment banks and other senior lenders. The Investment Team complements this network with other deal sources to bolster its access to transactions, including management teams and entrepreneurs, portfolio companies of private equity firms, complementary investment firms seeking co-investors, corporate operating advisers and various industry service providers.

The Investment Team is viewed as a collaborative partner in evaluating opportunities and has earned a reputation as a thoughtful and disciplined provider of capital and solutions. For these reasons, the Investment Team is often the preferred lender to leading private equity firms and in many cases provided the “first and last look” on potential transactions. The deep relationships with financial sponsors are often developed through difficult or underperforming transactions where the Investment Team is able to demonstrate its work-out capabilities by leveraging their extensive restructuring experience. This synergistic partnership is illustrated by the Investment Team’s history of executing multiple financing transactions with repeat sponsors.

In addition to the Investment Team’s existing relationships, each senior member covers a distinct region within the U.S. to identify opportunities and cultivate new relationships. The Investment Team also focuses extensive marketing efforts on speaking engagements, sponsorships, industry events and referrals to constantly expand their network. The Investment Team anticipates its broad network of deal origination contacts will provide the Company with a continuous source of investment opportunities.

Screening and Due Diligence

The Investment Team seeks to identify potential investments that have the most attractive risk-reward characteristics. The Investment Team utilizes an intensive and highly iterative due diligence process with multiple layers of review that has led to low historical default rates and strong recovery rates. The Investment Team has also leveraged its extensive track record by thoroughly analyzing past transactions and developing guidelines and “best practices”.

The Investment Team follows a multi-phase approval process once a potential investment is identified. All opportunities must first undergo an initial informal review led by the investment professional that sourced the opportunity. Most potential deals do not pass this initial screening stage. Those potential opportunities that pass this stage are assigned a three-to-four-person deal team, which typically includes a partner, a managing director, a vice president and an associate. This deal team typically is responsible for the investment through the entire investment lifecycle from diligence to exit.

After the initial screening, the deal team begins to underwrite the potential deal, which typically includes an analysis of the company’s historical financials, industry drivers and outlook, competitive landscape, customer concentration, asset coverage, projected financials, credit metrics, management team, track record and funding capabilities of the private equity sponsor. To complete this and subsequent diligence, the Investment Team utilizes a number of diligence resources which include: (i) internally-developed credit analytical framework; (ii) third party research; (iii) industry experts; (iv) internal information sharing systems; and (v) the restructuring and turnaround expertise of its investment professionals. In addition to conducting its own independent analysis, the Investment Team reviews and analyzes the work completed by the sponsor in order to better understand the risks and merits of an opportunity.

If the deal team determines the potential investment merits consideration, it is presented and evaluated at the weekly managing directors meeting. At this meeting, the deal team presents their findings and also discusses a due diligence plan going forward, as well as the pricing and the structure of the loan. While this is not a formal Investment Committee meeting, it is a key part of the process and allows all members of the Investment Team to review the transaction and provide input on key diligence and potential credit risks. A summary of each deal discussed in the managing directors meeting is included in the weekly Investment Committee meeting agenda. At the Investment Committee meeting, the deal teams and Investment Committee discuss each opportunity, key diligence areas, next steps in the process, and investment sizing.

If the Investment Team believes the opportunity merits further review, the deal team prepares and presents a pre-screen memorandum to the Investment Committee. The pre-screen memorandum generally describes the potential transaction as well as includes a description of the risks and benefits, due diligence findings to-date, multiple scenario financial projections, proposed structure and pricing, and potential returns for the proposed investment.

Upon review of the pre-screen memorandum, if the Investment Committee decides to proceed with an investment opportunity, the deal team (i) continues its diligence and deal structuring plans; (ii) works to complete its comprehensive industry and company diligence; and (iii) prepares a Credit Approval Memorandum for review by the Investment Committee. The Credit Approval Memorandum is a full update to the pre-screen memorandum and contains more deal-specific detail, including an update on the diligence process, any changes to the structure and pricing of the proposed investment, and a complete financial modeling scenario analysis. Upon unanimous approval by the Investment Committee of the proposed investment, Mr. Ladd, the Advisor’s Chief Investment Officer, reviews any amendments before finalizing and closing negotiations with the prospective portfolio company. In addition, for all investment opportunities, the Investment Team employs outside counsel to assist in the preparation and negotiation of legal documentation and to review any tax considerations.

Structuring

The Company will seek to provide financing solutions to LMM companies, with an emphasis on senior secured loans. Debt investments are expected to entail cash interest based on a floating interest rate. The Investment Team is also often able to negotiate and receive a corresponding equity co-investment alongside the financial sponsor. This component is expected to represent less than 5% of the total portfolio and is consistent with the structure of past investments made by the Investment Team.

In addition to the economic terms, the Investment Team negotiates a full suite of covenants and other contractual rights in connection with debt investments that provide protection for the Company while allowing a reasonable amount of flexibility for the portfolio company enabling the sponsor and management team to execute on its strategic and growth initiatives. Such covenants may include affirmative and negative covenants, default penalties, lien protection and change of control provisions. Additionally, the Investment Team may require financial covenants and terms that restrict an issuer’s use of leverage, limit asset sales and capital expenditures and allow Stellus to engage proactively if a company’s financial performance deteriorates. Lastly, the Investment Team seeks to obtain comprehensive information rights including access to management, financial statements and budgets and, in many cases, board observation rights.

Monitoring and Risk Management

Upon completing a transaction, the Investment Team applies a rigorous hands-on approach to post-investment monitoring and risk management of borrowers in the portfolio. A particular point of focus for the Investment Team is the continuous assessment of potential new risks and reassessment of risks identified in the underwriting process. The deal team reviews financial performance on a monthly basis and maintains an ongoing dialogue with management. The Advisor’s loan administration process is responsible for recording the loans initially and tracking all changes to loan terms to ensure that they are accurately reflected in the books and records of the Company. Members of the finance and operations team led the build-out and maintained oversight of the loan administration platform at the D. E. Shaw group for seven years and the aggregate team has more than 110 years of combined relevant industry experience.

The Investment Team structures investments with terms and conditions that require the timely delivery and access to critical financial and business information on portfolio companies. Specifically, the Investment Team monitoring practices typically consist of the following:

▪	Regular Investment Committee updates. Key portfolio company developments are discussed each week as part of the standard Investment Committee agenda.

▪	Written reports. The deal teams provide written updates to the Investment Committee as appropriate for material events that impact portfolio company performance or valuation. In addition, deal teams provide a written summary after each portfolio company board meeting.

▪	Quarterly and annual full portfolio review. Messrs. Ladd and Huskinson work with the deal teams to perform quarterly and annual reviews of every portfolio company. The examinations typically include a written performance and valuation update, as well as a credit-specific discussion on each portfolio company.

The Investment Team also tracks developments in the broader market as part of its monitoring process. The Investment Team has a wealth of information on the competitive landscape, industry trends, relative valuation metrics, and analyses that assist in the execution of the investment strategy. The Investment Team’s extensive communications with sponsors and financial intermediaries further allow it to monitor market and industry trends that could affect portfolio investments.

In addition to extensive monitoring system, the Investment Team employs a comprehensive investment rating system to characterize and monitor the credit profile and expected level of returns on each portfolio investment. This system utilizes a five-level numeric rating scale as follows:

▪	Investment Rating 1 is for loans that are performing above expectations and whose risks remain favorable compared to the expected risk at the time of the original investment.

▪	Investment Rating 2 is for loans that are performing within expectations and whose risks remain neutral compared to the expected risk at the time of the original investment. All new loans are initially rated 2.

▪	Investment Rating 3 is for loans that are performing below expectations and that require closer monitoring, but where no loss of return or principal is expected. Portfolio companies with a rating of 3 may be out of compliance with financial covenants.

▪	Investment Rating 4 is for loans that are performing substantially below expectations and whose risks have increased substantially since the original investment. These investments are often in work out. Investments with a rating of 4 are those for which some loss of return but no loss of principal is expected.

▪	Investment Rating 5 is for loans that are performing substantially below expectations and whose risks have increased substantially since the original investment. These investments are almost always in work-out. Investments with a rating of 5 are those for which some loss of return and principal is expected.

When a loan is performing below expectations, the Investment Team leverages its deep restructuring and turnaround experience to respond in an appropriate and informed manner to represent the Company’s interest and principal. These skills are widely employed to minimize risks associated with underperforming investments and are applied in the investment underwriting process to identify and mitigate potential risks prior to the completion of the transaction.

Exit

The potential exit scenarios of a portfolio company play an important role in evaluating investment decisions. As such, the Investment Team formulates specific exit strategies at the time of investment. The Investment Team pursues a buy-and-hold strategy with its credit investments, with exits typically occurring prior to the maturity of the loan. The Company’s debt-orientation provides for increased potential exit opportunities, including (i) the sale of investments in the private markets; (ii) the refinancing of investments held, often due to recapitalizations or maturity; and (iii) other liquidity events including the sale or merger of the portfolio company.

Equity co-investments are typically realized through a sale of the portfolio company, although the Company may sell beforehand if the opportunity presents itself and if the team believes it can generate a superior return on investment. Based on historical trends, the Investment Team expects to hold debt investments for two to three years on average.

Payment of the Company’s Expenses

All investment professionals of the Advisor, when and to the extent engaged in providing investment advisory and management services to the Company, and the compensation and routine compensation-related overhead expenses of personnel allocable to these services to the Company, are provided and paid for by the Advisor and not by the Company. The Company bears all other out-of-pocket costs and expenses of its operations and transactions, including, without limitation, those relating to:

•	all direct and indirect costs and expenses incurred by the Advisor for office space rental, office equipment, utilities and other non-compensation related overhead allocable to performance of investment advisory services under the Advisory Agreement by the Advisor, including the costs and expenses of due diligence of potential investments, monitoring performance of the Company’s investments, serving as trustees and officers of portfolio companies, providing managerial assistance to portfolio companies, enforcing the Company’s rights in respect of its investments and disposing of investments;

•	organizational and offering expenses;

•	expenses incurred in valuing the Company’s assets and computing its net asset value per share (including the cost and expenses of any independent valuation firm);

•	expenses incurred by the Company’s administrator or payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for the Company and in monitoring the Company’s investments and performing due diligence on the Company’s prospective portfolio companies or otherwise related to, or associated with, evaluating and making investments;

•	interest payable on debt, if any, incurred to finance the Company’s investments and other fees and expenses related to the Company’s borrowings;

•	expenses related to unsuccessful portfolio acquisition efforts;

•	offerings of the Company’s Common Shares and other securities (including underwriting, placement agent and similar fees and commissions);

•	Base Management Fees and Incentive Fees;

•	third party investor hosting and similar platforms and service providers;

•	administration fees;

•	transfer agent and custody fees and expenses;

•	federal and state registration fees;

•	all costs of registration and listing the Company’s shares on any securities exchange;

•	federal, state and local taxes;

•	Independent Trustees’ fees and expenses;

•	costs of preparing and filing reports or other documents required by the SEC or other regulators;

•	costs of any reports, proxy statements or other notices to stockholders, including printing costs;

•	the costs associated with individual or group stockholders;

•	the Company’s allocable portion of the fidelity bond, trustees and officers/errors and omissions liability insurance, and any other insurance premiums;

•	direct costs and expenses of administration and operation, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors, third-party investor hosting and similar platforms and service providers, and outside legal costs; and

•	all other expenses incurred by the Company, the Advisor, or Stellus Capital in connection with administering the Company’s business, such as the allocable portion of overhead under the Administration Agreement, including rent, and the allocable portion of the cost of the Company’s chief financial officer and chief compliance officer and their respective staffs.

Distributions; Dividend Reinvestment Program

The Company intends to make quarterly distributions to stockholders. Distributions will be made to stockholders at such times and in such amounts as determined by the Company’s Board.

In addition, the Company has adopted a dividend reinvestment plan (“DRP”), pursuant to which each stockholder will receive dividends in the form of additional Common Shares unless they notify the Company that they instead desire to receive cash. If a stockholder receives dividends in the form of shares, dividend proceeds that otherwise would have been distributed in cash will be retained by the Company for reinvestment. Stockholders who receive dividends and other distributions in the form of Common Shares generally are subject to the same U.S. federal tax consequences as investors who elect to receive their distributions in cash; however, since their cash dividends will be reinvested, those investors will not receive cash with which to pay any applicable taxes on re-invested dividends. A stockholder may elect to receive dividends and other distributions in cash by notifying the Company in writing at least 20 business days prior to the distribution date fixed by the Board for such dividend. If such notice is received by the Company less than 20 business days prior to the relevant distribution date, then that dividend will be paid in the form of Common Shares and any subsequent dividends will be paid in cash.

Management Agreements

The Advisor serves as the Company’s investment adviser and is registered as an investment adviser under the Advisers Act. In addition, Stellus Capital serves as the Company’s administrator.

Advisory Agreement

Subject to the overall supervision of the Board and in accordance with the 1940 Act, the Advisor manages the Company’s day-to-day operations and provides investment advisory services to the Company. Under the terms of the Advisory Agreement, the Advisor:

•	determines the composition of the Company’s portfolio, the nature and timing of the changes to its portfolio and the manner of implementing such changes;

•	identifies, evaluates and negotiates the structure of the investments the Company makes;

•	executes, closes, services and monitors the investments the Company makes;

•	determines the securities and other assets that the Company purchases, retains or sells;

•	performs due diligence on prospective portfolio companies; and

•	provides the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds.

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Under the Advisory Agreement, the Company will pay the Advisor fees for investment management services consisting of a base management fee (the “Base Management Fee”) and an incentive fee (the “Incentive Fee”).

Management Fee

Commencing on the first fiscal quarter immediately following the two-year anniversary of the Initial Closing Date and prior to any Exchange Listing (as defined herein), the Company will pay the Advisor a Base Management Fee equal to an annual rate of 1.00% of the average of the Company’s gross assets, including assets purchased with borrowed funds or other forms of leverage (including preferred stock, public and private debt issuances, derivative instruments, repurchase agreements and other similar instruments or arrangements) but excluding cash and cash equivalents, at the end of the two most recently completed quarters. Subsequent to any Exchange Listing, the Company will pay the Advisor a base management fee calculated at an annual rate of 1.50% of the Company’s average gross assets, including assets purchased with borrowed funds or other forms of leverage but excluding cash and cash equivalents. The Base Management Fee will be payable quarterly in arrears and be appropriately prorated for any partial quarter.

Incentive Fee

The Incentive Fee will consist of two components, an income-based incentive fee and a capital gains-based incentive fee, that are independent of each other, with the result that one component may be payable even if the other is not.

Income-Based Incentive Fee. The portion of the Incentive Fee based on income is determined and paid quarterly in arrears commencing with the first calendar quarter following the Initial Closing Date, and equals (i) prior to an Exchange Listing, 100% of the Pre-Incentive Fee Net Investment Income (as defined below) in excess of a 1.5% quarterly “hurdle rate,” until the Advisor has received 10% of the total Pre-Incentive Fee Net Investment Income for that calendar quarter and, for pre-Incentive Fee net investment income in excess of 1.6667% quarterly, 10% of all remaining pre- Incentive Fee net investment income for that calendar quarter, and (ii) subsequent to an Exchange Listing, 100% of the pre- Incentive Fee net investment income in excess of a 1.5% quarterly “hurdle rate,” until the Advisor has received 15.0% of the total Pre-Incentive Fee Net Investment Income for that calendar quarter and, for Pre-Incentive Fee Net Investment Income in excess of 1.7647% quarterly, 15.0% of all remaining Pre-Incentive Fee Net Investment Income for that calendar quarter. The 100% “catch-up” provision for Pre-Incentive Fee Net Investment Income in excess of the 1.5% “hurdle rate” is intended to provide the Advisor with an Incentive Fee of (i) prior to an Exchange Listing, 10% on all Pre-Incentive Fee Net Investment Income when that amount equals 1.6667% in a calendar quarter (6.6667% annualized), and (ii) subsequent to an Exchange Listing, 15.0% on all Pre-Incentive Fee Net Investment Income when that amount equals 1.7647% in a calendar quarter (7.00588% annualized), which, in each case, is the rate at which catch-up is achieved. Once the “hurdle rate” is reached and catch-up is achieved, (i) prior to an Exchange Listing, 10% of any Pre-Incentive Fee Net Investment Income in excess of 1.6667% in any calendar quarter is payable to the Advisor, and (ii) subsequent to an Exchange Listing, 15.0% of any Pre-Incentive Fee Net Investment Income in excess of 1.7647% in any calendar quarter is payable to the Advisor.

“Pre-Incentive Fee Net Investment Income” means interest income, fee income, distribution/dividend income and any other income accrued during the calendar quarter, minus the Company’s operating expenses for the quarter (including the Base Management Fee and expenses payable under the Administration Agreement but excluding any Incentive Fee). “Pre-Incentive Fee Net Investment Income” includes, in the case of investments with a deferred interest feature, accrued income that the Company has not yet received in cash.

Notwithstanding the foregoing, an Income Incentive Fee shall be paid to the Advisor for any quarter only to the extent that, after such payment, the cumulative Income Incentive Fees paid to the Advisor for the period that includes the then-current fiscal quarter and the three full preceding fiscal quarters (the “Income Incentive Fee Look-back Period”) is less than or equal to, prior to the Exchange Listing, 10% and, subsequent to an Exchange Listing, 15% of the Company’s Cumulative Pre-Incentive Fee Net Return (as defined below) during the Income Incentive Fee Look-back Period (the “Income Incentive Fee Cap”).

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“Cumulative Pre-Incentive Fee Net Return” during the Income Incentive Fee Look-back Period means the sum of (a) Pre-Incentive Fee Net Investment Income for each period during the relevant Income Incentive Fee Look-back Period and (b) the sum of realized capital gains and unrealized capital appreciation during the applicable Income Incentive Fee Look-back Period less the sum of realized capital losses and unrealized capital depreciation during the applicable Income Incentive Fee Look-back Period.

Capital Gains Incentive Fee. The capital gains component of the incentive fee is determined and payable in arrears as of the end of each calendar year (or upon termination of the investment advisory agreement, as of the termination date), is equal to, prior to an Exchange Listing, 10.0% and, subsequent to an Exchange Listing, 15% of our cumulative aggregate realized capital gains from inception through the end of that calendar year, computed net of our aggregate cumulative realized capital losses and our aggregate cumulative unrealized capital depreciation through the end of such year, less the aggregate amount of any previously paid capital gains incentive fees. If such amount is negative, then no capital gains incentive fee will be payable for such year. Additionally, if the Advisory Agreement is terminated as of a date that is not a calendar year end, the termination date will be treated as though it were a calendar year end for purposes of calculating and paying the capital gains incentive fee.

Expense Support and Conditional Reimbursement Agreement

The Company will enter into an expense support and conditional reimbursement agreement (the “Expense Support Agreement”) with the Advisor which will provide that the Company will not bear more than an amount equal to 50 basis points of its total assets per annum (pro-rated for partial years) for its operating expenses (the “Operating Expense Cap”) and obligate the Advisor to pay all amounts in excess of the Operating Expense Cap on behalf of the Company. Any expense support payment (an “Expense Payment”) that the Advisor pays must be paid by the Advisor to the Company in any combination of cash or other immediately available funds and/or offset against amounts due from the Company to the Advisor or its affiliates. Following any quarter in which the Company’s Covered Operating Expenses are less than the Operating Expense Cap, the Company will pay the differential amount or a portion thereof, in each case less any amount thereof used as an offset as provided in the Expense Support Agreement, to the Advisor until such time as all Expense Payments made by the Advisor to the Company within the three years prior to the last business day of such quarter have been reimbursed (such payment by the Company is referred to herein as the “Reimbursement Payment”). The Company’s obligation to make a Reimbursement Payment shall automatically become a liability of the Company and the right to such Reimbursement Payment shall be an asset of the Advisor on the last business day of the applicable three-year period referred to in this paragraph.

For purposes of the foregoing, the Company’s operating expenses for which the Operating Expense Cap and conditional reimbursement mechanism described above will apply are as follows (such operating expenses are referred to herein as “Covered Operating Expenses”):

•	all direct and indirect costs and expenses incurred by the Advisor and reimbursed by the Company for office space rental, office equipment, utilities and other non-compensation related overhead allocable to performance of investment advisory services under the Advisory Agreement, including the costs and expenses of due diligence of potential investments, monitoring performance of the Company’s investments, serving as trustees and officers of portfolio companies, providing managerial assistance to portfolio companies, enforcing the Company’s rights in respect of its investments and disposing of investments;

•	expenses incurred in valuing the Company’s assets and computing its net asset value per share (including the cost and expenses of any independent valuation firm);

•	expenses incurred by the Company’s administrator or payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for the Company and in monitoring the Company’s investments and performing due diligence on the Company’s prospective portfolio companies or otherwise related to, or associated with, evaluating and making investments;

•	expenses related to unsuccessful portfolio acquisition efforts;

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•	administration fees;

•	transfer agent and custody fees and expenses;

•	federal and state registration fees;

•	Independent Trustees’ fees and expenses;

•	costs of preparing and filing reports or other documents required by the SEC or other regulators;

•	costs of any reports, proxy statements or other notices to stockholders, including printing costs;

•	the costs associated with individual or group stockholders;

•	the Company’s allocable portion of the fidelity bond, trustees and officers/errors and omissions liability insurance, and any other insurance premiums;

•	direct costs and expenses of administration and operation, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors, and outside legal costs; and

•	all other expenses incurred by the Company, the Advisor or its affiliates in connection with the administering the Company’s business, such as the allocable portion of overhead under the Administration Agreement, including rent, and the allocable portion of the cost of the Company’s chief financial officer and chief compliance officer and their respective staffs.

For the avoidance of doubt, Covered Operating Expenses do not include organizational and offering expenses; costs relating to the offerings of the Company’s Common Shares and other securities (including underwriting, placement agent and similar fees and commissions); interest payable on debt, if any, incurred to finance the Company’s investments and other fees and expenses related to the Company’s borrowings; federal, state and local taxes; federal and state registration fees; all costs of registration and listing the Company’s shares on any securities exchange; Base Management Fees and Incentive Fees payable to the Advisor; and third party investor hosting and similar platforms and service providers.

The Expense Support and Conditional Reimbursement Agreement will also provide that:

•	if, in any calendar quarter, the Company’s adjusted debt to equity ratio exceeds 1.25:1, then the Advisor will pay Covered Operating Expenses on behalf of the Company (in addition to the amounts paid pursuant to the Operating Expense Cap, if any) in an amount equal to 6.25 basis points (25 basis points per annum) of the value of the assets attributable to debt in excess of the 1.25:1 debt to equity ratio and

•	if, in any calendar quarter, the Company’s adjusted debt to equity ratio exceeds 1.5:1, the Advisor will pay Covered Expenses (in addition to amounts paid pursuant to the Operating Expense Cap and the amount paid pursuant to the preceding bullet) in an amount equal to an additional 6.25 basis points (25 basis points per annum) of the value of the assets attributable to debt in excess of the 1.50:1 debt to equity ratio;

provided, however, that any payments made by the Advisor in accordance with the foregoing bullet points will not be subject to the conditional reimbursement mechanism described above or otherwise subject to reimbursement by the Company.

For purposes of the foregoing determinations, (1) the value of the assets used to calculate the equity component of the Company’s adjusted debt to equity ratio will be the cost basis (and not fair value) thereof; and (2) debt drawn from a subscription line of credit shall not be included in the value of the debt used to calculate the Company’s adjusted debt to equity ratio.

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Duration and Termination

Unless terminated earlier as described below, the Advisory Agreement will continue in effect for a period of two years from its effective date. It will remain in effect from year to year thereafter if approved annually by the Board or by the affirmative vote of the holders of a majority of the Company’s outstanding voting securities, and, in either case, if also approved by a majority of the Independent Trustees. The Advisory Agreement automatically terminates in the event of its assignment, as defined in the 1940 Act, by the Advisor and may be terminated by the Board or the Advisor without penalty upon 60 days’ written notice to the other. The holders of a majority of the Company’s outstanding voting securities may also terminate the Advisory Agreement without penalty upon 60 days’ written notice.

Indemnification

The Advisory Agreement provides that the Advisor and its officers, managers, partners, agents, employees, controlling persons and members, and any other person or entity affiliated with it, are entitled to indemnification from the Company for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Advisor’s services under the Advisory Agreement or otherwise as the Company’s investment adviser.

Administration Agreement

Under the Administration Agreement, Stellus Capital furnishes the Company with office facilities and equipment and will provide the Company with clerical, bookkeeping, recordkeeping and other administrative services at such facilities. Stellus Capital also performs, or oversees the performance of, the Company’s required administrative services, which include being responsible for the financial and other records that the Company is required to maintain and preparing reports to its stockholders and reports and other materials filed with the SEC. In addition, Stellus Capital assists the Company in determining and publishing its net asset value, oversees the preparation and filing of its tax returns and the printing and dissemination of reports and other materials to its stockholders, and generally oversees the payment of its expenses and the performance of administrative and professional services rendered to the Company by others. Under the Administration Agreement, Stellus Capital also provides managerial assistance on the Company’s behalf to those portfolio companies that have accepted the Company’s offer to provide such assistance.

Payments under the Administration Agreement are equal to an amount based upon the Company’s allocable portion (subject to the review of the Board) of Stellus Capital’s overhead in performing its obligations under the Administration Agreement, including rent, the fees and expenses associated with performing compliance functions and the Company’s allocable portion of the cost of the Company’s Chief Financial Officer and Chief Compliance Officer and his staff. In addition, if requested to provide significant managerial assistance to the Company’s portfolio companies, Stellus Capital will be paid an additional amount based on the services provided, which shall not exceed the amount that the Company receives from such portfolio companies for providing this assistance. The Administration Agreement has an initial term of two years and may be renewed with the approval of the Board. The Administration Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other party. To the extent that Stellus Capital outsources any of its functions, the Company will pay the fees associated with such functions on a direct basis without any incremental profit to Stellus Capital.

Indemnification

The Administration Agreement provides that Stellus Capital, its affiliates and their respective, officers, managers, partners, agents, employees, controlling persons and members, and any other person or entity affiliated with it, are entitled to indemnification from the Company for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of Stellus Capital’s services under the Administration Agreement or otherwise as the Administrator.

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License Agreement

The Company has have entered into a license agreement with Stellus Capital under which Stellus Capital has agreed to grant the Company a non-exclusive, royalty-free license to use the name “Stellus Capital.” Under this agreement, the Company has a right to use the “Stellus Capital” name for so long as the Advisor, Stellus Capital or one of their affiliates remains the Company’s investment adviser. Other than with respect to this limited license, the Company has no legal right to the “Stellus Capital” name. This license agreement will remain in effect for so long as the Advisory Agreement with the Advisor is in effect.

Determination of Net Asset Value

The net asset value per share of the Company’s outstanding Common Shares is determined quarterly by dividing the value of total assets minus liabilities by the total number of shares outstanding.

In calculating the value of the Company’s total assets, investment transactions will be recorded on the trade date. Realized gains or losses will be computed using the specific identification method. Investments for which market quotations are readily available may be valued at such market quotations. Debt and equity securities that are not publicly traded or whose market price is not readily available are valued at fair value as determined in good faith by our Board based on the input of the Advisor’s investment professionals and our audit committee. In addition, the Advisor retains one or more independent valuation firms to review at least twice annually, the valuation of each portfolio investment for which a market quotation is not readily available. The Company has adopted Accounting Standards Board Accounting Standards Codification 820, Fair Value Measurements and Disclosures (“ASC 820”). This accounting statement requires the Company to assume that the portfolio investment is assumed to be sold in the principal market to market participants, or in the absence of a principal market, the most advantageous market, which may be a hypothetical market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. In accordance with ASC 820, the market in which the Company can exit portfolio investments with the greatest volume and level activity is considered its principal market.

A readily available market value is not expected to exist for most of the investments in the Company’s portfolio, and the Company values these portfolio investments at fair value as determined in good faith by the Company’s Board under a valuation policy and process. The types of factors that the Board may take into account in determining the fair value of the Company’s investments generally include, as appropriate, comparisons of financial ratios portfolio company to peer companies that are public, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business, and other relevant factors.

When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, the Company considers the pricing indicated by the external event to corroborate its valuation. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the investments may differ materially from the values that would have been used had a readily available market value existed for such investments. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different from the valuations currently assigned.

With respect to investments for which market quotations are not readily available, the Board undertakes a multi-step valuation process each quarter, as described below:

•	our quarterly valuation process begins with each portfolio company or investment being initially valued by the investment professionals of the Advisor responsible for the portfolio investment;

•	preliminary valuation conclusions are then documented and discussed with the Company’s senior investment professionals and the Advisor;

•	at least twice annually, the valuation for each portfolio investment is reviewed by an independent valuation firm;

•	the audit committee of the Board then reviews these preliminary valuations; and

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•	the Board then discusses the valuations and determines the fair value of each investment in the Company’s portfolio in good faith, based on the input of the Advisor’s investment professionals, the independent valuation firm and the audit committee.

In following these approaches, the types of factors that are taken into account in determining the fair value of the Company’s investments include, as relevant, but are not limited to:

•	available current market data, including relevant and applicable market trading and transaction comparables;

•	applicable market yields and multiples;

•	security covenants;

•	call protection provisions;

•	information rights;

•	the nature and realizable value of any collateral;

•	the portfolio company’s ability to make payments, its earnings and discounted cash flows and the markets in which it does business;

•	comparisons of financial ratios of peer companies that are public;

•	comparable merger and acquisition transactions; and

•	the principal market and enterprise values.

Certain BDC Regulation Considerations

A BDC must be organized in the United States for the purpose of investing in or lending to primarily private companies and making significant managerial assistance available to them. As with other companies regulated by the 1940 Act, a BDC must adhere to certain substantive regulatory requirements.

SEC Reporting

The Company is subject to the reporting requirements of the Exchange Act, which includes annual and quarterly reporting requirements.

Governance

The Company is a statutory trust and, as such, is governed by a board of trustees. The 1940 Act requires that a majority of the Company’s trustees be persons other than “interested persons,” as that term is defined in the 1940 Act. In addition, the 1940 Act provides that the Company may not change the nature of its business so as to cease to be, or to withdraw its election as, a BDC unless approved by the holders of a majority of the outstanding voting securities.

Ownership Restrictions

The Company does not intend to acquire securities issued by any investment company that exceed the limits imposed by the 1940 Act. Under these limits, except for registered money market funds, a BDC generally cannot acquire more than 3% of the voting stock of any investment company, invest more than 5% of the value of its total assets in the securities of one investment company or invest more than 10% of the value of its total assets in the securities of investment companies in the aggregate.

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Qualifying Assets

Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in section 55(a) of the 1940 Act, which are referred to as qualifying assets, unless, at the time the acquisition is made and after giving effect to such acquisition, qualifying assets represent at least 70% of the BDC’s total assets. The principal categories of qualifying assets relevant to the Company’s business are the following:

•	Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an “eligible portfolio company” (as defined in the 1940 Act), or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the 1940 Act as any issuer which:

▪	is organized under the laws of, and has its principal place of business in, the United States;

▪	is not an investment company (other than a small business investment company wholly owned by the Company) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

▪	satisfies any of the following:

-	has an equity capitalization of less than $250 million or does not have any class of securities listed on a national securities exchange;

-	is controlled by a BDC or a group of companies including a BDC, the BDC actually exercises a controlling influence over the management or policies of the eligible portfolio company, and, as a result thereof, the BDC has an affiliated person who is a director of the eligible portfolio company; or

-	is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million.

•	Securities of any eligible portfolio company that the Company controls.

•	Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

•	Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and the Company already owns 60% of the outstanding equity of the eligible portfolio company.

•	Securities received in exchange for or distributed on or with respect to securities described above, or pursuant to the exercise of options, warrants or rights relating to such securities.

•	Cash, cash equivalents, “U.S. Government securities” (as defined in the 1940 Act) or high-quality debt securities maturing in one year or less from the time of investment.

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Plan Assets

U.S. Department of Labor Regulation Section 2510.3-101, as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974 (“ERISA”) (the “Plan Assets Regulation”) describes what constitutes the assets of a Plan (i.e., (i) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, (ii) plans subject to Section 4975 of the Code, including individual retirement accounts and Keogh plans, and (iii) any entities whose underlying assets include plan assets by reason of a plan’s investment in such entities) with respect to the Plan’s investment in an entity for purposes of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code. Under the Plan Assets Regulation, if a Plan invests in an “equity interest” of an entity that is not a “publicly offered security” (as discussed below) then the Plan’s assets will include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless either (i) the entity is an “operating company” or (ii) equity participation in the entity by Benefit Plan Investors (as defined below) is not “significant,” each as discussed below. Under the Plan Assets Regulation, investment in an entity is “significant” if participation by Benefit Plan Investors equals or exceeds 25% of any class of equity of the Company. For these purposes, the term “Benefit Plan Investor” is defined as (a) any employee benefit plan (as defined in Section 3(3) of ERISA) subject to the provisions of Title I of ERISA, (b) any “plan” as defined in and subject to Section 4975 of the Code, and (c) any entity whose underlying assets include Plan assets by reason of a Plan’s investment in the entity. For purposes of the 25% determination, the value of equity interests held by a person (other than a Benefit Plan Investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such person (each of the foregoing, a “Controlling Person”) is disregarded.

Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged directly or through majority-owned subsidiaries, in the production or sale of a product or service other than the investment of capital. The Plan Assets Regulation provides that the term “operating company” includes an entity that is a “venture capital operating company,” or “VCOC.”  Generally, in order to qualify as a VCOC, an entity, on its “initial valuation date” and annually thereafter on one day during each of its “annual valuation periods,” must have at least 50% of its assets, valued at cost (other than short-term investments pending long-term commitment), invested in operating companies (other than VCOCs) in which such entity has obtained direct and otherwise sufficient contractual management rights. In addition, the entity must, in the ordinary course of business, actually exercise such management rights with respect to at least one of the operating companies in which it invests.

The Plan Assets Regulation defines a “publicly-offered security” as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act or sold pursuant to an effective registration statement under the Securities Act if the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred. For these purposes, a security is considered “widely held” only if it is part of a class of securities that is owned by 100 or more investors that are independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the issuer’s control. In addition, the Plan Assets Regulation provides that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The Plan Assets Regulation further provides that, when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with the Private Offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” It is noted that the Plan Assets Regulation only establishes a presumption in favor of the finding of free transferability where the restrictions are consistent with the particular types of restrictions listed in the Plan Assets Regulation.

Until such time as Common Shares constitute a “publicly-offered security” under the Plan Assets Regulation, the Advisor intends to operate the Company so that the assets of the Company will not be considered “plan assets.”  In that regard, the Advisor will either (i) endeavor to comply with the requirements applicable to VCOCs or (ii) seek to limit investment in the Company by Benefit Plan Investors to less than 25% of each class of equity interests in the Company, based upon assurance provided by investors. In the event that the Advisor seeks to limit investment by Benefit Plan Investors to comply with such 25% limitation, the Company may take certain actions to ensure compliance with such restriction, including requiring one or more Benefit Plan Investors to sell shares to other stockholders or a third party, reducing Capital Commitments of Benefit Plan Investors or redeeming of all or a portion of the shares held by a Benefit Plan Investor. In circumstances in which investment by Benefit Plan Investors in the Company is or may become “significant” and no other exception under the Plan Assets Regulation is available, other remedial measures may also apply.

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Prior to accepting funds to purchase Common Shares from any investor, the investor will be required to make certain representations in its Subscription Agreement with respect to ERISA matters, including whether the investor is, or is not and will not be, a Benefit Plan Investor or Controlling Person.

Insurance Company General Accounts. Any insurance company proposing to invest assets of its general account in the Company should consider the extent to which such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent legislation or other guidance that has or may become available relating to that decision.

Governmental, Church and Non-U.S. Plans. Governmental plans, certain church plans and non-U.S. plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to federal, state, local, non-U.S. or other laws and regulations that are similar to such provisions of ERISA and the Code. Fiduciaries of such plans should consult with their own counsel before purchasing shares of the Company’s Common Shares.

The foregoing discussion of certain aspects of ERISA and Section 4975 of the Code is based upon ERISA, judicial decisions, U.S. Department of Labor regulations, rulings and opinions in existence on the date hereof, all of which are subject to change and should not be construed as legal advice. This summary is general in nature and does not address every issue that may be applicable to the Company or to a particular investor. Fiduciaries of employee benefit plans should consult with their own counsel with respect to issues arising under ERISA, Section 4975 of the Code or other applicable law and make their own independent investment decision.

Limitations on Leverage

As a BDC, the Company generally must have at least 150% asset coverage for its debt after incurring any new indebtedness, meaning that for every $100 of net assets the Company holds, the Company may raise $200 from borrowing and issuing senior securities. The Company may use leverage for investments, working capital, expenses and general corporate purposes (including to pay dividends or distributions).

Managerial Assistance to Portfolio Companies

A BDC must be operated for the purpose of making investments in the types of securities described in “—Qualifying Assets” above. However, in order to count portfolio securities as qualifying assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance. Where the BDC purchases such securities in conjunction with one or more other persons acting together, the BDC will satisfy this test if one of the other persons in the group makes available such managerial assistance. Making available managerial assistance means, among other things, any arrangement whereby the BDC, through its trustees, officers or employees, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company.

Temporary Investments

As a BDC, pending investment in other types of “qualifying assets,” as described above, the Company’s investments may consist of cash, cash equivalents, U.S. Government securities or high-quality debt securities maturing in one year or less from the time of investment, which are referred to, collectively, as temporary investments, such that at least 70% of the Company’s assets are qualifying assets. When investing in temporary investments, the Company will typically invest in highly rated commercial paper, U.S. Government agency notes, U.S. Treasury bills or in repurchase agreements relating to such securities that are fully collateralized by cash or securities issued by the U.S. Government or its agencies. A repurchase agreement involves the purchase by an investor, such as the Company, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price that is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of the Company’s assets that may be invested in such repurchase agreements. However, certain diversification tests in order to qualify as a RIC for federal income tax purposes will typically require the Company to limit the amount it invests with any one counterparty.

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Senior Securities

The Company is permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to the Common Shares if the Company’s asset coverage, as defined in the 1940 Act, is at least equal to 150% after each such issuance. In addition, while any preferred stock or publicly traded debt securities are outstanding, the Company may be prohibited from making distributions to its stockholders or the repurchasing of such securities or shares unless it meets the 150% asset coverage ratio at the time of the distribution or repurchase. The Company may also borrow amounts up to 5% of the value of its total assets for temporary or emergency purposes without regard to asset coverage. The 1940 Act imposes limitations on a BDC’s issuance of preferred shares, which are considered “senior securities” subject to the 150% asset coverage requirement described above. In addition, (i) preferred shares must have the same voting rights as the common shareholders (one share one vote); and (ii) preferred stockholders must have the right, as a class, to appoint two trustees to the board of trustees.

Code of Ethics

As a BDC, the Company and the Advisor must adopt a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to each code may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Company, so long as such investments are made in accordance with the code’s requirements.

Other Considerations

As a BDC, the Company will not generally be able to issue and sell its Common Shares at a price below net asset value per share. It may, however, issue and sell its Common Shares, at a price below the current net asset value of the Common Shares, or issue and sell warrants, options or rights to acquire such Common Shares, at a price below the current net asset value of the Common Shares if the Board determines that such sale is in the Company’s best interest and in the best interests of its shareholders, and its shareholders have approved the policy and practice of making such sales within the preceding 12 months. In any such case, the price at which the securities are to be issued and sold may not be less than a price that, in the determination of the board of trustees, closely approximates the market value of such securities.

As a BDC, the Company may also be prohibited under the 1940 Act from knowingly participating in certain transactions with its affiliates, including the Company’s officers, trustees, investment adviser, principal underwriters and certain of their affiliates, without the prior approval of the members of board of trustees who are not interested persons and, in some cases, prior approval by the SEC through an exemptive order (other than pursuant to current regulatory guidance). The Company is permitted to rely on exemptive relief from the SEC received by Stellus Capital to co-invest with investment funds managed by the Advisor and Stellus Capital where doing so is consistent with the Company’s investment strategy as well as applicable law (including the terms and conditions of the exemptive order issued by the SEC). Under the terms of the relief permitting the Company to co-invest with other funds managed by the Advisor and Stellus Capital, a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Independent Trustee must make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to the Company and its stockholders and do not involve overreaching of the Company or its stockholders on the part of any person concerned and (2) the transaction is consistent with the interests of the Company’s stockholders and is consistent with the Company’s investment objectives and strategies.

As a BDC, the Company expects to be periodically examined by the SEC for compliance with the 1940 Act.

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As a BDC, the Company will be required to provide and maintain a bond issued by a reputable fidelity insurance company to protect the Company against larceny and embezzlement.

The Company and the Advisor will adopt and implement written policies and procedures reasonably designed to detect and prevent violation of the federal securities laws. As a BDC, the Company will be required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation and designate a chief compliance officer to be responsible for administering the policies and procedures.

Sarbanes-Oxley Act of 2002

Following the effectiveness of this Registration Statement, we will be subject to the reporting and disclosure requirements of the Exchange Act, including the filing of quarterly, annual and current reports, proxy statements and other required items. In addition, we will be subject to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), which imposes a wide variety of regulatory requirements on publicly-held companies and their insiders. Many of these requirements affect us. For example:

•	pursuant to Rule 13a-14 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer will be required to certify the accuracy of the financial statements contained in our periodic reports;

•	pursuant to Item 307 of Regulation S-K, our periodic reports will be required to disclose our conclusions about the effectiveness of our disclosure controls and procedures;

•	pursuant to Rule 13a-15 under the Exchange Act, our management will required to prepare an annual report regarding its assessment of our internal control over financial reporting after we have been subject to the reporting requirements of the Exchange Act for a specified period of time and, starting from the date on which we cease to be an emerging growth company under the JOBS Act, must obtain an audit of the effectiveness of internal control over financial reporting performed by our independent registered public accounting firm should we become an accelerated filer; and

•	pursuant to Item 308 of Regulation S-K and Rule 13a-15 under the Exchange Act, our periodic reports must disclose whether there were significant changes in our internal control over financial reporting or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

The Sarbanes-Oxley Act will require us to review our then-current policies and procedures to determine whether we comply with the Sarbanes-Oxley Act and the regulations promulgated under such act. We continue to monitor our compliance with all regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that we comply with that act.

Proxy Voting Policies and Procedures

The Advisor votes proxies relating to our portfolio securities in what it perceives to be the best interest of our stockholders. The Advisor reviews on a case-by-case basis each proposal submitted to a stockholder vote to determine its effect on the portfolio securities we hold. In most cases the Advisor will vote in favor of proposals that it believes are likely to increase the value of the portfolio securities we hold. Although the Advisor will generally vote against proposals that may have a negative effect on our portfolio securities, it may vote for such a proposal if there exist compelling long-term reasons to do so.

The Advisor has established a proxy voting committee and adopted proxy voting guidelines and related procedures. The proxy voting committee establishes proxy voting guidelines and procedures, oversees the internal proxy voting process, and reviews proxy voting issues. To ensure that the Advisor’s vote is not the product of a conflict of interest, it requires that anyone involved in the decision-making process disclose to our Chief Compliance Officer any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote. Where conflicts of interest may be present, the Advisor will disclose such conflicts to us, including our independent directors and may request guidance from us on how to vote such proxies.

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Privacy Principles

Any and all nonpublic personal information received by the Company and/or the Advisor with respect to investors in the Company who are natural persons, including the information provided to the Company by an investor in subscription documents, will not be shared with nonaffiliated third parties which are not service providers to the Company and/or the Advisor. Such service providers include but are not limited to the Company’s Administrator, auditors and legal advisors. Additionally, the Company and/or the Advisor may disclose such nonpublic personal information as required by law.

JOBS Act

We will be, and expect to remain, an “emerging growth company,” as defined in the JOBS Act, until the earliest of:

•	the last day of our fiscal year in which the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement;

•	the end of the fiscal year in which our total annual gross revenues first equal or exceed $1.07 billion;

•	the date on which we have, during the prior three-year period, issued more than $1.0 billion in non-convertible debt; and

•	the last day of a fiscal year in which we (1) have an aggregate worldwide market value of our Common Shares held by non-affiliates of $700.0 million or more, computed at the end of each fiscal year as of the last business day of our most recently completed second fiscal quarter and (2) have been an Exchange Act reporting company for at least one year (and filed at least one annual report under the Exchange Act).

Under the JOBS Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), we are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act, which would require that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting, until such time as we cease to be an emerging growth company and become an accelerated filer as defined in Rule 12b-2 under the Exchange Act. This may increase the risk that material weaknesses or other deficiencies in our internal control over financial reporting go undetected. In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We intend to take advantage of the extended transition period.

Certain U.S. Federal Income Tax Considerations

The following discussion is a summary of some of the U.S. federal income tax considerations relevant to an investment in the Company as a stockholder, including U.S. federal income tax considerations relevant to a BDC. It is based upon the Code, the regulations promulgated thereunder, published rulings of the IRS and court decisions, all as in effect on the date of this Registration Statement. All of the above authorities are subject to change (possibly retroactively) by legislative or administrative action.

For purposes of this discussion, a “U.S. Holder” is a Stockholder, in each case, that is, for U.S. federal income tax purposes: (a) an individual who is a citizen or resident of the United States; (b) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (c) an estate, the income of which is subject to U.S. federal income taxation regardless of its source or (d) a trust if a court within the United States can exercise primary supervision over its administration and certain other conditions are met. A “Non-U.S. Holder” is a Stockholder who is not a U.S. Holder.

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THIS SUMMARY DOES NOT DISCUSS ALL OF THE FEDERAL INCOME TAX CONSIDERATIONS THAT MAY BE RELEVANT TO A PARTICULAR INVESTOR OR TO INVESTORS SUBJECT TO SPECIAL TREATMENT AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL, ESTATE AND FOREIGN TAX CONSEQUENCES OF INVESTING IN THE COMPANY.

Taxation of RIC Operations Generally. The Company intends to qualify as a RIC for U.S. federal income tax purposes. As a RIC, the Company will be able to deduct qualifying distributions to its stockholders, so that it is subject to U.S. federal income taxation only in respect of earnings that it retains and does not distribute. In addition, certain distributions made to the Company’s stockholders may be eligible for look-through tax treatment determined by reference to the earnings from which the distribution is made.

In order to qualify as a RIC, the Company must, among other things,

(a)            at all times during each taxable year maintain its election under the 1940 Act to be treated as a BDC;

(b)            derive in each taxable year at least 90% of its gross income from dividends, interest, gains from the sale or other disposition of stock or securities and other specified categories of investment income; and

(c)            diversify its holdings so that, subject to certain exceptions and cure periods, at the end of each quarter of its taxable year

(i)            at least 50% of the value of its total assets is represented by cash and cash items, U.S. government securities, the securities of other RICs and “other securities,” provided that such “other securities” shall not include any amount of any one issuer, if its holdings of such issuer are greater in value than 5% of its total assets or greater than 10% of the outstanding voting securities of such issuer, and

(ii)            no more than 25% of the value of its assets may be invested in securities of any one issuer, the securities of any two or more issuers that are controlled by the Company and are engaged in the same or similar or related trades or business (excluding U.S. government securities and securities of other RICs), or the securities of one or more “qualified publicly traded partnerships.”

As a RIC, in any taxable year with respect to which the Company distributes (or is treated as distributing) at least 90% of its investment company taxable income (which includes, among other items, dividends, interest and the excess of any net short-term capital gains over net long-term capital losses and other taxable income other than any net capital gain reduced by deductible expenses), the Company generally will not be subject to U.S. federal income tax on its investment company taxable income and net capital gains that are distributed to stockholders. If the Company fails to distribute its income on a timely basis, it will be subject to a nondeductible 4% excise tax. To avoid this tax, the Company must distribute (or be deemed to have distributed) during each calendar year an amount equal to the sum of:

(1)            at least 98% of its ordinary income (not taking into account any capital gains or losses) for the calendar year;

(2)            at least 98.2% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year; and

(3)            any undistributed amounts from previous years on which the Company paid no U.S. federal income tax.

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The Company is generally expected to distribute substantially all of its earnings on a quarterly basis, though one or more of the considerations described below could result in the deferral of dividend distributions until the end of the fiscal year:

(1)            The Company may make investments that are subject to tax rules that require it to include amounts in income before cash corresponding to that income is received, or that defer or limit the Company’s ability to claim the benefit of deductions or losses. For example, if the Company holds securities issued with original issue discount, such discount will be included in income in the taxable year of accrual and before any corresponding cash payments are received.

(2)            In cases where the Company’s taxable income exceeds its available cash flow, the Company will need to fund distributions with the proceeds of sale of securities or with borrowed money, and will raise funds for this purpose opportunistically over the course of the year.

In certain circumstances (e.g., where the Company is required to recognize income before or without receiving cash representing such income), the Company may have difficulty making distributions in the amounts necessary to satisfy the requirements for maintaining RIC status and for avoiding income and excise taxes. Accordingly, the Company may have to sell investments at times it would not otherwise consider advantageous, raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements. If the Company is not able to obtain cash from other sources, it may fail to qualify as a RIC and thereby be subject to corporate-level income tax.

Although the Company does not presently expect to do so, it will be authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the 1940 Act, it will not be permitted to make distributions to its stockholders while its debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met.

Moreover, the Company’s ability to dispose of assets to meet distribution requirements may be limited by (1) the illiquid nature of its portfolio and/or (2) other requirements relating to its qualification as a RIC, including the diversification tests. If the Company disposes of assets in order to meet the annual distribution requirement or to avoid the excise tax, it may make such dispositions at times that, from an investment standpoint, are not advantageous.

Certain of the Company’s investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things: (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions; (ii) convert lower taxed long- term capital gain into higher taxed short-term capital gain or ordinary income; (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited); (iv) cause the Company to recognize income or gain without a corresponding receipt of cash; (v) adversely affect the time as to when a purchase or sale of securities is deemed to occur; (vi) adversely alter the characterization of certain complex financial transactions; and (vii) produce income that will not be qualifying income for purposes of the 90% gross income test described above.

Certain distributions reported by the Company as Section 163(j) interest dividends may be treated as interest income by stockholders for purposes of the tax rules applicable to interest expense limitations under Section 163(j) of the Code. Such treatment by the stockholders is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that the Company is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of the Company’s business interest income over the sum of the Company’s (i) business interest expense and (ii) other deductions properly allocable to the Company’s business interest income.

A RIC is limited in its ability to deduct expenses in excess of its investment company taxable income. If our deductible expenses in a given taxable year exceed our investment company taxable income, we could incur a net operating loss for that taxable year. However, a RIC is not permitted to carry forward net operating losses to subsequent taxable years and such net operating losses do not pass through to its stockholders. In addition, deductible expenses can be used only to offset investment company taxable income, not net capital gain. A RIC cannot use any net capital losses (that is, the excess of realized capital losses over realized capital gains) to offset its investment company taxable income, but could carry forward such net capital losses, and use them to offset future capital gains, indefinitely. Due to these limits on deductibility of expenses and net capital losses, the Company could for tax purposes have aggregate taxable income for several taxable years that the Company is required to distribute and that is taxable to the stockholders even if such taxable income is greater than the net income the Company actually earns during those taxable years.

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While the Company is expected to distribute any income and capital gains in the manner necessary to minimize imposition of the 4% excise tax, it may not be able to distribute amounts sufficient to avoid the imposition of the tax entirely. In that event, the Company will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirement. Under certain circumstances, the Advisor may, in its sole discretion, determine that it is in the interests of the Company to retain rather than distribute some amount of income and capital gains, and accordingly cause the Company to bear the excise tax burden associated therewith.

If in any particular taxable year, the Company does not qualify as a RIC, all of the Company’s taxable income (including net capital gains) will be subject to tax at regular corporate rates without any deduction for distributions to stockholders, and distributions will be taxable to stockholders as ordinary dividends to the extent of the Company’s current and accumulated earnings and profits.

In the event the Company invests in foreign securities, it may be subject to withholding and other foreign taxes with respect to those securities. The Company is not expected to satisfy the requirement to pass through to stockholders their share of the foreign taxes paid by the Company.

Taxation of U.S. Holders

Distributions from the Company’s investment company taxable income (consisting generally of net investment income, net short-term capital gain, and net gains from certain foreign currency transactions) generally will be taxable to U.S. Holders as ordinary income to the extent made out of the Company’s current or accumulated earnings and profits. Distributions generally will not be eligible for the dividends received deduction allowed to corporate stockholders. Distributions that the Company report as net capital gain distributions will be taxable to U.S. Holders as long-term capital gain regardless of how long such U.S. Holders have held their shares. Distributions in excess of the Company’s current and accumulated earnings and profits first will reduce a U.S. Holder’s adjusted tax basis in such U.S. Holder’s Common Shares and, after the adjusted tax basis is reduced to zero, will constitute capital gains to such U.S. Holder.

Distributions declared by the Company in October, November, or December of any year and payable to stockholders of record on a specified date in such a month will be deemed to have been paid by the Company on December 31st of the previous calendar year if the distributions are paid during the following January. Accordingly, distributions received in January may be subject to taxation in the preceding year.

Although the Company intends to distribute any net long-term capital gains at least annually, it may in the future decide to retain some or all of its net long-term capital gains but designate the retained amount as a “deemed distribution.” In that case, among other consequences, the Company will pay corporate-level federal income tax on the retained amount, each U.S. Holder will be required to include its share of the deemed distribution in income as if it had been distributed to the U.S. Holder, and the U.S. Holder will be entitled to claim a credit equal to its allocable share of the tax paid on the deemed distribution by the Company. The amount of the deemed distribution net of such tax will be added to the U.S. Holder’s tax basis for their Common Shares or preferred stock. Since the Company expects to pay tax on any retained capital gains at its regular corporate capital gain tax rate, and since that rate is in excess of the maximum rate currently payable by non-corporate U.S. Holders on long-term capital gains, the amount of tax that non-corporate U.S. Holders will be treated as having paid and for which they will receive a credit will exceed the tax they owe on the retained net capital gains. Such excess generally may be claimed as a credit against the U.S. Holder’s other federal income tax obligations or may be refunded to the extent it exceeds a Stockholder’s liability for federal income tax. A Stockholder that is not subject to federal income tax or otherwise required to file a federal income tax return would be required to file a federal income tax return on the appropriate form to claim a refund for the taxes paid by the Company. To utilize the deemed distribution approach, the Company must provide written notice to its stockholders. The Company cannot treat any of its investment company taxable income as a “deemed distribution.”

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If a U.S. Holder sells or exchanges its shares of the Company, the holder will recognize gain or loss equal to the difference between its adjusted basis in the shares sold and the amount received. Any such gain or loss will be treated as a capital gain or loss and will be long-term capital gain or loss if the shares have been held for more than one year. Any loss recognized on a sale or exchange of shares that were held for six months or less will be treated as long-term, rather than short-term, capital loss to the extent of any capital gain distributions previously received (or deemed to be received) thereon.

The Company or the applicable withholding agent will be required to withhold U.S. federal income tax (“backup withholding”) currently at a rate of 24% from all taxable distributions to any non-corporate U.S. Holder (1) who fails to furnish the Company with a correct taxpayer identification number or a certificate that such Stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies the Company that such Stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle such Stockholder to a refund, provided that proper information is timely provided to the IRS.

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from us and net gains from redemptions or other taxable dispositions of our Shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceed certain threshold amounts.

Limitations on Deductibility of Certain Losses and Expenses. If the Company is not treated as a “publicly offered regulated investment company” (within the meaning of Section 67 of the Code) for any calendar year, then a U.S. Holder that is an individual, estate or trust may be subject to limitations on miscellaneous itemized deductions in respect of its share of expenses that the Company incurs, to the extent that the expenses would have been subject to limitations if the holder had incurred them directly. For taxable years beginning before 2026, miscellaneous itemized deductions generally are not deductible by a U.S. Holder that is an individual, trust or estate. For taxable years beginning in 2026 or later, miscellaneous itemized deductions are deductible only to the extent that the aggregate of such U.S. Holder’s miscellaneous itemized deductions exceeds 2% of such U.S. Holder’s adjusted gross income for U.S. federal income tax purposes, are not deductible for purposes of determining a U.S. Holder’s liability for the U.S. federal alternative minimum tax and are subject to the overall limitation on itemized deductions under Section 68 of the Code. In this case, the Company would be required to report the relevant income and expenses, including the Base Management Fee, on Form 1099-DIV, and affected holders will be required to take into account their allocable share of such income and expenses. There is no assurance that the Company will be treated as a “publicly offered regulated investment company” at any time or all times.

Tax-Exempt Investors. The direct conduct by a tax-exempt U.S. Holder of the activities that the Company is expected to conduct could give rise to UBTI. However, a BDC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its stockholders for purposes of determining treatment under current law. Therefore, a tax-exempt U.S. Holder should not be subject to U.S. federal income taxation solely as a result of the holder’s ownership of the Company’s shares and receipt of dividends that it pays. Moreover, under current law, if the Company incurs indebtedness, such indebtedness will not be attributed to portfolio investors in its stock. Therefore, a tax-exempt U.S. Holder should not be treated as earning income from “debt-financed property” and dividends paid by the Company should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that the Company incurs. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between tax-exempt investors and non-qualifying investments. In the event that any such proposals were to be adopted and applied to BDCs, the treatment of dividends payable to tax-exempt investors could be adversely affected.

Non-U.S. Holders. Distributions of our “investment company taxable income” to Non-U.S. Holders (including interest income, net short-term capital gain or non-U.S.-source dividend and interest income, which generally would be free of withholding if paid to Non-U.S. Holders directly) generally will be subject to withholding of U.S. federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits unless the distributions are effectively connected with a U.S. trade or business of the Non-U.S. stockholder, in which case the distributions will generally be subject to U.S. federal income tax at the rates applicable to U.S. persons. For a corporate Non-U.S. stockholder, distributions (both actual and deemed), and gains realized upon the sale of our Common Shares that are effectively connected with a U.S. trade or business could, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty). In each such case, we will not be required to withhold U.S. federal tax if the Non-U.S. Holder complies with applicable certification and disclosure requirements. Special certification requirements apply to a Non-U.S. Holder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisors.

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Certain properly reported dividends are generally exempt from withholding of U.S. federal income tax where paid in respect of a RIC’s (i) “qualified net interest income” (generally, its U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the RIC or the non-U.S. Stockholder are at least a 10% Stockholder, reduced by expenses that are allocable to such income) or (ii) “qualified short-term capital gains” (generally, the excess of the RIC’s net short-term capital gain, other than short-term capital gains recognized on the disposition of U.S. real property interests, over the RIC’s long-term capital loss), as well as if certain other requirements are satisfied. Nevertheless, no assurance can be given as to whether any of the Company’s distributions will be eligible for this exemption from withholding of U.S. federal income tax or, if eligible, will be reported as such by the Company. Furthermore, in the case of shares of Company stock held through an intermediary, the intermediary may have withheld U.S. federal income tax even if the Company reported the payment as an interest-related dividend or short-term capital gain dividend. Since the Company’s Common Shares are subject to significant transfer restrictions, and an investment in the Company’s Common Shares will generally be illiquid, non-U.S. Stockholders whose distributions on the Company’s Common Shares are subject to withholding of U.S. federal income tax may not be able to transfer their shares of the Company’s Common Shares easily or quickly or at all.

Non-U.S. Holders generally are not subject to U.S. tax on capital gains realized on the sale of the Company’s shares or on actual or deemed distributions of the Company’s net capital gains unless such gains are effectively connected with the conduct of a U.S. trade or business by the holder and, if an income tax treaty applies, are attributable to a permanent establishment in the United States, or the holder is present in the United States for 183 or more days during the taxable year; and the holder is a former citizen or resident of the United States.

FATCA Compliance. Pursuant to the Foreign Account Tax Compliance Act (“FATCA”), additional requirements will apply to Non-U.S. Holders that are considered for U.S. federal income tax purposes to be a foreign financial institution or non-financial foreign entity, as well as to Non-U.S. Holders that hold their shares through such an institution or entity. In general, an exemption from U.S. withholding tax will be available only if the foreign financial institution has entered into an agreement with the U.S. government, or under certain intergovernmental agreements collects and provides to the U.S. tax authorities information about its accountholders (including certain investors in such institution) and if the non-financial foreign entity has provided the withholding agent with a certification identifying certain of its direct and indirect U.S. owners. Any U.S. taxes withheld pursuant to the aforementioned requirements from distributions paid to affected Non-U.S. Holders who are otherwise eligible for an exemption from, or reduction of, U.S. federal withholding taxes on such distributions may only be reclaimed by such Non-U.S. Holders by timely filing a U.S. tax return with the IRS to claim the benefit of such exemption or reduction.

A BDC is a corporation for U.S. federal income tax purposes. Under current law, a non-U.S. Holder will not be considered to be engaged in the conduct of a business in the United States solely by reason of its ownership in a BDC. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between foreign investors and investments that would otherwise result in such investors being considered to be engaged in the conduct of a business in the United States. In the event that any such proposals were to be adopted and applied to BDCs, the treatment of dividends payable to foreign investors could be adversely affected.

An investment in Shares by a non-U.S. person could also be subject to U.S. federal estate tax. Non-U.S. Holders should consult their own tax advisors with respect to the U.S. federal income tax, U.S. federal estate tax, withholding tax and state, local and foreign tax consequences of acquiring, owning or disposing of the Company’s Common Shares.

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Item 1A. Risk Factors.

Investing in our securities involves significant risks. A prospective investor should consider, among other factors, the risk factors set forth below before deciding to purchase our securities. Additional risks and uncertainties not presently known to the Company or not presently deemed material by the Company may also impair the Company’s operations and performance. If any of the following events occur, the Company’s business, financial condition, results of operations and cash flows could be materially and adversely affected. In such case, the net asset value of our securities could decline, and investors may lose all or part of their investment.

Risks Relating to the Company’s Business and Structure

The Company is a new company and has no operating history.

The Company will commence operations upon the Initial Closing and has no prior operating history. As a result, the Company has limited financial information on which you can evaluate an investment in the Company or the Company’s prior performance. The Company is subject to all of the business risks and uncertainties associated with any new business, including the risk that the Company will not achieve its investment objective and that the value of your investment could decline substantially or your investment could become worthless.

Political, social and economic uncertainty, including uncertainty related to the COVID-19 pandemic, creates and exacerbates risks.

Social, political, economic and other conditions and events (such as natural disasters, epidemics and pandemics, terrorism, conflicts and social unrest) will occur that create uncertainty and have significant impacts on issuers, industries, governments and other systems, including the financial markets, to which companies and their investments are exposed. As global systems, economies and financial markets are increasingly interconnected, events that once had only local impact are now more likely to have regional or even global effects. Events that occur in one country, region or financial market will, more frequently, adversely impact issuers in other countries, regions or markets, including in established markets such as the U.S. These impacts can be exacerbated by failures of governments and societies to adequately respond to an emerging event or threat.

Uncertainty can result in or coincide with, among other things: increased volatility in the financial markets for securities, derivatives, loans, credit and currency; a decrease in the reliability of market prices and difficulty in valuing assets (including portfolio company assets); greater fluctuations in spreads on debt investments and currency exchange rates; increased risk of default (by both government and private obligors and issuers); further social, economic, and political instability; nationalization of private enterprise; greater governmental involvement in the economy or in social factors that impact the economy; changes to governmental regulation and supervision of the loan, securities, derivatives and currency markets and market participants and decreased or revised monitoring of such markets by governments or self-regulatory organizations and reduced enforcement of regulations; limitations on the activities of investors in such markets; controls or restrictions on foreign investment, capital controls and limitations on repatriation of invested capital; the significant loss of liquidity and the inability to purchase, sell and otherwise fund investments or settle transactions (including, but not limited to, a market freeze); unavailability of currency hedging techniques; substantial, and in some periods extremely high, rates of inflation, which can last many years and have substantial negative effects on credit and securities markets as well as the economy as a whole; recessions; and difficulties in obtaining and/or enforcing legal judgments.

For example, in December 2019, a novel strain of coronavirus (also known as “COVID-19”) emerged in China and has since spread rapidly to other countries, including the United States. This outbreak has led and for an unknown period of time will continue to lead to disruptions in local, regional, national and global markets and economies affected thereby. With respect to the U.S. credit markets (in particular for LMM loans), this outbreak resulted in the following, among other things: (i) government imposition of various forms of shelter in place orders and the closing of “non-essential” businesses, resulting in significant disruption to the businesses of many LMM loan borrowers including supply chains, demand and practical aspects of their operations, as well as in lay-offs of employees; (ii) increased draws by borrowers on revolving lines of credit; (iii) increased requests by borrowers for amendments and waivers of their credit agreements to avoid default, increased defaults by such borrowers and/or increased difficulty in obtaining refinancing at the maturity dates of their loans; (iv) volatility and disruption of these markets including greater volatility in pricing and spreads and difficulty in valuing loans during periods of increased volatility, and liquidity issues; and (v) rapidly evolving proposals and/or actions by state and federal governments to address problems being experienced by the markets and by businesses and the economy in general.

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Although it is impossible to predict the precise nature and consequences of these events, or of any political or policy decisions and regulatory changes occasioned by emerging events or uncertainty on applicable laws or regulations that impact the Company, its portfolio companies and its investments. In many instances, the impact will be adverse and profound.

The COVID-19 pandemic has caused severe disruptions in the U.S. economy and has disrupted financial activity in the areas in which the Company or its portfolio companies will operate.

The COVID-19 pandemic has resulted in numerous deaths, adversely impacted global commercial activity, and contributed to significant volatility in certain equity and debt markets. The global impact of the outbreak is rapidly evolving, and many countries have reacted to the outbreak by instituting quarantines, “work from home” measures, prohibitions on travel, and the closure of offices, businesses, schools, retail stores and other public venues. Businesses are also implementing similar precautionary measures. Such measures, as well as the general uncertainty surrounding the dangers and impact of COVID-19, have created significant disruption in supply chains and economic activity, and are having a particularly adverse impact on transportation, hospitality, tourism, entertainment, and other industries, including industries in which the Company’s portfolio companies may operate. As COVID-19 continues to spread, potential future impacts, including a global, regional or other economic recession, are increasingly uncertain and difficult to assess.

Any public health emergency, including the COVID-19 pandemic and any outbreak of other existing or new epidemic diseases, or the threat thereof, and the resulting financial and economic market uncertainty, could have a significant adverse impact on the Company and the fair value of its investments and its portfolio companies.

The extent of the impact of any public health emergency, including the COVID-19 pandemic, on the Company’s and its portfolio companies’ operational and financial performance will depend on many factors, including the duration and scope of such public health emergency, the actions taken by governmental authorities to contain the financial and economic impact of the public health emergency, the extent of any related travel advisories and restrictions implemented, the impact of such public health emergency on overall supply and demand, goods and services, investor liquidity, consumer confidence and levels of economic activity, and the extent of the public health emergency’s disruption to important global, regional and local supply chains and economic markets, all of which are highly uncertain and cannot be predicted. In addition, the Company and its portfolio companies’ operations may be significantly impacted, or even temporarily or permanently halted, as a result of government quarantine measures, voluntary and precautionary restrictions on travel or meetings and other factors related to a public health emergency, including the potential adverse impact of the public health emergency on the health of any of its or its portfolio companies’ personnel. This could create widespread business continuity issues for the Company and its portfolio companies.

The Company is dependent upon key personnel of the Advisor for the Company’s future success. If Advisor were to lose any of its key personnel, the Company’s ability to achieve its investment objectives could be significantly harmed.

The Company depends on the diligence, skill and network of business contacts of the senior investment professionals of the Advisor to achieve its investment objectives. The Advisor’s team of investment professionals evaluates, negotiates, structures, closes and monitors the Company’s investments in accordance with the terms of the Advisory Agreement. The Company can offer no assurance, however, that the Advisor’s investment professionals will continue to provide investment advice to the Company.

The Advisor’s investment committee, which provides oversight over the Company’s investment activities, is provided to the Company by the Advisor under the Advisory Agreement. The Advisor’s investment committee consists of five members, including Messrs. Ladd, and D’Angelo, each a member of the Board, Mr. Huskinson, the chief financial officer and chief compliance officer for the Company and the Advisor, Joshua T. Davis, the Co-Head of Stellus Capital Management’s Private Credit Strategy and Mr. Overbergen, a senior investment professional of the Advisor. The loss of any of Messrs. Ladd, and D’Angelo, Huskinson or Davis may limit the Company’s ability to achieve its investment objectives and operate its business. This could have a material adverse effect on its financial condition, results of operations and cash flows.

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The Company’s business model depends to a significant extent upon strong referral relationships. Any inability of the Investment Team to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect the Company’s business.

The Company depends upon the members of the Investment Team to maintain their relationships with private equity sponsors, placement agents, investment banks, management groups and other financial institutions, and the Company will rely to a significant extent upon these relationships to provide it with potential investment opportunities. If the Investment Team fails to maintain such relationships, or to develop new relationships with other sources of investment opportunities, the Company will not be able to grow its investment portfolio. In addition, individuals with whom the members of the Investment Team have relationships are not obligated to provide them with investment opportunities, and the Company can offer no assurance that these relationships will generate investment opportunities for the Company in the future.

The Company’s financial condition, results of operations and cash flows will depend on its ability to manage its business effectively.

The Company’s ability to achieve its investment objectives will depend on its ability to manage its business and to grow its investments and earnings. This will depend, in turn, on the Investment Team’s ability to identify, invest in and monitor portfolio companies that meet the Company’s investment criteria. The achievement of the Company’s investment objectives on a cost-effective basis will depend upon the Investment Team’s execution of its investment process, its ability to provide competent, attentive and efficient services to the Company and, to a lesser extent, the Company’s access to financing on acceptable terms. The Investment Team will have substantial responsibilities in connection with the management of other investment funds, accounts and investment vehicles. The Investment Team may be called upon to provide managerial assistance to the Company’s portfolio companies. These activities may distract them from sourcing new investment opportunities for the Company or slow the Company’s rate of investment. Any failure to manage the Company’s business and its future growth effectively could have a material adverse effect on its business, financial condition, results of operations and cash flows.

There are significant potential conflicts of interest that could negatively affect the Company’s investment returns.

The members of the Advisor’s investment committee serve, or may serve, as officers, directors, members, or principals of entities that operate in the same or a related line of business as the Company, or of investment funds, accounts, or investment vehicles managed by the Advisor or Stellus Capital. Similarly, the Advisor and its affiliates may have other clients with similar, different or competing investment objectives. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in the best interests of the Company or its stockholders. For example, the Investment Team currently manages a publicly traded BDC and private credit funds that have an investment strategy that is similar to, overlapping with or identical to the Company’s investment strategy.

In addition, there may be times when the Advisor, the members of its investment committee or its other investment professionals have interests that differ from those of the Company’s stockholders, giving rise to a conflict of interest. Although the Advisor will endeavor to handle these investment and other decisions in a fair and equitable manner, the Company and its stockholders could be adversely affected by these decisions. Moreover, given the subjective nature of the investment and other decisions made by the Advisor on the Company’s behalf, the Company is unable to monitor these potential conflicts of interest between the Company and the Advisor; however, the Board, including the Independent Trustees, will review conflicts of interest in connection with its review of the performance of the Advisor. As a BDC, the Company may also be prohibited under the 1940 Act from knowingly participating in certain transactions with its affiliates, including the Company’s officers, trustees, investment adviser, principal underwriters and certain of their affiliates, without the prior approval of the members of board of trustees who are not interested persons and, in some cases, prior approval by the SEC through an exemptive order (other than pursuant to current regulatory guidance).

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The senior investment professionals and other investment team members of the Advisor may, from time to time, possess material non-public information, limiting the Company’s investment discretion.

The senior investment professionals and other investment team members of Advisor may serve as directors of, or in a similar capacity with, portfolio companies in which the Company invests, the securities of which are purchased or sold on the Company’s behalf. In the event that material nonpublic information is obtained with respect to such companies, or the Company become subject to trading restrictions under the internal trading policies of those companies or as a result of applicable law or regulations, the Company could be prohibited for a period of time from purchasing or selling the securities of such companies, and this prohibition may have an adverse effect on the Company.

The Company’s management and incentive fees may induce the Advisor to incur additional leverage.

Generally, the management and incentive fees payable by the Company to the Advisor may create an incentive for the Advisor to use the additional available leverage. For example, the fact that the base management fee that the Company will pay to the Advisor is payable based upon the Company’s gross assets (which includes any borrowings for investment purposes) may encourage the Advisor to use leverage to make additional investments. Such a practice could result in the Company investing in more speculative securities than would otherwise be the case, which could result in higher investment losses, particularly during cyclical economic downturns. Under certain circumstances, the use of additional leverage may increase the likelihood of the Company’s default on its borrowings, which would disfavor holders of the Common Shares.

In addition, because the incentive fee on net investment income is calculated as a percentage of the Company’s net assets subject to a hurdle, having additional leverage available may encourage the Advisor to use leverage to increase the leveraged return on the Company’s investment portfolio. To the extent additional leverage is available at favorable rates, the Advisor could use leverage to increase the size of the Company’s investment portfolio to generate additional income, which may make it easier to meet the incentive fee hurdle.

The Board is charged with protecting the Company’s interests by monitoring how the Advisor addresses these and other conflicts of interests associated with its management services and compensation. While the Board is not expected to review or approve each investment decision, borrowing or incurrence of leverage, the Independent Trustees will periodically review the Advisor’s services and fees as well as its portfolio management decisions and portfolio performance. In connection with these reviews, the Independent Trustees will consider whether the Company’s fees and expenses (including those related to leverage) remain appropriate.

The Company’s incentive fee may induce the Advisor to make speculative investments.

The Company pays the Advisor an incentive fee based, in part, upon net capital gains realized on the Company’s investments. Unlike that portion of the incentive fee based on income, there is no hurdle rate applicable to the portion of the incentive fee based on net capital gains. Additionally, under the incentive fee structure, the Advisor may benefit when capital gains are recognized and, because the Advisor will determine when to sell a holding, the Advisor will control the timing of the recognition of such capital gains. As a result, the Advisor may have a tendency to invest more capital in investments that are likely to result in capital gains as compared to income producing securities. Such a practice could result in the Company investing in more speculative securities than would otherwise be the case, which could result in higher investment losses, particularly during economic downturns.

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The Company operates in a highly competitive market for investment opportunities, which could reduce returns and result in losses.

A number of entities compete with the Company to make the types of investments that the Company makes. The Company competes with public and private funds, commercial and investment banks, commercial financing companies and, to the extent they provide an alternative form of financing, private equity and hedge funds. Many of the Company’s competitors are substantially larger and have considerably greater financial, technical and marketing resources than the Company. For example, the Company believes some of its competitors may have access to funding sources that are not available to it. In addition, some of its competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than the Company. Furthermore, many of the Company’s competitors are not subject to the regulatory restrictions that the 1940 Act imposes on it as a BDC or the source-of-income, asset diversification and distribution requirements it must satisfy to qualify and maintain its qualification as a RIC. The competitive pressures the Company faces may have a material adverse effect on its business, financial condition, results of operations and cash flows. As a result of this competition, the Company may not be able to take advantage of attractive investment opportunities from time to time, and the Company may not be able to identify and make investments that are consistent with its investment objectives.

With respect to the investments the Company makes, the Company does not seek to compete based primarily on the interest rates it offers, and the Company believed that some of its competitors may make loans with interest rates that are lower than the rates it offers. With respect to all investments, the Company may lose some investment opportunities if it does not match its competitors’ pricing, terms and structure. However, if the Company matches its competitors’ pricing, terms and structure, it may experience decreased net interest income, lower yields and increased risk of credit loss. The Company may also compete for investment opportunities with investment funds, accounts and investment vehicles managed by the Advisor or its affiliates. Although the Advisor will allocate opportunities in accordance with its policies and procedures, allocations to such investment funds, accounts and investment vehicles will reduce the amount and frequency of opportunities available to the Company and may not be in the best interests of the Company and its stockholders.

The Company will be subject to corporate-level income tax if it is unable to qualify and thereafter maintain its tax treatment as a RIC under Subchapter M of the Code.

To qualify and thereafter maintain its tax treatment as a RIC under Subchapter M of the Code, the Company must meet certain source-of-income, asset diversification and distribution requirements. The distribution requirement for a RIC is satisfied if the Company distributes at least 90% of its net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to its stockholders on an annual basis. Because the Company expects to incur debt, it will be subject to certain asset coverage ratio requirements under the 1940 Act and financial covenants under loan and credit agreements that could, under certain circumstances, restrict it from making distributions necessary to maintain its tax treatment as a RIC. If the Company is unable to obtain cash from other sources, it may fail to maintain its tax treatment as a RIC and, thus, may be subject to corporate-level income tax. To maintain its tax treatment as a RIC, the Company must also meet certain asset diversification requirements at the end of each calendar quarter. Failure to meet these tests may result in the Company having to dispose of certain investments quickly in order to prevent the loss of its tax treatment as a RIC. Because most of the Company’s investments will be in private or thinly-traded public companies, any such dispositions may be made at disadvantageous prices and may result in substantial losses. No certainty can be provided that the Company will satisfy the asset diversification requirements or the other requirements necessary to maintain its tax treatment as a RIC. If it fails to maintain our tax treatment as a RIC for any reason and become subject to corporate income tax, the resulting corporate income taxes could substantially reduce its net assets, the amount of income available for distributions to its stockholders and the amount of funds available for new investments.

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There may be potential adverse tax consequences as a result of the Company not being treated as a “publicly offered regulated investment company.”

The Company does not expect to be treated as a “publicly offered regulated investment company”. Until and unless the Company is treated as a “publicly offered regulated investment company” as a result of either (i) Common Shares being held by at least 500 persons at all times during a taxable year, (ii) Common Shares are continuously offered pursuant to a public offering (within the meaning of Section 4 of the Securities Act) or (iii) Common Shares being treated as regularly traded on an established securities market, each U.S. stockholder that is an individual, trust or estate will be treated as having received a dividend for U.S. federal income tax purposes from the Company in the amount of such U.S. stockholder’s allocable share of the management and incentive fees paid to the Advisor and certain of the Company’s other expenses, and these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. stockholder. For taxable years beginning before 2026, miscellaneous itemized deductions generally are not deductible by a U.S. stockholder that is an individual, trust or estate. For taxable years beginning in 2026 or later, miscellaneous itemized deductions are deductible only to the extent that the aggregate of such U.S. stockholder’s miscellaneous itemized deductions exceeds 2% of such U.S. stockholder’s adjusted gross income for U.S. federal income tax purposes, are not deductible for purposes of the alternative minimum tax and are subject to the overall limitation on itemized deductions under the Code.

There may be potential adverse tax consequences for non-U.S. stockholders with respect to an investment in the Company in his, her or its jurisdiction of tax residence.

Depending on (1) the laws of such non-U.S. stockholder’s jurisdiction of tax residence, (2) how the Company is treated in such jurisdiction, and (3) the Company’s activities, an investment in the Company could result in such non-U.S. stockholder recognizing adverse tax consequences in its jurisdiction of tax residence, including with respect to any generally required or additional tax filings and/or additional disclosure required in such filings in relation to the treatment for tax purposes in the relevant jurisdiction of an interest in the Company and/or of distributions from the Company and any uncertainties arising in that respect (the Company not being established under the laws of the relevant jurisdiction), the possibility of taxable income significantly in excess of cash distributed to a non-U.S. stockholder, and possibly in excess of the Company’s actual economic income, the possibilities of losing deductions or the ability to utilize tax basis and of sums invested being returned in the form of taxable income or gains, and the possibility of being subject to tax at unfavorable tax rates. A non-U.S. stockholder could also be subject to restrictions on the use of its share of the Company’s deductions and losses in its jurisdiction of tax residence. Each prospective investor is urged to consult its own tax advisers with respect to the tax and tax filing consequences, if any, in its jurisdiction of tax residence of an investment in the Company, as well as any other jurisdiction in which such prospective investor is subject to taxation.

Legislative or regulatory tax changes could have any adverse impact on the Company and its stockholders.

At any time, the federal income tax laws governing RICs or the administrative interpretations of those laws or regulations may be amended. The Biden Administration has announced a number of tax law proposals, including American Families Plan and Made in America Tax Plan, which include increases in the corporate and individual tax rates, and impose a minimum tax on book income and profits of certain multinational corporations. Any new laws, regulations or interpretations may take effect retroactively and could adversely affect the taxation of the Company or its stockholders. Therefore, changes in tax laws, regulations or administrative interpretations or any amendments thereto could diminish the value of an investment in the Company’s shares or the value or the resale potential of the Company’s investments.

The Company have difficulty paying its required distributions if it recognizes income before, or without, receiving cash representing such income.

For U.S. federal income tax purposes, the Company will include in income certain amounts that it has not yet received in cash, such as the accrual of original issue discount. This may arise if the Company receives warrants in connection with the making of a loan and in other circumstances, or through contracted payment-in-kind (“PIK”) interest, which represents contractual interest added to the loan balance and due at the end of the loan term. Such original issue discount, which could be significant relative to its overall investment activities and increases in loan balances as a result of contracted PIK arrangements are included in income before it receives any corresponding cash payments. The Company also may be required to include in income certain other amounts that it will not receive in cash.

Since in certain cases the Company may recognize income before or without receiving cash representing such income, the Company may have difficulty meeting the requirement to distribute at least 90% of its net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to qualify and thereafter maintain its tax treatment as a RIC. In such a case, the Company may have to sell some of its investments at times it would not consider advantageous or raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements. If the Company is not able to obtain such cash from other sources, it may fail to qualify and thereafter maintain its tax treatment as a RIC and thus be subject to corporate-level income tax.

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PIK interest payments the Company receives will increase its assets under management and, as a result, will increase the amount of base management fees and incentive fees payable by the Company to the Advisor.

Certain of the Company’s debt investments may contain provisions providing for the payment of PIK interest. Because PIK interest results in an increase in the size of the loan balance of the underlying loan, the receipt by the Company of PIK interest will have the effect of increasing its assets under management. As a result, because the base management fee that the Company will pay to the Advisor is based on the value of the Company’s gross assets, the receipt by the Company of PIK interest will result in an increase in the amount of the base management fee payable by the Company. In addition, any such increase in a loan balance due to the receipt of PIK interest will cause such loan to accrue interest on the higher loan balance, which will result in an increase in the Company’s pre-incentive fee net investment income and, as a result, an increase in incentive fees that are payable by the Company to the Advisor.

Regulations governing the Company’s operation as a BDC affect its ability to, and the way in which it, raises additional capital. As a BDC, the necessity of raising additional capital may expose the Company to risks, including the typical risks associated with leverage.

The Company may issue debt securities or preferred stock and/or borrow money from banks or other financial institutions, which the Company refers to collectively as “senior securities,” up to the maximum amount permitted by the 1940 Act. Under the provisions of the 1940 Act, the Company is permitted as a BDC that has satisfied certain requirements to issue senior securities in amounts such that its asset coverage ratio, as defined in the 1940 Act, equals at least 150% of its gross assets less all liabilities and indebtedness not represented by senior securities, after each issuance of senior securities. If the value of the Company’s assets declines, it may be unable to satisfy this test. If that happens, the Company would not be able to borrow additional funds until it was able to comply with the 150% asset coverage ratio applicable to it under the 1940 Act. Also, any amounts that the Company uses to service its indebtedness would not be available for distributions to its stockholders. If the Company issues senior securities, it will be exposed to typical risks associated with leverage, including an increased risk of loss.

Investors may fail to pay their undrawn Capital Commitment.

If an investor fails to pay any amount of its Capital Commitment when called, other investors who have an undrawn Capital Commitment may be required to fund their respective Capital Commitment sooner and in a greater amount (but not more than their undrawn Capital Commitment) than they otherwise would have absent such a default.

In addition, if funding of Capital Commitments by other investors and borrowings by the Company are inadequate to cover defaulted Capital Commitments, the Company may make fewer investments than if all investors had paid their contributions. Additionally, the Company may be forced to obtain substitute sources of liquidity by selling investments to meet the Company’s funding obligations. Such forced sales of investment assets by the Company may be at disadvantageous prices. In addition, if the Company is not able to obtain substitute sources of liquidity, the Company may default on its funding obligations.

Because the Company expects to finance its investments with borrowed money, the potential for gain or loss on amounts invested in the Company is magnified and may increase the risk of investing in the Company.

The use of leverage magnifies the potential for gain or loss on amounts invested. The use of leverage is generally considered a speculative investment technique and increases the risks associated with investing in the Common Shares. If the Company uses leverage to partially finance its investments through banks, insurance companies and other lenders, investors will experience increased risks of investing in the Common Shares. Lenders of these funds will have a fixed dollar claims on the Company’s assets that would be superior to the claims of the Company’s stockholders, and the Company would expect such lenders to seek recovery against its assets in the event of a default.

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In addition, under the terms of any borrowing facility or other debt instrument that the Company may enter into, the Company is likely to be required to use the net proceeds of any investments that it sells to repay a portion of the amount borrowed under such facility or instrument before applying such net proceeds to any other uses. If the value of the Company’s assets decreases, leveraging would cause net asset value to decline more sharply than it otherwise would have had the Company not leveraged, thereby magnifying losses or eliminating its stake in a leveraged investment. Similarly, any decrease in the Company’s revenue or income will cause its net income to decline more sharply than it would have had it not borrowed. Such a decline would also negatively affect its ability to make distributions with respect to the Common Shares. The Company’s ability to service any debt depends largely on its financial performance and is subject to prevailing economic conditions and competitive pressures. Moreover, as the base management fee payable to the Advisor is payable based on the value of its gross assets, including those assets acquired through the use of leverage, the Advisor will have a financial incentive to incur leverage, which may not be consistent with its stockholders’ interests. In addition, the Company’s stockholders will bear the burden of any increase in its expenses as a result of its use of leverage, including interest expenses and any increase in the base management fee payable to the Advisor.

The Company is generally required to meet a coverage ratio of total assets to total borrowings and other senior securities, which include all of its borrowings and any preferred stock that it may issue in the future, of at least 150%. If this ratio declines below 150%, the Company will not be able to incur additional debt until it is able to comply with the 150% asset coverage ratio applicable to it under the 1940 Act. This could have a material adverse effect on its operations, and the Company may not be able to make distributions. The amount of leverage that the Company employs will depend on the Advisor’s and the Board’s assessment of market and other factors at the time of any proposed borrowing. The Company cannot assure investors that it will be able to obtain credit at all or on terms acceptable to it.

In addition, the Company’s future debt facilities may impose financial and operating covenants that restrict its business activities, including limitations that hinder its ability to finance additional loans and investments or to make the distributions required to qualify and maintain its qualification as a RIC under the Code.

Substantially all of the Company’s assets may be required to be subject to security interests under future debt financing arrangements and, if the Company defaults on its obligations thereunder, the Company may suffer adverse consequences, including foreclosure on its assets.

Substantially all of the Company’s assets may be required to be pledged as collateral under the Company’s future financing arrangements. If the Company defaults on its obligations under such financing arrangements, the lenders may have the right to foreclose upon and sell, or otherwise transfer, the collateral subject to their security interests. In such event, the Company may be forced to sell its investments to raise funds to repay its outstanding borrowings to avoid foreclosure and these forced sales may be at times and at prices the Company would not consider advantageous. Moreover, such deleveraging of the Company could significantly impair its ability to effectively operate its business as previously planned. As a result, the Company could be forced to curtail or cease new investment activities and lower or eliminate the dividends paid to its stockholders.

Because the Company expects to use debt to finance its investments and may in the future issue senior securities including preferred stock and debt securities, if market interest rates were to increase, its cost of capital could increase, which could reduce its net investment income.

Because the Company expects borrow money to make investments and may in the future issue additional senior securities including preferred stock and debt securities, its net investment income will depend, in part, upon the difference between the rate at which it borrows funds and the rate at which it invests those funds. As a result, the Company can offer no assurance that a significant change in market interest rates would not have a material adverse effect on its net investment income in the event it uses debt to finance its investments. In periods of rising interest rates, the Company’s cost of funds would increase, which could reduce its net investment income. The Company may use interest rate risk management techniques in an effort to limit its exposure to interest rate fluctuations. The Company may utilize instruments such as forward contracts, currency options and interest rate swaps, caps, collars and floors to seek to hedge against fluctuations in the relative values of its portfolio positions from changes in currency exchange rates and market interest rates to the extent permitted by the 1940 Act.

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Provisions of any other future borrowing facility may limit the Company’s discretion in operating its business.

Any future borrowing facility may be backed by all or a portion of the Company’s loans and securities on which the lenders may have a security interest. The Company may pledge up to 100% of its assets and may grant a security interest in all of its assets under the terms of any debt instrument it enters into with lenders. The Company expects that any security interests it grants will be set forth in a guarantee and security agreement and evidenced by the filing of financing statements by the agent for the lenders. In addition, the Company expects that the custodian for its securities serving as collateral for such loan would include in its electronic systems notices indicating the existence of such security interests and, following notice of occurrence of an event of default, if any, and during its continuance, will only accept transfer instructions with respect to any such securities from the lender or its designee. If the Company were to default under the terms of any debt instrument, the agent for the applicable lenders would be able to assume control of the timing of disposition of any or all of the Company’s assets securing such debt, which would have a material adverse effect on its business, financial condition, results of operations and cash flows.

In addition, any security interests as well as negative covenants under any future borrowing facility may limit the Company’s ability to incur additional liens or debt and may make it difficult for it to restructure or refinance indebtedness at or prior to maturity or obtain additional debt or equity financing.

In addition, under any future borrowing facility, the Company may be subject to limitations as to how borrowed funds may be used, which may include restrictions on geographic and industry concentrations, loan size, payment frequency and status, average life, collateral interests and investment ratings, as well as regulatory restrictions on leverage which may affect the amount of funding that may be obtained. There may also be certain requirements relating to portfolio performance, including required minimum portfolio yield and limitations on delinquencies and charge-offs, a violation of which could limit further advances and, in some cases, result in an event of default. Furthermore, the Company expects that the terms of any future financing arrangement may contain a covenant requiring it to qualify and thereafter maintain compliance with RIC provisions at all times, subject to certain remedial provisions. Thus, a failure to maintain compliance with RIC provisions could result in an event of default under the financing arrangement. An event of default under any borrowing facility could result in an accelerated maturity date for all amounts outstanding thereunder, which could have a material adverse effect on the Company’s business and financial condition. This could reduce the Company’s revenues and, by delaying any cash payment allowed to it under any borrowing facility until the lenders have been paid in full, reduce the Company’s liquidity and cash flow and impair its ability to grow its business and maintain our qualification as a RIC.

The Company may in the future determine to fund a portion of its investments with preferred stock, which would magnify the potential for gain or loss and the risks of investing in the Company in the same way as borrowings.

Preferred stock, which is another form of leverage, has the same risks to the Company’s stockholders as borrowings because the dividends on any preferred stock the Company issues issue must be cumulative. Payment of such dividends and repayment of the liquidation preference of such preferred stock must take preference over any dividends or other payments to our common shareholders, and preferred stockholders are not subject to any of the Company’s expenses or losses and are not entitled to participate in any income or appreciation in excess of their stated preference.

Adverse developments in the credit markets may impair the Company’s ability to enter into any other future borrowing facility.

In past economic downturns, such as the financial crisis in the United States that began in mid-2007 and during other times of extreme market volatility, many commercial banks and other financial institutions stopped lending or significantly curtailed their lending activity. In addition, in an effort to stem losses and reduce their exposure to segments of the economy deemed to be high risk, some financial institutions limited routine refinancing and loan modification transactions and even reviewed the terms of existing facilities to identify bases for accelerating the maturity of existing lending facilities. If these conditions recur, for example as a result of the COVID-19 pandemic, it may be difficult for the Company to obtain desired financing to finance the growth of its investments on acceptable economic terms, or at all.

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If the Company is unable to consummate credit facilities on commercially reasonable terms, its liquidity may be reduced significantly. If the Company is unable to repay amounts outstanding under any facility it may enter into and is declared in default or is unable to renew or refinance any such facility, it would limit the Company’s ability to initiate significant originations or to operate its business in the normal course. These situations may arise due to circumstances that the Company may be unable to control, such as inaccessibility of the credit markets, a severe decline in the value of the U.S. dollar, a further economic downturn or an operational problem that affects third parties or the Company and could materially damage its business. Moreover, the Company is unable to predict when economic and market conditions may become more favorable. Even if such conditions improve broadly and significantly over the long term, adverse conditions in particular sectors of the financial markets could adversely impact the Company’s business.

Most of the Company’s portfolio investments will be recorded at fair value as determined in good faith by the Advisor and, as a result, there may be uncertainty as to the value of the Company’s portfolio investments.

Most of the Company’s portfolio investments will take the form of securities that are not publicly traded. The fair value of loans, securities and other investments that are not publicly traded may not be readily determinable, and the Company values these investments at fair value as determined in good faith by the Advisor, including to reflect significant events affecting the value of its investments. Most, if not all, of its investments (other than cash and cash equivalents) are classified as Level 3 under FASB Accounting Standards Codification Topic 820, Fair Value Measurement and Disclosures. This means that the Company’s portfolio valuations are based on unobservable inputs and its own assumptions about how market participants would price the asset or liability in question. Inputs into the determination of fair value of its portfolio investments require significant management judgment or estimation. Even if observable market data is available, such information may be the result of consensus pricing information or broker quotes, which include a disclaimer that the broker would not be held to such a price in an actual transaction. The non-binding nature of consensus pricing and/or quotes accompanied by disclaimers materially reduces the reliability of such information. The Company has retained the services of independent service providers to review the valuation of these loans and securities. The types of factors that the Company may take into account in determining the fair value of its investments generally include, as appropriate, comparison to publicly traded securities including such factors as yield, maturity and measures of credit quality, the enterprise value of a portfolio company, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, the Company’s determinations of fair value may differ materially from the values that would have been used if a ready market for these loans and securities existed. The Company’s net asset value could be adversely affected if its determinations regarding the fair value of its investments were materially higher than the values that it ultimately realizes upon the disposal of such loans and securities.

The Company adjusts quarterly the valuation of its portfolio to reflect its determination of the fair value of each investment in its portfolio. Any changes in fair value are recorded in its statement of operations as net change in unrealized appreciation or depreciation.

The Company may expose itself to risks if it engages in hedging transactions.

The Company may utilize instruments such as forward contracts, currency options and interest rate swaps, caps, collars and floors to seek to hedge against fluctuations in the relative values of its portfolio positions from changes in currency exchange rates and market interest rates. Use of these hedging instruments may expose us to counter-party credit risk. Hedging against a decline in the values of its portfolio positions does not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions decline. However, such hedging can establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transactions may also limit the opportunity for gain if the values of the portfolio positions should increase. Moreover, it may not be possible to hedge against an exchange rate or interest rate fluctuation that is generally anticipated at an acceptable price.

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The Company and its portfolio companies may be subjected to potential adverse effects of new or modified laws or regulations.

The Company and its portfolio companies are subject to regulation at the local, state, federal and, in some cases, foreign levels. These laws and regulations, as well as their interpretation, are likely to change from time to time, and new laws and regulations may be enacted. Accordingly, any change in these laws or regulations, changes in their interpretation, or newly enacted laws or regulations, or any failure by the Company or its portfolio companies to comply with these laws or regulations, could require changes to certain of the Company’s or its portfolio companies’ business practices, negatively impact the Company’s or its portfolio companies’ operations, cash flows or financial condition, impose additional costs on the Company or its portfolio companies or otherwise adversely affect the Company’s business or the business of its portfolio companies. In addition to the legal, tax and regulatory changes that are expected to occur, there may be unanticipated changes. The legal, tax and regulatory environment for BDCs, investment advisers and the instruments that they utilize (including derivative instruments) is continuously evolving.

Over the last several years, there also has been an increase in regulatory attention to the extension of credit outside of the traditional banking sector, raising the possibility that some portion of the non-bank financial sector will be subject to new regulation. While it cannot be known at this time whether any regulation will be implemented or what form it will take, increased regulation of non-bank credit extension could negatively impact the Company’s operations, cash flows or financial condition, impose additional costs on the Company, intensify the regulatory supervision of the Company or otherwise adversely affect the Company’s business.

Risks Related to the Company’s Operations

Because the Company intends to distribute substantially all of its income to its stockholders to obtain and maintain our status as a RIC, it will continue to need additional capital to finance its growth. If additional funds are unavailable or not available on favorable terms, its ability to grow may be impaired.

The Company will need additional capital to fund new investments and grow its portfolio of investments. The Company intends to access the capital markets periodically to issue debt or equity securities or borrow from financial institutions in order to obtain such additional capital. Unfavorable economic conditions could increase its funding costs, limit its access to the capital markets or result in a decision by lenders not to extend credit to the Company. A reduction in the availability of new capital could limit the Company’s ability to grow. In addition, the Company is required to distribute at least 90% of its net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to its stockholders to qualify and thereafter maintain its qualification as a RIC. As a result, these earnings will not be available to fund new investments. An inability on the Company’s part to access the capital markets successfully could limit its ability to grow its business and execute its business strategy fully and could decrease its earnings, if any.

The Company is required to meet a coverage ratio of total assets, less liabilities and indebtedness not represented by senior securities to total senior securities, which includes all of the Company’s borrowings, of at least 150%. This requirement limits the amount that the Company may borrow. Since the Company continues to need capital to grow its investment portfolio, these limitations may prevent it from incurring debt and require it to raise additional equity at a time when it may be disadvantageous to do so. While the Company expects that it will be able to borrow and to issue additional debt securities and expects that it will be able to issue additional equity securities, which would in turn increase the equity capital available to the Company, it cannot assure investors that debt and equity financing will be available to it on favorable terms, or at all. If additional funds are not available the Company, it may be forced to curtail or cease new investment activities, and its net asset value could decline.

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The Company’s ability to enter into certain transactions with its affiliates is restricted, which may limit the scope of investments available to the Company.

The Company is prohibited under the 1940 Act from participating in certain transactions with its affiliates without the prior approval of the Independent Trustees and, in some cases, the SEC. Any person that owns, directly or indirectly, 5% or more of its outstanding voting securities will be its affiliate for purposes of the 1940 Act, and the Company is generally prohibited from buying or selling any security from or to such affiliate without the prior approval of the Independent Trustees. The 1940 Act also prohibits certain “joint” transactions with certain of its affiliates, which could include concurrent investments in the same portfolio company, without prior approval of the Independent Trustees and, in some cases, of the SEC. The Company is prohibited from buying or selling any security from or to any person that controls its or who owns more than 25% of its voting securities or certain of that person’s affiliates, or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC.

The Company is permitted to rely on received exemptive relief from the SEC to co-invest with investment funds managed by the Advisor and its affiliates where doing so is consistent with the Company’s investment strategy as well as applicable law (including the terms and conditions of the exemptive order issued by the SEC). Under the terms of the relief permitting the Company to co-invest with other funds managed by the Advisor and its affiliates, a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Independent Trustees must make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to the Company and its stockholders and do not involve overreaching of the Company and its stockholders on the part of any person concerned and (2) the transaction is consistent with the interests of its stockholders and is consistent with the Company’s investment objectives and strategies.

The time and resources that the Investment Team devotes to the Company may be diverted, and the Company may face additional competition due to the fact that the Investment Team is not prohibited from raising money for, or managing, another entity that makes the same types of investments that the Company targets.

Neither the Advisor nor Stellus Capital is not prohibited from raising money for, or managing, another investment entity that makes the same types of investments as those the Company targets. As a result, the time and resources the Investment Team could devote to the Company may be diverted. In addition, the Company may compete with any such investment entity for the same investors and investment opportunities.

The Company’s incentive fee arrangements with the Advisor may vary from those of other investment funds, account or investment vehicles managed by the Advisor or Stellus Capital, which may create an incentive for the Investment Team to devote time and resources to a higher fee-paying fund.

If the Advisor or Stellus Capital is paid a higher performance-based fee from any of its other funds, it may have an incentive to devote more research and development or other activities, and/or recommend the allocation of investment opportunities, to such higher fee-paying fund. For example, to the extent the Advisor or Stellus Capital’s incentive compensation is not subject to a hurdle or Income Incentive Fee Cap with respect to another fund, it may have an incentive to devote time and resources to such other fund.

The Advisor’s liability is limited under the Advisory Agreement and the Company has agreed to indemnify the Advisor against certain liabilities, which may lead the Advisor to act in a riskier manner on the Company’s behalf than it would when acting for its own account.

Under the Advisory Agreement, the Advisor has not assumed any responsibility to the Company other than to render the services called for under that agreement. It will not be responsible for any action of the Board in following or declining to follow the Advisor’s advice or recommendations. Under the Advisory Agreement, the Advisor, its officers, members and personnel, and any person controlling or controlled by the Advisor will not be liable to the Company, any of its subsidiaries, its trustees, its stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the Advisory Agreement, except those resulting from acts constituting gross negligence, willful misfeasance, bad faith or reckless disregard of the duties that the Advisor owes to the Company under the Advisory Agreement. In addition, as part of the Advisory Agreement, the Company has agreed to indemnify the Advisor and each of its officers, directors, members, managers and employees from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with the Company’s business and operations or any action taken or omitted on the Company’s behalf pursuant to authority granted by the Advisory Agreement, except where attributable to gross negligence, willful misfeasance, bad faith or reckless disregard of such person’s duties under the Advisory Agreement. These protections may lead the Advisor to act in a riskier manner when acting on the Company’s behalf than it would when acting for its own account.

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The Advisor and Stellus Capital can resign as our investment adviser or administrator, respectively, upon 60 days’ notice and the Company may not be able to find a suitable replacement within that time, or at all, resulting in a disruption in its operations that could adversely affect its financial condition, business and results of operations.

The Advisor has the right under the Advisory Agreement to resign as the Company’s investment adviser at any time upon 60 days’ written notice, whether the Company has found a replacement or not. Similarly, Stellus Capital has the right under the Administration Agreement to resign at any time upon 60 days’ written notice, whether the Company has found a replacement or not. If the Advisor and/or Stellus Capital were to resign, the Company may not be able to find a new investment adviser or administrator, respectively or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 60 days, or at all. If the Company is unable to do so quickly, its operations are likely to experience a disruption, its financial condition, business and results of operations as well as its ability to pay distributions to its stockholders are likely to be adversely affected. Even if the Company is able to retain comparable management, whether internal or external, the integration of such management and their lack of familiarity with the Company’s investment objectives may result in additional costs and time delays that may adversely affect its business, financial condition, results of operations and cash flows.

The Company may experience fluctuations in our annual and quarterly operating results.

The Company could experience fluctuations in its annual and quarterly operating results due to a number of factors, including the interest rate payable on the loans and debt securities it acquires, the default rate on such loans and securities, the level of its expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which the Company encounters competition in its markets and general economic conditions. In light of these factors, results for any period should not be relied upon as being indicative of performance in future periods.

The Board may change the Company’s investment objectives, operating policies and strategies without prior notice or stockholder approval.

The Board has the authority, except as otherwise provided in the 1940 Act, to modify or waive the Company’s operating policies and strategies without prior notice and without stockholder approval. However, absent stockholder approval, the Company may not change the nature of its business so as to cease to be, or withdraw its election as, a BDC. The Company cannot predict the effect any changes to its current operating policies and strategies would have on its business or operating results. Nevertheless, any such changes could adversely affect its business and impair its ability to make distributions to its stockholders.

The Company is highly dependent on information systems and systems failures could significantly disrupt its business, which may, in turn, negatively affect the Company.

The Company’s business is highly dependent on the communications and information systems of the Advisor and Stellus Capital. In addition, certain of these systems are provided to the Advisor and/or Stellus Capital by third-party service providers. Any failure or interruption of such systems, including as a result of the termination of an agreement with any such third-party service provider, could cause delays or other problems in the Company’s activities. This, in turn, could have a material adverse effect on the Company’s operating results and negatively affect the Company.

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The failure in cyber security systems, as well as the occurrence of events unanticipated in the Company’s disaster recovery systems and management continuity planning could impair its ability to conduct business effectively.

The occurrence of a disaster, such as a cyber-attack against the Company or against a third-party that has access to the Company’s data or networks, a natural catastrophe, an industrial accident, failure of our disaster recovery systems, or consequential employee error, could have an adverse effect on its ability to communicate or conduct business, negatively impacting its operations and financial condition. This adverse effect can become particularly acute if those events affect the Company’s electronic data processing, transmission, storage, and retrieval systems, or impact the availability, integrity, or confidentiality of its data.

The Company depends heavily upon computer systems to perform necessary business functions. Despite its implementation of a variety of security measures, the Company’s computer systems, networks, and data, like those of other companies, could be subject to cyber-attacks and unauthorized access, use, alteration, or destruction, such as from physical and electronic break-ins or unauthorized tampering, malware and computer virus attacks, or system failures and disruptions. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary, and other information processed, stored in, and transmitted through our computer systems and networks. Such an attack could cause interruptions or malfunctions in the Company’s operations, which could result in financial losses, litigation, regulatory penalties, client dissatisfaction or loss, reputational damage, and increased costs associated with mitigation of damages and remediation.

Third parties with which the Company does business may also be sources of cybersecurity or other technological risks. The Company outsources certain functions, and these relationships allow for the storage and processing of its information, as well as customer, counterparty, employee and borrower information. Cybersecurity failures or breaches by the Advisor and/or Stellus Capital and other service providers (including, but not limited to, accountants, custodians, transfer agents and administrators), and the issuers of securities in which the Company invests, also have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, interference with the Company’s ability to calculate its net asset value, impediments to trading, the inability of its stockholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputation damages, reimbursement of other compensation costs, or additional compliance costs. While the Company engages in actions to reduce its exposure resulting from outsourcing, ongoing threats may result in unauthorized access, loss, exposure or destruction of data, or other cybersecurity incidents, with increased costs and other consequences, including those described above. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future.

Privacy and information security laws and regulation changes, and compliance with those changes, may result in cost increases due to system changes and the development of new administrative processes. In addition, the Company may be required to expend significant additional resources to modify its protective measures and to investigate and remediate vulnerabilities or other exposures arising from operational and security risks. The Company currently does not maintain insurance coverage relating to cybersecurity risks, and it may be required to expend significant additional resources to modify its protective measures or to investigate and remediate vulnerabilities or other exposures, and the Company may be subject to litigation and financial losses that are not fully insured.

The Company, the Advisor, Stellus Capital and the Company’s portfolio companies are subject to risks associated with “phishing” and other cyber-attacks.

The Company’s business and the business of its portfolio companies relies upon secure information technology systems for data processing, storage and reporting. Despite careful security and controls design, implementation and updating, the Company’s and its portfolio companies’ information technology systems could become subject to cyber-attacks. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems (e.g., through “hacking”, malicious software coding, social engineering or “phishing” attempts) for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of service attacks on websites (i.e., efforts to make network services unavailable to intended users). The Advisor and Stellus Capital’s employees have been and expect to continue to be the target of fraudulent calls, emails and other forms of activities. The result of these incidents may include disrupted operations, misstated or unreliable financial data, liability for stolen information, misappropriation of assets, increased cybersecurity protection and insurance costs, litigation and damage to our business relationships, regulatory fines or penalties, or other adverse effects on the Company’s business, financial condition or results of operations. In addition, the Company may be required to expend significant additional resources to modify its protective measures and to investigate and remediate vulnerabilities or other exposures arising from operational and security risks related to cyber-attacks.

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The Advisor’s, Stellus Capital’s and other service providers’ increased use of mobile and cloud technologies could heighten the risk of a cyber-attack as well as other operational risks, as certain aspects of the security of such technologies may be complex, unpredictable or beyond their control. These service providers’ reliance on mobile or cloud technology or any failure by mobile technology and cloud service providers to adequately safeguard their systems and prevent cyber-attacks could disrupt their operations and result in misappropriation, corruption or loss of personal, confidential or proprietary information. In addition, there is a risk that encryption and other protective measures against cyber-attacks may be circumvented, particularly to the extent that new computing technologies increase the speed and computing power available.

Additionally, remote working environments may be less secure and more susceptible to cyber-attacks, including phishing and social engineering attempts that seek to exploit the COVID-19 pandemic. Accordingly, the risks associated with cyber-attacks are heightened under current conditions.

Risks Related to Economic Conditions

Global economic, political and market conditions may adversely affect the Company’s business, results of operations and financial condition, including its revenue growth and profitability.

The current worldwide financial market situation, as well as various social and political tensions in the United States and around the world, may contribute to increased market volatility, may have long-term effects on the United States and worldwide financial markets and may cause economic uncertainties or deterioration in the U.S. and worldwide. The impact of downgrades by rating agencies to the U.S. government’s sovereign credit rating or its perceived creditworthiness as well as potential government shutdowns could adversely affect the U.S. and global financial markets and economic conditions.

Further downgrades of the U.S. credit rating, impending automatic spending cuts, another government shutdown or a failure to raise the statutory debt limit of the United States could negatively impact the Company’s liquidity, financial condition and earnings.

U.S. debt ceiling and budget deficit concerns have increased the possibility of additional credit-rating downgrades and economic slowdowns, or a recession in the United States. Although U.S. lawmakers passed legislation to raise the federal debt ceiling on multiple occasions, ratings agencies have lowered or threatened to lower the long-term sovereign credit rating on the United States.

The impact of this or any further downgrades to the U.S. government’s sovereign credit rating or its perceived creditworthiness could adversely affect the U.S. and global financial markets and economic conditions. Absent further quantitative easing by the Federal Reserve, these developments could cause interest rates and borrowing costs to rise, which may negatively impact the Company’s ability to access the debt markets on favorable terms. In addition, disagreement over the federal budget has caused the U.S. federal government to shut down for periods of time. Continued adverse political and economic conditions could have a material adverse effect on the Company’s business, financial condition and results of operations.

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Increased geopolitical unrest, terrorist attacks, or acts of war may impact the businesses in which the Company invests, and harm the Company’s business, operating results, and financial conditions.

Terrorist activity and the continued threat of terrorism and acts of civil or international hostility, both within the United States and abroad, as well as ongoing military and other actions and heightened security measures in response to these types of threats, may cause significant volatility and declines in the global markets, loss of life, property damage, disruptions to commerce and reduced economic activity, which may negatively impact the businesses in which the Company invests directly or indirectly and, in turn, could have a material adverse impact on the Company’s business, operating results, and financial condition. Losses from terrorist attacks are generally uninsurable.

Risks Related to the Company’s Investments

Economic recessions or downturns could impair the Company’s portfolio companies, which would harm the Company’s operating results.

Many of the portfolio companies in which the Company invests are likely to be susceptible to economic slowdowns or recessions and may be unable to repay the Company’s loans during such periods. Therefore, the number of the Company’s non-performing assets is likely to increase, and the value of its portfolio is likely to decrease during such periods. Adverse economic conditions may decrease the value of collateral securing some of its loans and debt securities and the value of its equity investments. Economic slowdowns or recessions could lead to financial losses in its portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase the Company’s funding costs, limit its access to the capital markets or result in a decision by lenders not to extend credit to the Company. These events could prevent the Company from increasing its investments and harm its operating results.

A portfolio company’s failure to satisfy financial or operating covenants imposed by the Company or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its assets, which could trigger cross-defaults under other agreements and jeopardize its portfolio company’s ability to meet its obligations under the loans and debt securities that the Company holds. The Company may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company. In addition, lenders in certain cases can be subject to lender liability claims for actions taken by them when they become too involved in the borrower’s business or exercise control over a borrower. It is possible that the Company could become subject to a lender’s liability claim, including as a result of actions taken if the Company renders significant managerial assistance to the borrower. Furthermore, if one of the Company’s portfolio companies were to file for bankruptcy protection, a bankruptcy court might re-characterize the Company’s debt holding and subordinate all or a portion of its claim to claims of other creditors, even though the Company may have structured its investment as senior secured debt. The likelihood of such a re-characterization would depend on the facts and circumstances, including the extent to which the Company provided managerial assistance to that portfolio company.

The Company’s investments in leveraged portfolio companies may be risky, and it could lose all or part of its investment.

Investment in leveraged companies involves a number of significant risks. Leveraged companies in which the Company invests may have limited financial resources and may be unable to meet their obligations under their loans and debt securities. Such developments may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of the Company realizing any guarantees that it may have obtained in connection with our investment. Smaller leveraged companies also may have less predictable operating results and may require substantial additional capital to support their operations, finance their expansion or maintain their competitive position.

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The Company may hold the loans and debt securities of leveraged companies that may, due to the significant operating volatility typical of such companies, enter into bankruptcy proceedings.

Leveraged companies may experience bankruptcy or similar financial distress. The bankruptcy process has a number of significant inherent risks. Many events in a bankruptcy proceeding are the product of contested matters and adversary proceedings and are beyond the control of the creditors. A bankruptcy filing by a portfolio company may adversely and permanently affect that company. If the proceeding is converted to a liquidation, the value of the portfolio company may not equal the liquidation value that was believed to exist at the time of the investment. The duration of a bankruptcy proceeding is also difficult to predict, and a creditor’s return on investment can be adversely affected by delays until the plan of reorganization or liquidation ultimately becomes effective. The administrative costs in connection with a bankruptcy proceeding are frequently high and would be paid out of the debtor’s estate prior to any return to creditors. Because the standards for classification of claims under bankruptcy law are vague, the Company’s influence with respect to the class of securities or other obligations it owns may be lost by increases in the number and amount of claims in the same class or by different classification and treatment. In the early stages of the bankruptcy process, it is often difficult to estimate the extent of, or even to identify, any contingent claims that might be made. In addition, certain claims that have priority by law (for example, claims for taxes) may be substantial.

The Company’s investments in private and LMM portfolio companies are risky, and it could lose all or part of its investment.

Investment in private and middle-market companies involves a number of significant risks. Generally, little public information exists about these companies, and the Company relies on the ability of the Advisor’s investment professionals to obtain adequate information to evaluate the potential returns from investing in these companies. If the Company is unable to uncover all material information about these companies, it may not make a fully informed investment decision, and it may lose money on its investments. LMM companies may have limited financial resources and may be unable to meet their obligations under their loans and debt securities that the Company holds, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of the Company realizing any guarantees it may have obtained in connection with its investment. In addition, such companies typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. Additionally, LMM companies are more likely to depend on the management talents and efforts of a small group of persons. Therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on one or more of the Company’s portfolio companies and, in turn, on the Company. LMM companies also may be parties to litigation and may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence. In addition, the Company’s executive officers, trustees and investment adviser may, in the ordinary course of business, be named as defendants in litigation arising from its investments in portfolio companies.

In addition, in the event that the Advisor seeks to cause the Company to comply with the requirements under ERISA applicable to VCOCs, the Company may be restricted in making certain otherwise desirable investments, and in disposing of investments at optimal times.

The lack of liquidity in the Company’s investments may adversely affect its business.

Most of the Company’s assets will be invested in illiquid loans and securities, and a substantial portion of its investments in leveraged companies will be subject to legal and other restrictions on resale or otherwise be less liquid than more broadly traded public securities. The illiquidity of these investments may make it difficult for the Company to sell such investments if the need arises. In addition, if the Company is required to liquidate all or a portion of its portfolio quickly, the Company may realize significantly less than the value at which it has previously recorded the investments.

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Price declines and illiquidity in the corporate debt markets may adversely affect the fair value of the Company’s portfolio investments, reducing its net asset value through increased net unrealized depreciation.

As a BDC, the Company is required to carry its investments at market value or, if no market value is ascertainable, at fair value. As part of the valuation process, the Company may take into account the following types of factors, if relevant, in determining the fair value of its investments:

• available current market data, including relevant and applicable market trading and transaction comparables;

• applicable market yields and multiples;

• security covenants;

• call protection provisions;

• information rights;

• the nature and realizable value of any collateral;

• the portfolio company’s ability to make payments, its earnings and discounted cash flows and the markets in which it does business;

• comparisons of financial ratios of peer companies that are public;

• comparable merger and acquisition transactions; and

• the principal market and enterprise values.

When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, the Company uses the pricing indicated by the external event to corroborate its valuation. The Company records decreases in the market values or fair values of its investments as unrealized depreciation. Declines in prices and liquidity in the corporate debt markets may result in significant net unrealized depreciation in the Company’s portfolio. The effect of all of these factors on its portfolio may reduce the Company’s net asset value by increasing net unrealized depreciation in its portfolio. Depending on market conditions, the Company could incur substantial realized losses and may suffer additional unrealized losses in future periods, which could have a material adverse effect on its business, financial condition, results of operations and cash flows.

The Company is a non-diversified investment company within the meaning of the 1940 Act, and therefore it is not limited with respect to the proportion of its assets that may be invested in securities of a single issuer.

The Company is classified as a non-diversified investment company within the meaning of the 1940 Act, which means that it is not limited by the 1940 Act with respect to the proportion of its assets that it may invest in securities of a single issuer. Beyond the asset diversification requirements associated with its qualification as a RIC under the Code, the Company does not have fixed guidelines for diversification. To the extent that the Company assumes large positions in the securities of a small number of issuers or its investments are concentrated in relatively few industries, its net asset value may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. The Company may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company.

The Company’s failure to make follow-on investments in its portfolio companies could impair the value of its portfolio.

Following an initial investment in a portfolio company, the Company may make additional investments in that portfolio company as “follow-on” investments, in seeking to:

•	increase or maintain in whole or in part our position as a creditor or equity ownership percentage in a portfolio company;

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•	exercise warrants, options or convertible securities that were acquired in the original or subsequent financing; or

•	preserve or enhance the value of our investment.

The Company has discretion to make follow-on investments, subject to the availability of capital resources. Failure on its part to make follow-on investments may, in some circumstances, jeopardize the continued viability of a portfolio company and its initial investment, or may result in a missed opportunity for it to increase its participation in a successful operation. Even if it has sufficient capital to make a desired follow-on investment, the Company may elect not to make a follow-on investment because it may not want to increase its level of risk, because it prefers other opportunities or because it is inhibited by compliance with the requirements of the 1940 Act or the desire to qualify or maintain its qualification as a RIC.

Because the Company generally does not hold controlling equity interests in portfolio companies, the Company may not be able to exercise control over its portfolio companies or to prevent decisions by management of its portfolio companies that could decrease the value of its investments.

The Company will not generally hold controlling equity positions in any of portfolio companies. As a result, the Company is subject to the risk that a portfolio company may make business decisions with which it disagrees, and that the management and/or stockholders of a portfolio company may take risks or otherwise act in ways that are adverse to the Company’s interests. Due to the lack of liquidity of the debt and equity investments that the Company holds in its portfolio companies, it may not be able to dispose of its investments in the event it disagrees with the actions of a portfolio company and may therefore suffer a decrease in the value of its investments.

Defaults by the Company’s portfolio companies will harm its operating results.

A portfolio company’s failure to satisfy financial or operating covenants imposed by the Company or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its assets. This could trigger cross-defaults under other agreements and jeopardize such portfolio company’s ability to meet its obligations to the Company under the loans or debt or equity securities held by it. The Company may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting portfolio company.

Prepayments of the Company’s debt investments by its portfolio companies could adversely impact its results of operations and ability to make stockholder distributions.

The Company is subject to the risk that the debt investments it makes in portfolio companies may be repaid prior to maturity. The Company expects that its investments will generally allow for repayment at any time subject to certain penalties. When this occurs, the Company intends to generally reinvest these proceeds in temporary investments, pending their future investment in accordance with its investment strategy. These temporary investments will typically have substantially lower yields than the debt being prepaid, and the Company could experience significant delays in reinvesting these amounts. Any future investment may also be at lower yields than the debt that was repaid. As a result, the Company’s results of operations could be materially adversely affected if one or more of the Company’s portfolio companies elects to prepay amounts owed to it. Additionally, prepayments could negatively impact the Company’s ability to make, or the amount of, stockholder distributions with respect to the holders of Common Shares.

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The interest rates of the Company’s floating-rate loans to portfolio companies that extend beyond 2021 might be subject to change based on recent regulatory changes.

The Company’s debt investments may be based on floating rates, such as the LIBOR, EURIBOR, the Federal Funds Rate or the Prime Rate. General interest rate fluctuations may have a substantial negative impact on the Company’s investments, the value of its interests and the rate of return on invested capital. The Company’s floating rate investments may be linked to LIBOR and it is unclear how increased regulatory oversight and changes in the method for determining LIBOR may affect the value of the financial obligations to be held by or issued to the Company that are linked to LIBOR, or how such changes could affect the Company’s results of operations or financial condition. In addition, any further changes or reforms to the determination or supervision of LIBOR may result in a sudden or prolonged increase or decrease in reported LIBOR, which could have an adverse impact on the market for or value of any LIBOR-linked securities, loans, and other financial obligations or extensions of credit held by or due to the Company or on its overall financial condition or results of operations.

In the recent past, concerns have been publicized that some of the member banks surveyed by British Bankers’ Association (“BBA”) in connection with the calculation of LIBOR across a range of maturities and currencies may have been under-reporting or otherwise manipulating the inter-bank lending rate applicable to them in order to profit on their derivative positions or to avoid an appearance of capital insufficiency or adverse reputational or other consequences that may have resulted from reporting inter-bank lending rates higher than those they actually submitted. A number of BBA member banks entered into settlements with their regulators and law enforcement agencies with respect to alleged manipulation of LIBOR.

In recent years, the number of unsecured interbank funding transactions in the LIBOR markets has declined substantially and public and private sector industry initiatives have focused on identifying new or alternative reference rates that could be used in place of IBORs. These initiatives have gained momentum, particularly in light of the announcement in July 2017 by the UK Financial Conduct Authority (“FCA”) that it would no longer use its influence or legal powers to persuade or compel contributing banks to make LIBOR submissions after the end of 2021.In late 2020, ICE Benchmark Administration (“IBA”), the administrator of LIBOR, with the support of the United States Federal Reserve and the FCA, announced plans to consult on ceasing publication of LIBOR on December 31, 2021 for only the one-week and two-month LIBOR tenors, and on June 30, 2023 for all other LIBOR tenors. On March 5, 2021, the FCA confirmed that all LIBOR settings will either cease to be provided by any administrator or no longer be representative: (a) immediately after December 31, 2021, in the case of the one-week and two-month U.S. dollar settings; and (b) immediately after June 30, 2023, in the case of the remaining U.S. dollar settings.

In the United States, the Alternative Reference Rate Committee (“ARRC”), which is sponsored by the Board of Governors of the Federal Reserve System, has designated the Secured Overnight Financing Rate (“SOFR”) as the best rate to replace U.S. dollar LIBOR as a benchmark rate, and the Federal Reserve Bank of New York began publishing SOFR on April 3, 2018. SOFR is an overnight rate based on trade-level data from various segments of the U.S. Treasury repo market. However, unlike LIBOR, SOFR is a secured (and, accordingly, a more risk-free) rate, and is a “backward-looking” overnight rate (and therefore does not include forward-looking term maturities (such as 1-month, 3-month, and 6-month rates)). The ARRC has, as part of its transition plan, initiatives to help develop term structures for SOFR that will be available by the end of 2021. Working groups in other countries for Sterling LIBOR, Euro LIBOR, Yen LIBOR and Swiss LIBOR are also working on designating alternative reference rates for use in lieu of LIBOR in those currencies.

LIBOR continues to be published. In November 2017, the FCA confirmed that all 20 of the ICE LIBOR panel banks had agreed to continue making submissions to the ICE LIBOR panel until the end of 2021. However, there is no assurance that LIBOR will continue to exist commencing in 2022, or at any time thereafter, particularly if too few banks are willing to serve at that time on the relevant LIBOR panel of contributing banks.

Although market participants, together with regulators, are working diligently to construct a viable alternative benchmark rate to LIBOR rates, there is no assurance that appropriate and usable alternative reference rates will be developed by the end of 2021, or that there will be sufficient liquidity in the markets using those alternative reference rates.

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There is also no assurance that the characteristics of any alternative reference rates that are designated will be similar to those of any LIBOR, or that any alternative reference rate will be suitable for use as a benchmark rate for any particular product or security, or that use of an alternative reference rate will produce the economic equivalence of the LIBOR-based rate currently used for such products or securities. As noted above, the current expectation is that LIBOR will continue to be published through the end of 2021.

A reduction in the interest rates on new investments relative to interest rates on current investments could also have an adverse impact on the Company’s net interest income. An increase in interest rates could decrease the value of any investments the Company holds which earn fixed interest rates, including subordinated loans, senior and junior secured and unsecured debt securities and loans and high yield bonds, and also could increase the Company’s interest expense, thereby decreasing its net income. Also, an increase in interest rates available to investors could make investment in the Company less attractive if the Company is not able to increase its dividend or distribution rate, which could reduce the value of an investment in the Company.

Investors should also be aware that a change in the general level of interest rates can be expected to lead to a change in the interest rate the Company may receive on many of its debt investments. Accordingly, a change in the interest rate could make it easier for the Company to meet or exceed the performance threshold and may result in a substantial increase in the amount of incentive fees payable to the Advisor with respect to the portion of the incentive fee based on income.

The effect of global climate change may impact the operations of the Company’s portfolio companies.

There may be evidence of global climate change. Climate change creates physical and financial risk and some of the Company’s portfolio companies may be adversely affected by climate change. For example, the needs of customers of energy companies vary with weather conditions, primarily temperature and humidity. To the extent weather conditions are affected by climate change, energy use could increase or decrease depending on the duration and magnitude of any changes. Increases in the cost of energy could adversely affect the cost of operations of the Company’s portfolio companies if the use of energy products or services is material to their business. A decrease in energy use due to weather changes may affect some of the Company’s portfolio companies’ financial condition, through decreased revenues. Extreme weather conditions in general require more system backup, adding to costs, and can contribute to increased system stresses, including service interruptions.

The Company’s portfolio companies may incur debt that ranks equally with, or senior to, its investments in such companies.

The Company’s may invest a portion of its capital in second lien and subordinated loans issued by its portfolio companies. The portfolio companies usually have, or may be permitted to incur, other debt that ranks equally with, or senior to, the loans in which the Company invests. By their terms, such debt instruments may provide that the holders are entitled to receive payment of interest or principal on or before the dates on which the Company is entitled to receive payments in respect of the loans in which it invests. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of debt instruments ranking senior to the Company’s investment in that portfolio company would typically be entitled to receive payment in full before the Company receives any distribution in respect of the Company’s investment. After repaying senior creditors, a portfolio company may not have any remaining assets to use for repaying its obligation to the Company. In the case of debt ranking equally with loans in which the Company invest, the Company would have to share any distributions on an equal and ratable basis with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company.

Additionally, certain loans that the Company makes to portfolio companies may be secured on a second priority basis by the same collateral securing senior secured debt of such companies. The first priority liens on the collateral will secure the portfolio company’s obligations under any outstanding senior debt and may secure certain other future debt that may be permitted to be incurred by the portfolio company under the agreements governing the loans. The holders of obligations secured by first priority liens on the collateral will generally control the liquidation of, and be entitled to receive proceeds from, any realization of the collateral to repay their obligations in full before the Company. In addition, the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of all of the collateral would be sufficient to satisfy the loan obligations secured by the second priority liens after payment in full of all obligations secured by the first priority liens on the collateral. If such proceeds were not sufficient to repay amounts outstanding under the loan obligations secured by the second priority liens, then the Company, to the extent not repaid from the proceeds of the sale of the collateral, will only have an unsecured claim against the portfolio company’s remaining assets, if any.

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The Company may also make unsecured loans to portfolio companies, meaning that such loans will not benefit from any interest in collateral of such companies. Liens on such portfolio companies’ collateral, if any, will secure the portfolio company’s obligations under its outstanding secured debt and may secure certain future debt that is permitted to be incurred by the portfolio company under its secured loan agreements. The holders of obligations secured by such liens will generally control the liquidation of, and be entitled to receive proceeds from, any realization of such collateral to repay their obligations in full before us. In addition, the value of such collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of such collateral would be sufficient to satisfy our unsecured loan obligations after payment in full of all secured loan obligations. If such proceeds were not sufficient to repay the outstanding secured loan obligations, then the Company’s unsecured claims would rank equally with the unpaid portion of such secured creditors’ claims against the portfolio company’s remaining assets, if any.

The rights the Company may have with respect to the collateral securing the loans the Company makes to portfolio companies with senior debt outstanding may also be limited pursuant to the terms of one or more intercreditor agreements that the Company enter into with the holders of such senior debt. Under a typical intercreditor agreement, at any time that obligations that have the benefit of the first priority liens are outstanding, any of the following actions that may be taken in respect of the collateral will be at the direction of the holders of the obligations secured by the first priority liens:

• the ability to cause the commencement of enforcement proceedings against the collateral;

• the ability to control the conduct of such proceedings;

• the approval of amendments to collateral documents;

• releases of liens on the collateral; and

• waivers of past defaults under collateral documents.

The Company may not have the ability to control or direct such actions, even if the Company’s rights are adversely affected.

The Company may be exposed to special risks associated with bankruptcy cases.

One or more of the Company’s portfolio companies may be involved in bankruptcy or other reorganization or liquidation proceedings. Many of the events within a bankruptcy case are adversarial and often beyond the control of the creditors. While creditors generally are afforded an opportunity to object to significant actions, the Company cannot assure investors that a bankruptcy court would not approve actions that may be contrary to the Company’s interests. There also are instances where creditors can lose their ranking and priority if they are considered to have taken over management of a borrower.

To the extent that portfolio companies in which the Company has invested through a unitranche facility are involved in bankruptcy proceedings, the outcome of such proceedings may be uncertain. For example, it is unclear whether a bankruptcy court would enforce an agreement among lenders which sets the priority of payments among unitranche lenders. In such a case, the “first out” lenders in the unitranche facility may not receive the same degree of protection as they would if the agreement among lenders was enforced.

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The reorganization of a company can involve substantial legal, professional and administrative costs to a lender and the borrower. It is subject to unpredictable and lengthy delays and during the process a company’s competitive position may erode, key management may depart and a company may not be able to invest adequately. In some cases, the debtor company may not be able to reorganize and may be required to liquidate assets. The debt of companies in financial reorganization will, in most cases, not pay current interest, may not accrue interest during reorganization and may be adversely affected by an erosion of the issuer’s fundamental value.

In addition, lenders can be subject to lender liability claims for actions taken by them where they become too involved in the borrower’s business or exercise control over the borrower. For example, the Company could become subject to a lender liability claim (alleging that the Company misused its influence on the borrower for the benefit of its lenders), if, among other things, the borrower requests significant managerial assistance from the Company and it provides that assistance. To the extent the Company and an affiliate both hold investments in the same portfolio company that are of a different character, the Company may also face restrictions on its ability to become actively involved in the event that portfolio company becomes distressed as a result of the restrictions imposed on transactions involving affiliates under the 1940 Act. In such cases, the Company may be unable to exercise rights the Company may otherwise have to protect its interests as security holders in such portfolio company.

If the Company makes subordinated investments, the obligors or the portfolio companies may not generate sufficient cash flow to service their debt obligations to us.

The Company may make subordinated investments that rank below other obligations of the obligor in right of payment. Subordinated investments are subject to greater risk of default than senior obligations as a result of adverse changes in the financial condition of the obligor or economic conditions in general. If the Company makes a subordinated investment in a portfolio company, the portfolio company may be highly leveraged, and its relatively high debt-to-equity ratio may create increased risks that its operations might not generate sufficient cash flow to service all of its debt obligations.

The disposition of the Company’s investments may result in contingent liabilities.

Substantially all of the Company’s investments involve loans and private securities. In connection with the disposition of an investment in loans and private securities, the Company may be required to make representations about the business and financial affairs of the portfolio company typical of those made in connection with the sale of a business. The Company may also be required to indemnify the purchasers of such investment to the extent that any such representations turn out to be inaccurate or with respect to potential liabilities.

The Company may not realize gains from its equity investments.

When the Company invests in loans and debt securities, it may acquire warrants or other equity securities of portfolio companies as well. The Company may also invest in equity securities directly. To the extent it holds equity investments, the Company will attempt to dispose of them and realize gains upon its disposition of them. However, the equity interests the Company receives may not appreciate in value and may decline in value. As a result, the Company may not be able to realize gains from its equity interests, and any gains that it does realize on the disposition of any equity interests may not be sufficient to offset any other losses it experiences.

Risks Relating to the Common Shares

There is a risk that investors may not receive distributions or that the Company’s distributions may not grow over time and a portion of its distributions may be a return of capital.

The Company intends to make distributions on a quarterly basis to its stockholders out of assets legally available for distribution (i.e., not subject to any legal restrictions under Delaware law on the distribution thereof). The Company cannot assure investors that it will achieve investment results that will allow it to make a specified level of cash distributions or year-to-year increases in cash distributions. All distributions will be made at the discretion of the Board and will depend on our earnings, financial condition, maintenance of RIC status, compliance with BDC regulations and such other factors as the Board may deem relative from time to time. The Company cannot assure investors that it will make distributions to its stockholders in the future.

The Company’s ability to pay distributions might be adversely affected by the impact of one or more of the risk factors described in this Registration Statement. Due to the asset coverage test applicable to the Company under the 1940 Act as a BDC, the Company may be limited in its ability to make distributions. In addition, restrictions and provisions in any future credit facilities, as well as in the terms of any debt securities the Company may issue, may limit its ability to make distributions in certain circumstances.

When the Company makes distributions, it will be required to determine the extent to which such distributions are paid out of current or accumulated earnings and profits. Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of an investor’s basis in the Common Shares and, assuming that an investor holds the Common Shares as a capital asset, thereafter as a capital gain.

Investing in the Common Shares may involve an above average degree of risk.

The investments the Company makes in accordance with its investment objectives may result in a higher amount of risk, and higher volatility or loss of principal, than alternative investment options. The Company’s investments in portfolio companies may be speculative and, therefore, an investment in the Common Shares may not be suitable for someone with lower risk tolerance.

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The information in this section contains forward-looking statements that involve risks and uncertainties. See “Item 1A. Risk Factors” and “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. You should read the following discussion in conjunction with the financial statements and related notes and other financial information appearing elsewhere in this Registration Statement.

Revenues

We generate revenue in the form of interest income on debt investments and capital gains and distributions, if any, on investment securities that we may acquire in portfolio companies. Our debt investments are typically expected to have a term of five years with an average duration of two to three years. Interest on our debt securities is generally payable quarterly. Payments of principal on our debt investments may be amortized over the stated term of the investment, deferred for several years or due entirely at maturity. In some cases, our debt investments may pay interest in-kind, or PIK interest. Any outstanding principal amount of our debt securities and any accrued but unpaid interest will generally become due at the maturity date. The level of interest income we receive is directly related to the balance of interest-bearing investments multiplied by the weighted average yield of our investments. We expect that the total dollar amount of interest and any dividend income that we earn will increase as the size of our investment portfolio increases.

Expenses

We do not currently have any employees and do not expect to have any employees. Our day-to-day investment operations will be managed by the Advisor, pursuant to the terms of the Advisory Agreement, and services necessary for our business, including the origination and administration of our investment portfolio, will be provided by individuals who are employees of Stellus Capital, as our Administrator, pursuant to the terms of the Administration Agreement. All investment professionals of the Advisor and its staff, when and to the extent engaged in providing investment advisory and management services under the Advisory Agreement, and the compensation and routine compensation-related overhead expenses of such personnel allocable to such services, will be provided and paid for by the Advisor and not by the Company. We will bear all other costs and expenses of its operations and transactions, including those listed in the Advisory Agreement. See “Item 1. Business – Advisory Agreement.”

We will reimburse the Administrator in an amount equal to the Company’s allocable portion of the Administrator’s overhead in performing its obligations under the Administration Agreement, including rent, the fees and expenses associated with performing compliance functions and the Company’s allocable portion of the cost of the Company’s Chief Financial Officer and Chief Compliance Officer and his staff. In addition, if requested to provide significant managerial assistance to the Company’s portfolio companies, the Administrator will be paid an additional amount based on the services provided, which shall not exceed the amount that the Company receives from such portfolio companies for providing this assistance. See “Item 1. Business – Advisory Agreement.”

We will also enter into the Expense Support Agreement with the Advisor which will provide that the Company will defer and/or limit the amount of expenses to be borne by the Company in certain circumstances and obligate the Advisor to pay such expenses on behalf of the Company, subject to certain requirements by the Company to reimburse the Advisor for its payment of certain expenses. See “Item 1. Business – Expense Support and Conditional Reimbursement Agreement.”

From time to time, the Advisor or its affiliates may pay third-party providers of goods or services. We will reimburse the Advisor or such affiliates thereof for any such amounts paid on our behalf. All of the foregoing expenses will ultimately be borne by our stockholders.

Financial Condition, Liquidity and Capital Resources

We intend to generate cash primarily from the net proceeds of the Private Offering and from cash flows from interest and fees earned from our investments and principal repayments and proceeds from sales of our investments. Our primary use of cash will be investments in portfolio companies, payments of our expenses, payment of cash distributions to our stockholders and repurchases of our Common Shares under our share repurchase program.

Critical Accounting Policies

The preparation of our financial statements in accordance with U.S. GAAP will require management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the periods covered by such financial statements. We have identified investment valuation and revenue recognition as our most critical accounting estimates. On an ongoing basis, we evaluate our estimates, including those related to the matters described below. These estimates are based on the information that is currently available to us and on various other assumptions that we believe to be reasonable under the circumstances. Actual results could differ materially from those estimates under different assumptions or conditions. A discussion of our critical accounting policies follows.

Investment Valuation

In accordance with the authoritative guidance on fair value measurements and disclosures under U.S. GAAP, the Company discloses the fair value of its investments in a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The guidance establishes three levels of the fair value hierarchy as follows:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2	Quoted prices in markets that are not considered to be active or financial instruments for which significant inputs are observable, either directly or indirectly; and

Level 3	Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

The level of an asset or liability within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. However, the determination of what constitutes “observable” requires significant judgment by management.

The Company considers whether the volume and level of activity for the asset or liability have significantly decreased and identifies transactions that are not orderly in determining fair value. Accordingly, if the Company determines that either the volume and/or level of activity for an asset or liability has significantly decreased (from normal conditions for that asset or liability) or price quotations or observable inputs are not associated with orderly transactions, increased analysis and management judgment will be required to estimate fair value. Valuation techniques such as an income approach might be appropriate to supplement or replace a market approach in those circumstances.

Investment Valuation Process

The Company’s investment transactions will be recorded on the trade date. Realized gains or losses will be computed using the specific identification method. Investments for which market quotations are readily available may be valued at such market quotations. Debt and equity securities that are not publicly traded or whose market price is not readily available are valued at fair value as determined in good faith by our Board based on the input of the Advisor’s investment professionals and our audit committee. In addition, the Advisor retains one or more independent valuation firms to review at least twice annually, the valuation of each portfolio investment for which a market quotation is not readily available. The Company has adopted Accounting Standards Board Accounting Standards Codification 820, Fair Value Measurements and Disclosures (“ASC 820”). This accounting statement requires the Company to assume that the portfolio investment is assumed to be sold in the principal market to market participants, or in the absence of a principal market, the most advantageous market, which may be a hypothetical market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. In accordance with ASC 820, the market in which the Company can exit portfolio investments with the greatest volume and level activity is considered its principal market.

A readily available market value is not expected to exist for most of the investments in the Company’s portfolio, and the Company values these portfolio investments at fair value as determined in good faith by the Company’s Board under a valuation policy and process. The types of factors that the Board may take into account in determining the fair value of the Company’s investments generally include, as appropriate, comparisons of financial ratios portfolio company to peer companies that are public, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business, and other relevant factors.

When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, the Company considers the pricing indicated by the external event to corroborate its valuation. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the investments may differ materially from the values that would have been used had a readily available market value existed for such investments. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different from the valuations currently assigned.

With respect to investments for which market quotations are not readily available, the Board undertakes a multi-step valuation process each quarter, as described below:

•	our quarterly valuation process begins with each portfolio company or investment being initially valued by the investment professionals of the Advisor responsible for the portfolio investment;

•	preliminary valuation conclusions are then documented and discussed with the Company’s senior investment professionals and the Advisor;

•	at least twice annually, the valuation for each portfolio investment is reviewed by an independent valuation firm;

•	the audit committee of the Board then reviews these preliminary valuations; and

•	the Board then discusses the valuations and determines the fair value of each investment in the Company’s portfolio in good faith, based on the input of the Advisor’s investment professionals, the independent valuation firm and the audit committee.

In following these approaches, the types of factors that are taken into account in determining the fair value of the Company’s investments include, as relevant, but are not limited to:

•	available current market data, including relevant and applicable market trading and transaction comparables;

•	applicable market yields and multiples;

•	security covenants;

•	call protection provisions;

•	information rights;

•	the nature and realizable value of any collateral;

•	the portfolio company’s ability to make payments, its earnings and discounted cash flows and the markets in which it does business;

•	comparisons of financial ratios of peer companies that are public;

•	comparable merger and acquisition transactions; and

•	the principal market and enterprise values.

Revenue Recognition

The Company records interest income on an accrual basis to the extent such interest is deemed collectible. Payment-in-kind (“PIK”) interest, represents contractual interest accrued and added to the loan balance that generally becomes due at maturity. We will not accrue any form of interest on loans and debt securities if there is reason to doubt our ability to collect such interest. Loan origination fees, original issue discount and market discount or premium are capitalized, and we then accrete or amortize such amounts using the effective interest method as interest income. Upon the prepayment of a loan or debt security, any unamortized loan origination fee is recorded as interest income. We record prepayment premiums on loans and debt securities as other income. Dividend income, if any, will be recognized on the declaration date.

Contractual Obligations

As of December 22, 2021, we had not commenced operations and did not have any significant contractual payment obligations.

Off-Balance Sheet Arrangements

Other than contractual commitments and other legal contingencies incurred in the normal course of our business, we do not expect to have any off-balance sheet financings or liabilities.

Quantitative and Qualitative Disclosures About Market Risk

We are subject to financial market risks, including changes in interest rates. We plan to invest primarily in illiquid debt securities of private companies. Most of our investments will not have a readily available market price, and we will value these investments at fair value as determined in good faith by the Board in accordance with our valuation policy. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. See “Item 1. Business – Determination of Net Asset Value.”

Item 3. Properties.

We do not own any real estate or other physical properties materially important to our operation or any of our subsidiaries. Our headquarters are currently located at Stellus Private Credit BDC, 4400 Post Oak Parkway, Suite 2200, Houston, Texas 77027, where we occupy office space pursuant to the Administration Agreement with Stellus Capital. We believe that our current office facilities are adequate to meet our needs.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

We have not yet commenced commercial activities and will not do so until the Initial Closing Date. To date we only have nominal capital from an affiliate of the Advisor that was contributed as part of our legal formation. We will not raise additional capital prior to the Initial Closing Date.

Item 5. Directors and Executive Officers.

Board of Trustees and Executive Officers

The business and affairs of the Company are managed under the direction and oversight of the Board. The Board consists of five members, three of whom are Independent Trustees. The Board appoints the officers, who serve at the discretion of the Board. The responsibilities of the Board include corporate governance activities, oversight of the Company’s financing arrangements and oversight of the Company’s investment activities.

The Board is responsible for the oversight of the Company’s investment, operational and risk management activities. The Board reviews risk management processes at both regular and special board meetings throughout the year, consulting with appropriate representatives of the Advisor as necessary and periodically requesting the production of risk management reports or presentations. The goal of the Board’s risk oversight function is to ensure that the risks associated with the Company’s investment activities are accurately identified, thoroughly investigated and responsibly addressed. Investors should note, however, that the Board’s oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the value of the Company’s investments.

The Board has established an Audit Committee, which has the responsibilities discussed in greater detail below. Under the Company’s organizational documents, the Company is not required to hold annual stockholder meetings.

Robert T. Ladd, an Interested Trustee, serves as Chairman of the Board. The Board believes that it is in the best interests of investors for Mr. Ladd to lead the Board because his extensive knowledge of and experience in the financial services industry. The Board believes that its leadership structure is appropriate because the structure allocates areas of responsibility among the individual trustees in a manner that enhances effective oversight. The Board also believes that its small size creates an efficient corporate governance structure that provides opportunity for direct communication and interaction between management and the Board.

Trustees

The following information regarding the Board is as of December 22, 2021:

Name	Birth Year	Position	Length of Service
Interested Trustees
Robert T. Ladd	1956	Chairman, Chief Executive Officer and President	Since 2021
Dean D’Angelo	1967	Trustee	Since 2021
Independent Trustees
J. Tim Arnoult	1949	Trustee	Since 2021
Bruce R. Bilger	1952	Trustee	Since 2021
William C. Repko	1949	Trustee	Since 2021

The address for each Trustee is c/o Stellus Private Credit BDC, 4400 Post Oak Parkway, Suite 2200, Houston, Texas 77027.

Executive Officers who are Not Trustees

The following information regarding the executive officers who are not trustees is as of December 22, 2021:

Name	Birth Year	Position
W. Todd Huskinson	1964	Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary

The address for each of the Company’s executive officers is c/o Stellus Private Credit BDC, 4400 Post Oak Parkway, Suite 2200, Houston, Texas 77027.

Trustee Biographies

Independent Trustees

J. Tim Arnoult has served as a member of the Board since 2021. Mr. Arnoult has over 35 years of banking and financial services experience. From 1979 to 2006, Mr. Arnoult served in various positions at Bank of America, including its predecessors, including president of Global Treasury Services from 2005 – 2006, president of Global Technology and Operations from 2000 to 2005, president of Central U.S. Consumer and Commercial Banking from 1996 to 2000 and president of Global Private Banking from 1991 to 1996. Mr. Arnoult is also experienced in mergers and acquisitions, having been directly involved in significant transactions such as the mergers of NationsBank and Bank of America in 1998 and Bank of America and FleetBoston in 2004. Mr. Arnoult previously served on the board of directors of Cardtronics Inc. (NasdaqGM: CATM) and AgileCraft, LLC and has served on a variety of boards throughout his career, including the board of Visa USA before it became a public company. Mr. Arnoult holds a B.A. in Psychology and a M.B.A. from the University of Texas at Austin. The Company believes Mr. Arnoult’s extensive banking and financial services experience bring important and valuable skills to the Board.

Bruce R. Bilger has served as a member of the Board since 2021. Mr. Bilger has over 43 years of providing advice on mergers and acquisitions, financings, and restructurings, particularly in the energy industry. Mr. Bilger retired in March 2018 from his role as a senior advisor at Lazard Freres & Co. LLC, a leading investment bank, where he began in January 2008 as managing director, chairman and head of Global Energy, and co-head of the Southwest Investment Banking region. Prior to joining Lazard Freres & Co. LLC, Mr. Bilger was a partner at the law firm of Vinson & Elkins LLP, where he was head of its 400-plus-attorney Energy Practice Group and co-head of its 175-plus-attorney corporate and transactional practice. Mr. Bilger is or has been a board or committee member with numerous charitable and civic organizations, including the Greater Houston Partnership, the Greater Houston Community Foundation, Reasoning Mind, Positive Coaching Alliance, Houston Methodist Hospital, Texas Children’s Hospital, Asia Society Texas Center, St. Luke’s United Methodist Church, St. John’s School, Dartmouth College and the University of Virginia. Mr. Bilger graduated Phi Beta Kappa from Dartmouth College and has an M.B.A. and law degree from the University of Virginia. The Company believes Mr. Bilger’s extensive merger and acquisition, financing, and restructuring experience bring important and valuable skills to the Board.

William C. Repko has served as a member of the Board since 2021. Mr. Repko has over 40 years of investing, finance and restructuring experience. Mr. Repko retired from Evercore Partners in February 2014, where he had served as a senior advisor, senior managing director and was a co-founder of the firm’s Restructuring and Debt Capital Markets Group since September 2005. Prior to joining Evercore Partners Inc., Mr. Repko served as chairman and head of the Restructuring Group at J.P. Morgan Chase, a leading investment banking firm, where he focused on providing comprehensive solutions to clients’ liquidity and reorganization challenges. In 1973, Mr. Repko joined Manufacturers Hanover Trust Company, a commercial bank, which after a series of mergers became part of J.P. Morgan Chase. Mr. Repko has been named to the Turnaround Management Association (TMA) –sponsored Turnaround, Restructuring and Distressed Investing industry Hall of Fame. Mr. Repko received his B.S. in Finance from Lehigh University. The Company believes Mr. Repko’s extensive investing, finance, and restructuring experience bring important and valuable skills to the Board.

Interested Trustees

Robert T. Ladd has served as the Chairman of the Board and Chief Executive Officer and President since 2021. Mr. Ladd is the managing partner and Chief Investment Officer of the Advisor and Stellus Capital. Mr. Ladd has more than 40 years of investing, finance, and restructuring experience. Prior to joining Stellus Capital, he had been with the D. E. Shaw group, a global investment and technology development firm, where he led the D. E. Shaw group’s Direct Capital Group from February 2004 to January 2012. Prior to joining the D. E. Shaw group, Mr. Ladd served as the president of Duke Energy North America, LLC, a merchant energy subsidiary of Duke Energy Corporation, and president and chief executive officer of Duke Capital Partners, LLC, a merchant banking subsidiary of Duke Energy Corporation, from September 2000 to February 2004. From February 1993 to September 2000, Mr. Ladd was a partner of Arthur Andersen LLP where he last served as worldwide managing partner for Arthur Andersen’s corporate restructuring practice and U.S. managing partner for that firm’s corporate finance practice. Before joining Arthur Andersen, from June 1980 to February 1993, Mr. Ladd served in various capacities for First City Bancorporation of Texas, Inc., a bank holding company, and its subsidiaries, including serving as president of First City Asset Servicing Company, an asset management business and executive vice president for the Texas Banking Division. He serves as Chairman of the Board of Trustees of Rice University and is a board member of Rice Management Company which oversees Rice University’s endowment. He is a member of the Council of Overseers of the Jesse H. Jones Graduate School of Business of Rice University, as well as a member of the University of Texas Health Science Center Development Board and the University of Texas Medical School of Houston Advisory Council. Mr. Ladd received a B.A. in managerial studies and economics from Rice University, and an M.B.A. from The University of Texas at Austin, where he was a Sord Scholar and recipient of the Dean’s Award for Academic Achievement. The Company believes Mr. Ladd’s extensive investing, finance, and restructuring experience bring important and valuable skills to the Board.

Dean D’Angelo has served as a member of the Board since 2021. Mr. D’Angelo is a partner of the Advisor. He is also a founding partner of Stellus Capital, and co-head of its Private Credit strategy and serves on its investment committee. He has over 25 years of experience in investment banking and principal investing. From August 2005 to January 2012, Mr. D’Angelo was a director in the Direct Capital Group at the D. E. Shaw group, a global investment and technology development firm. Prior to joining the D. E. Shaw group, Mr. D’Angelo was a principal of Allied Capital Corporation, a publicly-traded BDC, where he focused on making debt and equity investments in middle-market companies from May 2003 to August 2005. From September 2000 to April 2003, Mr. D’Angelo served as a principal of Duke Capital Partners, LLC, a merchant banking subsidiary of Duke Energy Corporation, where he focused on providing mezzanine, equity, and senior debt financing to businesses in the energy sector. From January 1998 to September 2000, Mr. D’Angelo was a product specialist for Banc of America Securities, LLC where he provided banking services to clients principally in the energy sector. Mr. D’Angelo began his career in the bankruptcy and consulting practice of Coopers & Lybrand L.L.P. in Washington, D.C. Mr. D’Angelo received his B.B.A. in accounting from The College of William and Mary, his M.A. in international economics and relations from The Paul H. Nitze School of Advanced International Studies at The Johns Hopkins University, and his M.B.A., with a concentration in finance, from the Wharton School of the University of Pennsylvania. The Company believes Mr. D’Angelo’s extensive investment banking and principal investing experience bring important and valuable skills to the Board.

Executive Officers Who Are Not Trustees

W. Todd Huskinson has served as the Company’s Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary since 2021. Mr. Huskinson is also a founding partner of Stellus Capital Management. He has over 29 years of experience in finance, accounting and operations. From August 2005 to January 2012, Mr. Huskinson was a director in the D. E. Shaw group’s Direct Capital Group, a global investment and technology development firm. Prior to joining the D. E. Shaw group, Mr. Huskinson was a Managing Director at BearingPoint (formerly KPMG Consulting), a management consulting firm, where he led the Houston office’s middle-market management consulting practice from July 2002 to July 2005. Prior to BearingPoint, Mr. Huskinson was a partner of Arthur Andersen, LLP, an accounting firm, where he served clients in the audit, corporate finance and consulting practices from December 1987 to June 2002. Mr. Huskinson received a B.B.A in accounting from Texas A&M University and is a certified public accountant.

Board Leadership and Structure

The Board monitors and performs an oversight role with respect to the Company’s business and affairs, including with respect to the Company’s investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of the Company’s service providers. Among other things, the Board approves the appointment of the Advisor and officers, reviews and monitors the services and activities performed by the Advisor and executive officers, and approves the engagement and reviews the performance of the Company’s independent registered public accounting firm.

Under the Company’s bylaws, the Board may designate a Chairman to preside over the meetings of the Board and meetings of the stockholders and to perform such other duties as may be assigned to him by the Board. The Company does not have a fixed policy as to whether the Chairman of the Board should be an Independent Trustee and believes that the Company should maintain the flexibility to select the Chairman and reorganize the leadership structure, from time to time, based on criteria that are in the best interests of the Company and its stockholders at such times.

The Company recognizes that different board leadership structures are appropriate for companies in different situations. The Company intends to re-examine its corporate governance policies on an ongoing basis to ensure that they continue to meet the Company’s needs.

Board’s Role in Risk Oversight

The Board performs its risk oversight function primarily through (a) its standing Audit Committee, which reports to the entire Board and is comprised solely of Independent Trustees, and (b) active monitoring by the Company’s Chief Compliance Officer of the Company’s compliance policies and procedures.

As described below in more detail below, the Audit Committee assists the Board in fulfilling its risk oversight responsibilities. The Audit Committee’s risk oversight responsibilities include overseeing the internal audit staff (sourced through the Administrator), if any, accounting and financial reporting processes, the Company’s systems of internal controls regarding finance and accounting and audits of the Company’s financial statements.

The Board also performs its risk oversight responsibilities with the assistance of the Chief Compliance Officer. The Board will annually review a written report from the Chief Compliance Officer discussing the adequacy and effectiveness of the Company’s compliance policies and procedures and the Company’s service providers. The Chief Compliance Officer’s annual report will address, at a minimum, (a) the operation of the Company’s compliance policies and procedures and the Company’s service providers’ compliance policies and procedures since the last report; (b) any material changes to such policies and procedures since the last report; (c) any recommendations for material changes to such policies and procedures as a result of the Chief Compliance Officer’s annual review; and (d) any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee the Company’s compliance activities and risks. In addition, the Chief Compliance Officer will meet separately in executive session with the Independent Trustees at least once each year.

Audit Committee

The Board has established an Audit Committee and may establish additional committees in the future. All trustees are expected to attend at least 75% of the aggregate number of meetings of the Board and the Audit Committee. The Company requires each Trustee to make a diligent effort to attend all Board and Audit Committee meetings.

The Audit Committee is currently composed of all of the Independent Trustees. Mr. Arnoult serves as Chairman of the Audit Committee. The Board has determined that Mr. Arnoult is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act. Messrs. Arnoult, Bilger, and Repko meet the current requirements of Rule 10A-3 under the Exchange Act. The Audit Committee operates pursuant to a charter approved by the Board, which sets forth the responsibilities of the Audit Committee. The Audit Committee’s responsibilities include selecting the Company’s independent registered public accounting firm; reviewing with such independent registered public accounting firm the planning, scope and results of their audit of the Company’s financial statements; pre-approving the fees for services performed; reviewing with the independent registered public accounting firm the adequacy of internal control systems; reviewing the Company’s annual audited financial statements; overseeing internal audit staff, if any, and periodic filings; and receiving the Company’s audit reports and financial statements.

Item 6. Executive Compensation.

None of the Company’s officers receive direct compensation from the Company. The Company has agreed to reimburse the Administrator for its allocable portion of the compensation paid to or compensatory distributions received by the Company’s Chief Compliance Officer and Chief Financial Officer, and any of their respective staff who provide services to the Company, operations staff who provide services to the Company, and internal audit staff, if any. In addition, to the extent that the Administrator outsources any of its functions, the Company will pay the fees associated with such functions at cost. The Company will agree to reimburse the Administrator for its allocable portion of the compensation of any personnel that it provides for use by the Company.

Compensation of Trustees

Each Independent Trustee of the Board is paid an annual board retainer of $50,000, payable in quarterly installments. The Company reimburses Independent Trustees for any out-of-pocket expenses related to their service as members of the Board. The Independent Trustees of the Board do not receive any stock-based compensation for their service as members of the Board. The Company’s trustees who are employed by Stellus Capital do not receive any compensation for their service as members of the Board. In addition, the Audit Committee Chairman is paid an additional annual retainer of $10,000.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

We have entered into the Advisory Agreement with the Advisor and the Administration Agreement with the Administrator. Certain of our executive officers and the Chairman of our Board have ownership and financial interests in the Advisor and the Administrator. Certain of our executive officers and the Chairman of our Board also serve as principals of other investment managers affiliated with the Advisor and the Administrator that may in the future manage investment funds with investment objectives similar to ours. In addition, our executive officers and directors and the partners of the Advisor and Stellus Capital serve or may serve as officers, directors or principals of entities that operate in the same or related line of business as we do, or of investment funds managed by its affiliates, although we may not be given the opportunity to participate in certain investments made by investment funds managed by advisers affiliated with Stellus Capital. However, the Advisor and its affiliates intend to allocate investment opportunities in a fair and equitable manner consistent with our investment objectives and strategies so that we are not disadvantaged in relation to any other client. We may invest, to the extent permitted by law, on a concurrent basis with affiliates of Stellus Capital, subject to compliance with applicable regulations, our allocation procedures and our co-investment exemptive relief order.

We have entered into a royalty-free license agreement with Stellus Capital, pursuant to which it has agreed to grant us a non-exclusive license to use the name “Stellus.” Under the license agreement, we have the right to use the “Stellus” name for so long as Stellus Capital or one of its affiliates remains our investment adviser.

In addition, we rent office space from Stellus Capital and pay Stellus Capital our allocable portion of overhead and other expenses incurred by it in performing its obligations under our Administration Agreement, including our allocable portion of the cost of our Chief Financial Officer and Chief Compliance Officer and their respective staffs.

Item 8. Legal Proceedings.

Neither we nor the Advisor are currently subject to any material pending legal proceedings, other than ordinary routine litigation incidental to our businesses. We and the Advisor may from time to time, however, be involved in litigation arising out of our operations in the normal course of business or otherwise. Furthermore, third parties may seek to impose liability on us in connection with the activities of our portfolio companies.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market Information

We do not intend to list our shares on a national securities exchange (except as described immediately below), and the Board does not expect to complete a liquidity event within any specific time period, if at all.

On or before the eighth year anniversary of the Initial Closing Date (the “Eighth Year Anniversary”), the Company will offer its shareholders the option to elect to either (i) retain their ownership of Common Shares (after which the Company may, among other things, continue to operate as a BDC or seek to complete the quotation or listing of the Common Shares on a national securities exchange (the “Exchange Listing”), including in connection with an initial public offering thereof, or another liquidity event) or (ii) exchange their Common Shares for shares in a newly formed entity (the “New Investment Vehicle”). In order to effectuate this option, the Company expects that it would need to, among other things, transfer to the New Investment Vehicle, in exchange for newly issued shares of the New Investment Vehicle, a pro rata portion of the Company’s assets and liabilities attributable to the stockholders that have elected to invest in the New Investment Vehicle, and thereafter exchange the New Investment Vehicle shares received for the Common Shares of the electing stockholders (such transfer of assets and liabilities and the mechanics relating thereto are referred to herein as the “Spin-Off”). Because the 1940 Act prohibits entities under common control like the Company and the New Investment Vehicle from engaging in certain transactions, the Company will likely be required to obtain exemptive and/or no-action relief from the SEC to permit it to transfer assets to the New Investment Vehicle, as well as with respect to other aspects relating to the Spin-Off. There can be no assurance that the Company will be able to obtain such exemptive and/or no-action relief from the SEC. If the Company does obtain such exemptive and/or no-action relief and one or more of its stockholders have elected to exchange their Common Shares for shares in the New Investment Vehicle in connection with the Spin-Off, then the Board will then make the determination as to when it is appropriate for it to effectuate the Spin-Off; provided, however, the Board will effectuate the Spin-Off (i) in connection with a liquidity event described in the section entitled “Liquidity Event” below or similar events or (ii) within the six-month period following the Eighth Year Anniversary if it has not already done so by then. If the Spin-Off is effectuated, for those stockholders who elect to exchange their Common Shares for shares in the New Investment Vehicle, the New Investment Vehicle will not make any new investments thereafter but may (1) complete any portfolio investments in process at the time thereof; (2) continue to draw down on capital commitments to pay outstanding liabilities and expenses of the New Investment Vehicle or to make such investments as the Advisor deems appropriate to protect the value of investments that were held as of the date of the Spin-Off and (3) use its commercially reasonable efforts to wind down or liquidate and dissolve the New Investment Vehicle as its investments are repaid and sold in the normal course. In addition, the expense support aspect (but not the conditional reimbursement aspect) of the Expense Support Agreement and the Operating Expense Cap will no longer be of any force or effect subsequent to the Spin-Off with respect to the New Investment Vehicle. The Advisor’s goal is to structure the New Investment Vehicle as a liquidating trust or private fund in order to minimize overhead and operating costs but the ultimate structuring thereof will be dictated by the SEC in connection with the receipt of the aforementioned exemptive and/or no-action relief and, as a result, may need to be structured as a private BDC.

Subsequent to any Exchange Listing, the Company will pay the Advisor (i) a base management fee calculated at an annual rate of 1.50% of the Company’s average gross assets, including assets purchased with borrowed funds or other forms of leverage but excluding cash and cash equivalents, at the end of the two most recently completed calendar quarters and (ii) the Income Incentive Fee and Capital Gains Incentive Fee described above except that all of the 10% figures referenced therein, including with respect to the Income Incentive Fee Cap, will be increased to 15%. In addition, the expense support aspect (but not the conditional reimbursement aspect) of the Expense Support Agreement and the Operating Expense Cap will no longer be of any force or effect subsequent thereto with respect to the Company.

Liquidity Event

A liquidity event could include an Exchange Listing or a merger or another transaction in which stockholders will receive cash or shares of a publicly traded company, or a sale of all or substantially all of its assets either on a complete portfolio basis or individually followed by a liquidation and distribution of cash to the Company’s stockholders. A liquidity event also may include a sale, merger or other transaction with one or more affiliated investment companies managed by the Advisor. A liquidity event involving a merger or sale of all or substantially all of our assets would require the approval of the Company’s stockholders in accordance with its Organizational Documents.

In making a determination of whether and what type of liquidity event is in the best interests of our stockholders, the Board, including the Independent Trustees, may consider a variety of criteria, including but not limited to such factors as the trading prices of other comparable vehicles that are publicly traded, portfolio diversification and allocation, portfolio performance, our financial condition, potential access to capital and the potential for stockholder liquidity. At this time, we do not know what circumstances will exist in the future and therefore we do not know what factors the Board will consider in determining whether or when to pursue a liquidity event in the future.

Prior to a liquidity event, our share repurchase program, if implemented, may provide a limited opportunity for our stockholders to have their Common Shares repurchased, subject to certain restrictions and limitations, at a price which may reflect a discount from the purchase price paid for the shares being repurchased. See “– Discretionary Repurchase of Shares” below.

Transfer and Resale Restrictions

Our Common Shares will not be registered under the Securities Act. The Common Shares issued in the Private Offering are expected to be exempt from registration requirements pursuant to Section 4(a)(2) of and Regulation D under the Securities Act.

Because our Common Shares will be acquired by investors in one or more transactions “not involving a public offering,” they will be “restricted securities.” The Common Shares offered and sold in the Private Offering may not be sold or transferred (i) except as permitted under the Subscription Agreement, including in connection with transfers to the Company in connection with the Company’s share repurchase program and (ii) unless they are registered under the Securities Act and under any other applicable securities laws or an exemption from such registration thereunder is available (in which case the stockholder may, at our option, be required to provide us with a legal opinion, in form and substance satisfactory to us, that registration is not required).

Accordingly, an investor must be willing to bear the economic risk of investment in the Common Shares until we are liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the Common Shares may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Common Shares and to execute such other instruments or certifications as are reasonably required by us.

Holders

Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of our Common Shares.

Discretionary Repurchase of Shares

Beginning no later than the first full calendar quarter after the two-year anniversary of the Initial Closing Date and at the discretion of the Company, the Company intends to commence a share repurchase program in which it would repurchase, in each quarter, in an amount not to exceed 5% of its outstanding Common Shares as of the close of the previous calendar quarter. The precise amount of such repurchase, if any, will be determined by the Board at its discretion.

The Company may amend, suspend, or terminate the share repurchase program if it deems such action to be in its best interest and the best interest of its stockholders. As a result, share repurchases may not be available each quarter. The Company intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act and the 1940 Act.

Item 10. Recent Sales of Unregistered Securities.

We expect to enter into Subscription Agreements with investors in connection with the Private Offering, pursuant to which we expect to issue and sell our Common Shares under the exemption provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and other exemptions of similar import in the laws of the states and jurisdictions where the offering will be made.

Item 11. Description of Registrant’s Securities to be Registered.

The following description is based on relevant portions of Delaware law and on the Company’s Agreement and Declaration of Trust (the “Declaration of Trust”) and bylaws. This summary is not necessarily complete, and the Company refers investors to Delaware law and the Organizational Documents for a more detailed description of the provisions summarized below.

General

The terms of the Declaration of Trust authorize an unlimited number of common shares of beneficial interest of any class, par value $0.01 per share (the “Common Shares”), of which [•] shares were outstanding as Declaration of Trust provides that the Board may classify or reclassify any unissued Common Shares into one or more classes or series of Common Shares or preferred shares by setting or changing the preferences, conversion or other rights, voting powers, restrictions, or limitations as to dividends, qualifications, or terms or conditions of redemption of the shares. There is currently no market for the Common Shares, and the Company can offer no assurances that a market for the Common Shares will develop in the future. The Company does not intend for the Common Shares offered under this Registration Statement to be listed on any national securities exchange. There are no outstanding options or warrants to purchase the Common Shares. No Common Shares have been authorized for issuance under any equity compensation plans. Under the terms of the Declaration of Trust, stockholders shall be entitled to the same limited liability extended to stockholders of private Delaware for profit corporations formed under the Delaware General Corporation Law, 8 Del. C. § 100, et. seq. The Declaration of Trust provides that no stockholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to us by reason of being a stockholder, nor shall any stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Company’s assets or the affairs of the Company by reason of being a stockholder. In addition, except as may be provided by the Board in setting the terms of any class or series of Common Shares, no stockholder shall be entitled to exercise appraisal rights in connection with any transaction.

Under the terms of the Declaration of Trust, all Common Shares will have equal rights as to voting and, when they are issued, will be duly authorized, validly issued, and fully paid. Dividends and distributions may be paid to the holders of Common Shares if, as and when authorized by the Board and declared by the Company out of funds legally available therefore. Except as may be provided by the Board in setting the terms of classified or reclassified shares, the Common Shares will have no preemptive, exchange, conversion, appraisal or redemption rights. In the event of the Company’s liquidation, dissolution or winding up, each share of the Common Shares would be entitled to share pro rata in all of the Company’s assets that are legally available for distribution after it pays all debts and other liabilities and subject to any preferential rights of holders of its preferred shares, if any preferred shares are outstanding at such time. Subject to the rights of holders of any other class or series of shares, each share of Common Shares will be entitled to one vote on all matters submitted to a vote of stockholders, including the election of trustees. Except as may be provided by the Board in setting the terms of classified or reclassified shares, and subject to the express terms of any class or series of preferred shares, the holders of the Common Shares will possess exclusive voting power. There will be no cumulative voting in the election of trustees. Subject to the special rights of the holders of any class or series of preferred shares to elect trustees, each Trustee will be elected by a plurality of the votes cast with respect to such trustee’s election except in the case of a “contested election” (as defined in the Company’s bylaws), in which case trustees will be elected by a majority of the votes cast in the contested election of trustees.

Transferability of Common Shares

Stockholders may not sell, assign, transfer or pledge (each, a “Transfer”) any Common Shares, rights or obligations unless (i) the Company gives consent and (ii) the Transfer is made in accordance with applicable securities laws. No Transfer will be effectuated except by registration of the Transfer on the Company’s books. Each transferee must agree to be bound by these restrictions and all other obligations as a stockholder in the Company.

Following the Company’s initial public offering, stockholders may be restricted from selling or transferring their Common Shares for a certain period of time by applicable securities laws or contractually by a lock-up agreement with the underwriters of the initial public offering.

Preferred Shares

This offering does not include an offering of preferred shares. However, under the terms of the Declaration of Trust, the Board may authorize us to issue preferred shares in one or more classes or series without stockholder approval, to the extent permitted by the 1940 Act. The Board has the power to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series of preferred shares. The Company does not currently anticipate issuing preferred shares in the near future. In the event it issues preferred shares, the Company will make any required disclosure to stockholders.

Preferred shares could be issued with terms that would adversely affect the stockholders, provided that the Company may not issue any preferred shares that would limit or subordinate the voting rights of holders of Common Shares. Preferred shares could also be used as an anti-takeover device through the issuance of shares of a class or series of preferred shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control. Every issuance of preferred shares will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that: (1) immediately after issuance and before any dividend or other distribution is made with respect to common shares and before any purchase of common shares is made, such preferred shares together with all other senior securities must not exceed an amount equal to 66 and 2/3% of the Company’s total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred shares, if any are issued, must be entitled as a class voting separately to elect two trustees at all times and to elect a majority of the trustees if distributions on such preferred shares are in arrears by two full years or more. Certain matters under the 1940 Act require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred shares (as determined in accordance with the 1940 Act) voting together as a separate class. For example, the vote of such holders of preferred shares would be required to approve a proposal involving a plan of reorganization adversely affecting such securities. The issuance of any preferred shares must be approved by a majority of the Independent Trustees not otherwise interested in the transaction.

Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses

Delaware law permits a Delaware statutory trust to include in its declaration of trust a provision to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever. The Declaration of Trust provides that our trustees will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a trustee to the fullest extent permitted by Delaware law. The Declaration of Trust provides for the indemnification of any person to the full extent permitted, and in the manner provided, by Delaware law. In accordance with the 1940 Act, the Company will not indemnify certain persons for any liability to which such persons would be subject by reason of such person’s willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Pursuant to the Declaration of Trust and subject to certain exceptions described therein, the Company will indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former trustee or officer of the Company and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (ii) any individual who, while a trustee or officer of the Company and at the request of the Company, serves or has served as a trustee, officer, partner or trustee of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity (each such person, an “Indemnitee”), in each case to the fullest extent permitted by Delaware law. Notwithstanding the foregoing, the Company will not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by an Indemnitee unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities were offered or sold as to indemnification for violations of securities laws.

The Company will not indemnify an Indemnitee against any liability or loss suffered by such Indemnitee unless (i) the Company determines in good faith that the course of conduct that caused the loss or liability was in the best interest of the Company, (ii) the Indemnitee was acting on behalf of or performing services for the Company, (iii) such liability or loss was not the result of gross negligence or willful misconduct, in the case that the party seeking indemnification is an Independent Trustee, and (iv) such indemnification or agreement to hold harmless is recoverable only out of assets of the Company and not from the stockholders.

In addition, the Declaration of Trust permits the Company to advance reasonable expenses to an Indemnitee, and the Company will do so in advance of final disposition of a proceeding (a) if the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company, (b) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) upon the Company’s receipt of (i) a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the standard of conduct was not met.

Delaware Law and Certain Declaration of Trust Provisions

Organization and Duration

We were formed in Delaware on December 7, 2021 and will remain in existence until dissolved in accordance with our Declaration of Trust or pursuant to Delaware law.

Purpose

Under the Declaration of Trust, the Company is permitted to engage in any business activity that lawfully may be conducted by a statutory trust organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreements relating to such business activity.

The Declaration of Trust contains provisions that could make it more difficult for a potential acquirer to acquire the Company by means of a tender offer, proxy contest or otherwise. The Board may, without stockholder action, authorize the issuance of shares in one or more classes or series, including preferred shares; the Board may, without stockholder action, amend our Declaration of Trust to increase the number of the Common Shares, of any class or series, that the Company will have authority to issue; and our Declaration of Trust provides that, while the Company does not intend to list the Common shares on any securities exchange, if any class of its shares is listed on a national securities exchange, the Board will be divided into three classes of trustees serving staggered terms of three years each. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with the Board. The Company believes that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Number of Trustees; Vacancies; Removal

The Declaration of Trust provides that the number of trustees will be set by the Board in accordance with the Company’s bylaws. The bylaws provide that a majority of the entire Board may at any time increase or decrease the number of trustees. The Declaration of Trust provides that the number of trustees generally may not be less than one. Except as otherwise required by applicable requirements of the 1940 Act and as may be provided by the Board in setting the terms of any class or series of preferred shares, pursuant to an election under the Declaration of Trust, any and all vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum, and any trustee elected to fill a vacancy will serve for the remainder of the full term of the trustee for whom the vacancy occurred and until a successor is elected and qualified, subject to any applicable requirements of the 1940 Act. Independent Trustees will nominate replacements for any vacancies among the Independent Trustees’ positions.

The Declaration of Trust provides that a trustee may be removed only for cause and only by a majority of the remaining trustees (or in the case of the removal of a trustee who is not an interested person, a majority of the remaining trustees who are not interested persons).

The Company has a total of five members of the Board, three of whom are Independent Trustees. The Declaration of Trust provides that a majority of the Board must be Independent Trustees except for a period of up to 60 days after the death, removal or resignation of an Independent Trustee pending the election of his or her successor. Each trustee will hold office until his or her successor is duly elected and qualified. While the Company does not intend to list the Common shares on any securities exchange, if any class of its shares is listed on a national securities exchange, the Board will be divided into three classes of trustees serving staggered terms of three years each.

Action by Stockholders

The Company’s bylaws provide that stockholder action can be taken only at a special meeting of stockholders or by unanimous consent in lieu of a meeting. The stockholders will only have voting rights as required by the 1940 Act or as otherwise provided for in the Declaration of Trust. Under our Declaration of Trust and bylaws, the Company is not required to hold annual stockholder meetings. Special meetings may be called by the trustees and certain of its officers, and will be limited to the purposes for any such special meeting set forth in the notice thereof. In addition, the Declaration of Trust provides that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders will be called by the secretary of the Company upon the written request of stockholders entitled to cast thirty-three and one-third percent (33 1⁄3%) or more of the votes entitled to be cast at the meeting. Any special meeting called by such stockholders is required to be held not less than 15 nor more than 60 days after we are provided notice by such stockholders of the request for a special meeting. These provisions will have the effect of significantly reducing the ability of stockholders being able to have proposals considered at a meeting of stockholders.

With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the Board or (3) provided that the Board has determined that trustees will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the Declaration of Trust.

The purpose of requiring stockholders to give the Company advance notice of nominations and other business is to afford the Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by the Board, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although the Declaration of Trust does not give the Board any power to disapprove stockholder nominations for the election of trustees or proposals recommending certain action, they may have the effect of precluding a contest for the election of trustees or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of trustees or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to the Company and its stockholders.

Amendment of the Declaration of Trust and Bylaws

The Declaration of Trust provides that stockholders are entitled to vote upon a proposed amendment to the Declaration of Trust if the amendment would alter or change the powers, preferences or special rights of the shares held by such stockholders so as to affect them adversely. Approval of any such amendment requires at least a majority of the votes cast by such stockholders at a meeting of stockholders duly called and at which a quorum is present. In addition, amendments to the Declaration of Trust to make the Common Shares a “redeemable security” or to convert the Company, whether by merger or otherwise, from a closed-end company to an open-end company each must be approved by (a) the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter prior to the occurrence of a listing of any class of the Company’s shares on a national securities exchange and (b) the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter upon and following the occurrence of a listing of any class of the Company’s shares on a national securities exchange.

The Declaration of Trust provides that the Board has the exclusive power to adopt, alter or repeal any provision of the Company’s bylaws and to make new bylaws. The Declaration of Trust relating to stockholder voting and the removal of trustees, the Declaration of Trust provides that the Board may amend the Declaration of Trust without any vote of the stockholders.

Actions Related to Merger, Conversion, Reorganization or Dissolution

An affirmative vote or consent of a “majority of the outstanding voting securities” (as such term is defined in the 1940 Act) of the Company (or such higher approval threshold as may be provided in the Declaration) shall be required to approve merger, conversion, consolidation, or share exchange or sale of exchange of all or substantially all of the assets of the Company, provided that 75% of the Continuing Trustees (as such term is defined by the Declaration) and a majority of the Board approve of such merger, conversion, consolidation, or share exchange or sale of exchange.

Derivative Actions

No person, other than a trustee, who is not a stockholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Company. No stockholder may maintain a derivative action on behalf of the Company unless holders of at least fifty percent (50%) of the outstanding shares join in the bringing of such action.

In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Statute, a stockholder may bring a derivative action on behalf of the Company only if the following conditions are met: (i) the stockholder or stockholders must make a pre-suit demand upon the Board to bring the subject action unless an effort to cause the Board to bring such an action is not likely to succeed; and a demand on the Board shall only be deemed not likely to succeed and therefore excused if a majority of the Board, or a majority of any committee established to consider the merits of such action, is composed of Board who are not “Independent Trustees” (as that term is defined in the Delaware Statutory Trust Statute); and (ii) unless a demand is not required under clause (i) above, the Board must be afforded a reasonable amount of time to consider such stockholder request and to investigate the basis of such claim; and the Board shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the stockholders making such request to reimburse the Company for the expense of any such advisors in the event that the Board determine not to bring such action. For purposes of this paragraph, the Board may designate a committee of one or more trustees to consider a stockholder demand. Nothing disclosed in this sub-section will apply to any claims, suits, actions or proceedings asserting a claim brought under federal securities laws.

Exclusive Delaware Jurisdiction

Each trustee, each officer and each person legally or beneficially owning a share or an interest in a share of the Company (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Statutory Trust Statute, (i) irrevocably agrees that except for any claims, suits, actions or proceedings arising under the federal securities laws, any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Company, the Delaware Statutory Trust Statute or the Declaration of Trust (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of the Declaration of Trust, (B) the duties (including fiduciary duties), obligations or liabilities of the Company to the stockholders or the Board, or of officers or the Board to the Company, to the stockholders or each other, (C) the rights or powers of, or restrictions on, the Company, the officers, the Board or the stockholders, (D) any provision of the Delaware Statutory Trust Statute or other laws of the State of Delaware pertaining to trusts made applicable to the Company pursuant to Section 3809 of the Delaware Statutory Trust Statute or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Statutory Trust Statute or the Declaration of Trust relating in any way to the Company (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably agrees that any claims, suits, actions or proceedings arising under the federal securities laws shall be exclusively brought in the federal district courts of the United States of America, (iii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iv) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum or (C) the venue of such claim, suit, action or proceeding is improper, (v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law, and (vi) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding. Notwithstanding anything to the contrary in this Section, the Company may, at its sole discretion, select and/or consent to an alternative forum for any claims, suits, actions or proceedings relating in any way to the Company.

Access to Records

Any stockholder will be permitted access to all of the Company’s records to which they are entitled under applicable law at all reasonable times and may inspect and copy any of them for a reasonable copying charge. An alphabetical list of the names, addresses and business telephone numbers of the Company’s stockholders, along with the number of shares held by each of them, will be maintained as part of its books and records and will be available for inspection by any stockholder or the stockholder’s designated agent at our office. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any stockholder who requests the list within ten days of the request. A stockholder may request a copy of the stockholder list for any proper and legitimate purpose, including, without limitation, in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. Such copy of the stockholder list shall be printed in alphabetical order, on white paper, and in readily readable type size (no smaller than 10 point font).

A stockholder may also request access to any other corporate records. If a proper request for the stockholder list or any other corporate records is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list or other requested corporate records as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder will not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting stockholder’s interest in our affairs. We may also require that such stockholder sign a confidentiality agreement in connection with the request.

Conflict with the 1940 Act

Our Declaration of Trust provide that, if and to the extent that any provision of Delaware law, or any provision of our Declaration of Trust conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

Item 12. Indemnification of Directors and Officers.

See “Item 11. Description of Registrant’s Securities to be Registered — Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses.”

We have also obtained directors and officers/errors and omissions liability insurance for our trustees and officers.

Item 13. Financial Statements and Supplementary Data.

Set forth below is an index to our financial statements attached to this Registration Statement.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Company and its accountant on any matter of accounting principles, practices, or financial statement disclosure.

Item 15. Financial Statements and Exhibits.

(a) List separately all financial statements filed

The financial statements included in this Registration Statement are listed “Item 13. Financial Statements and Supplementary Data.”

(b) Exhibits

Number	Exhibit
3.1	Form of Amended and Restated Agreement and Declaration of Trust
3.2	Form of Bylaws
10.1	Form of Advisory Agreement between the Company and the Advisor
10.2	Form of Administration Agreement between the Company and the Administrator
10.3	Form of License Agreement between the Company and Stellus Capital Management, LLC
10.4	Form of Dividend Reinvestment Plan
10.5	Form of Indemnification Agreement for Trustees and Officers
10.6*	Form of Custodian Agreement
10.7	Form of Subscription Agreement
10.8	Form of Expense Support and Conditional Reimbursement Agreement between the Company and the Advisor

* To be filed by amendment

STELLUS PRIVATE CREDIT BDC

(A Delaware Trust)

FINANCIAL STATEMENTS PERIOD FROM DECEMBER 7, 2021 (INCEPTION) TO DECEMBER 10, 2021

(EXPRESSED IN U.S. DOLLARS)

STELLUS PRIVATE CREDIT BDC

(A Delaware Trust)

FINANCIAL STATEMENTS

PERIOD FROM DECEMBER 7, 2021 (INCEPTION) TO DECEMBER 10, 2021 (EXPRESSED IN U.S. DOLLARS)

STELLUS PRIVATE CREDIT BDC

(A Delaware Trust)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders

Stellus Private Credit BDC

Opinion on the financial statements

We have audited the accompanying statement of assets and liabilities of Stellus Private Credit BDC (the “Company”) as of December 10, 2021, the related statement of operations and changes in net assets for the period from December 7, 2021 (inception) through December 10, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 10, 2021, and the results of its operations for the period from December 7, 2021 (inception) through December 10, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2021.

/s/ Grant Thornton LLP

Dallas, Texas

December 22, 2021

STELLUS PRIVATE CREDIT BDC

(A Delaware Trust)

STATEMENT OF ASSETS AND LIABILITIES (EXPRESSED IN U.S. DOLLARS)

December 10, 2021
ASSETS
Deferred offering costs	$76,426
Prepaid expenses and other assets	15,367
TOTAL ASSETS	$91,793

LIABILITIES AND NET ASSETS
LIABILITIES
Due to affiliate	338,433
TOTAL LIABILITIES	$338,433

NET ASSETS
Common shares of beneficial interest, 0 shares authorized, 0 shares issued and outstanding, $0.001 per share par value	$-
Total distributable earnings (loss)	(246,640)
TOTAL NET ASSETS	$(246,640)
TOTAL LIABILITIES AND NET ASSETS	$91,793

STELLUS PRIVATE CREDIT BDC

(A Delaware Trust)

STATEMENT OF OPERATIONS (EXPRESSED IN U.S. DOLLARS)

Period from December 7, 2021 (Inception) to December 10, 2021
EXPENSES
Organization costs	$246,319
Other expenses	$321
TOTAL EXPENSES	$246,640
NET DECREASE IN NET ASSETS FROM OPERATIONS	$(246,640)

STELLUS PRIVATE CREDIT BDC

(A Delaware Trust)

STATEMENT OF CHANGES IN NET ASSETS (EXPRESSED IN U.S. DOLLARS)

Period from December 7, 2021 (Inception) to December 10, 2021
NET ASSETS AS OF DECEMBER 7, 2021	$-
Net decrease in net assets resulting from operations	(246,640)
NET ASSETS AS OF DECEMBER 10, 2021	$(246,640)

STELLUS PRIVATE CREDIT BDC

Notes to Financial Statements

1.	ORGANIZATION, BUSINESS AND BASIS OF PRESENTATION

Organization

STELLUS PRIVATE CREDIT BDC (“PBDC” or the “Company”) was formed on December 7, 2021 (“Inception”) as a Delaware statutory trust company. The Company is a newly formed, externally managed, non- diversified closed-end management investment company that intends to elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). In addition, the Company intends to elect to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

The Company is offering on a continuous basis an unlimited number of its common shares of beneficial interest (“Common Shares”) in connection with which it intends to enter into subscription agreements to issue and sell shares of its Common Shares under the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), only to investors that are “accredited investors” in accordance with Rule 506 of Regulation D promulgated under the Securities Act, and other exemptions of similar import in the laws of the states and jurisdictions where the offering will be made (the “Private Offering”).

Description of Business

The Company is a financial services company that has been established to provide financing, primarily senior secured loans to lower middle market (“LMM”) companies in the U.S. and selectively in Canada. LMM companies are generally defined as having EBITDA (earnings before interest, taxes, depreciation, and amortization) between $5 million and $50 million. The Company’s investment objectives are to maximize the total return to its stockholders in the form of current income and capital appreciation. The Company will employ a strategy to provide capital to profitable, growth-oriented companies, many of which are expected to be portfolio companies of private equity firms. The Company expects to generate returns primarily from interest income and fees from senior secured loans, with some capital appreciation through nominal equity co-investments.

The Company is externally managed by Stellus Private BDC Advisor, LLC, (the “Advisor”) a Delaware limited liability company that is a majority-owned subsidiary of Stellus Capital Management, LLC (“Stellus Capital”) and an investment adviser that is registered with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended. Stellus Capital serves as the Company’s administrator (the “Administrator”) pursuant to an administration agreement (the “Administration Agreement”). The Administrator may retain a sub-administrator to perform any or all of its obligations under the Administration Agreement.

As of December 10, 2021, the Company has not yet begun investment operations, but prior to and since its inception the Company has incurred costs related to its organization and offering which have been borne by the Advisor and are reimbursable by the Company. As of December 10, 2021, the Company had $246,319 in organization costs, $76,426 in offering costs, and $15,688 in other accrued expenses and liabilities payable to Stellus Capital.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to Regulation S-X. The Company is an investment company and, therefore, applies the specialized accounting and reporting guidance in Accounting Standards Codification Topic 946, Financial Services – Investment Companies. Financial statements prepared on a GAAP basis require management to make estimates and assumptions that affect the amounts and disclosures reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

STELLUS PRIVATE CREDIT BDC

Notes to Financial Statements— (Continued)

Use of Estimates

The preparation of the consolidated statements of assets and liabilities in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ materially.

Fiscal Year End

The Company’s fiscal year ends on December 31.

Organizational Costs

Organizational costs include costs relating to the formation and incorporation of the Company, which generally include legal fees. These costs are expensed as incurred.

Deferred Offering Costs

Costs associated with the offering of Common Shares of the Company are capitalized as deferred offering expenses and included on the Statement of Assets and Liabilities and amortized over a twelve-month period from commencement of operations. These expenses include legal, accounting, printing fees and other related expenses and costs incurred in connection with preparing the offering documents relating to the Private Offering.

Income Taxes

The Company intends to elect to be regulated as a BDC under the 1940 Act and also intends to elect to be treated as a RIC under the Code beginning with the taxable year ending December 31, 2021. To qualify for tax treatment as a RIC, among other things, the Company is required to timely distribute to its stockholders at least 90% of investment company taxable income, as defined by the Code, for each year. So long as the Company maintains its status as a RIC, it generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to its stockholders as dividends. Rather, any tax liability related to income earned by the Company represents obligations of the Company’s investors and will not be reflected in the consolidated financial statements of the Company.

To avoid a 4% U.S. federal excise tax on undistributed earnings, the Company is required to distribute each calendar year the sum of (i) 98% of its ordinary income for such calendar year (ii) 98.2% of its net capital gains for the one-year period ending December 31 (iii) any income recognized, but not distributed, in preceding years and on which the Company paid no U.S. federal income tax or the Excise Tax Avoidance Requirement. For this purpose, however, any net ordinary income or capital gain net income retained by us that is subject to corporate income tax for the tax year ending in that calendar year will be considered to have been distributed by year end (or earlier if estimated taxes are paid). The Company, at its discretion, may choose not to distribute all of its taxable income for the calendar year and pay a non-deductible 4% excise tax on this income. If the Company chooses to do so, all other things being equal, this would increase expenses and reduce the amount available to be distributed to stockholders. To the extent that the Company determines that its estimated current year annual taxable income will be in excess of estimated current year dividend distributions from such taxable income, the Company accrues excise taxes on estimated excess taxable income as taxable income is earned.

Cash and Cash Equivalents

Cash consists of bank demand deposits. We deem certain U.S. Treasury Bills and other high-quality, short-term debt securities as cash equivalents. As of December 10, 2021, there were no cash or cash equivalents held by the Company.

2.	COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Company may be party to financial instruments with off-balance sheet risk, consisting primarily of unused commitments to extend financing to the Company's portfolio companies. As the Company had not yet commenced investment activities, there were no unused commitments to extend credit as of December 10, 2021.

From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. As of December 10, 2021, the Company is not aware of any pending or threatened litigation.

3.	NET ASSETS

As of December 10, 2021, there were no Common Shares issued or outstanding.

4.	FINANCIAL HIGHLIGHTS

Financial highlights were not deemed meaningful as there are no outstanding Common Shares.

5.	SUBSEQUENT EVENTS

From December 10, 2021 through December 22, 2021, the Company has entered into an investment advisory agreement with Stellus Private BDC Advisor, LLC and a related fee waiver letter agreement. Pursuant to these agreements, the Company has agreed to pay the Advisor an annual base management fee of 1.00% of gross assets, including assets purchased with borrowed funds or other forms of leverage and excluding cash and cash equivalents, and an incentive fee.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

STELLUS PRIVATE CREDIT BDC

Date: December 22, 2021	By:	/s/ Robert T. Ladd
	Name:	Robert T. Ladd
	Title:	Chief Executive Officer and President